Filed Pursuant to Rule 424(b)(5)
Registration No. 333-269990-01

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities, of which this preliminary prospectus supplement and the accompanying prospectus are a part, has become effective upon filing with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Preliminary Prospectus Supplement dated October 27, 2025

$883,625,000

Preliminary Prospectus Supplement

(To Prospectus dated February 24, 2023)

2025-1A PASS THROUGH TRUST

PASS THROUGH CERTIFICATES, SERIES 2025-1A

American Airlines, Inc. is creating a pass through trust that will issue American Airlines, Inc. Class A Pass Through Certificates, Series 2025-1. American Airlines, Inc. may offer Class B Pass Through Certificates, Series 2025-1 and/or other class of pass through trust certificates on or after the date of this prospectus supplement, pursuant to a separate prospectus supplement or a separate offering memorandum (each referred to as “offering materials”), in addition to any other additional classes of American Airlines, Inc. Pass Through Certificates, Series 2025-1 that may subsequently be offered, as provided herein. None of the Class B Pass Through Certificates nor any other additional classes of pass through trust certificates are being offered pursuant to this prospectus supplement. A separate trust will be established for each class of certificates that are issued.

Each certificate will represent an interest in the assets of the related pass through trust. The proceeds from the sale of the Class A Certificates will initially be held in escrow and will thereafter be used by the Class A pass through trust to acquire the related series of equipment notes to be issued by American on a full recourse basis. Payments on the equipment notes held in each pass through trust will be passed through to the holders of the related certificates of such trust. Distributions on the certificates will be subject to certain subordination provisions described herein. The certificates do not represent interests in, or obligations of, American or any of its affiliates.

Subject to the distribution provisions described herein, the Class A Certificates will rank generally senior to any Class B Certificates that may be issued; and any Class B Certificates that may be issued will rank generally junior to the Class A Certificates.

The equipment notes expected to be held by the Class A pass through trust will be issued to finance the following 25 aircraft: (a) two newly manufactured Airbus A321 XLR aircraft, currently scheduled for delivery to American during the period from October 2025 to December 2025, (b) twelve newly manufactured Boeing 737 MAX 8 aircraft, currently scheduled for delivery to American during the period from October 2025 to January 2026, (c) three newly manufactured Boeing 787-9 aircraft, currently scheduled for delivery to American during the period from October 2025 to December 2025, and (d) eight newly manufactured Embraer E175 aircraft, currently scheduled for delivery to American during the period from October 2025 to March 2026. The equipment notes issued for each aircraft will be secured by a security interest in all such aircraft. Interest on the issued and outstanding equipment notes will be payable semiannually on May 11 and November 11 of each year, commencing on May 11, 2026, and principal on such equipment notes is scheduled for payment on May 11 and November 11 of each year, commencing on May 11, 2026.

Initially, Natixis, a joint stock company with a board of directors organized and existing under the laws of France, acting through its New York Branch, will provide a Liquidity Facility for the Class A Certificates in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Class A Certificates. Any Class B Certificates, if issued, may have the benefit of a separate Liquidity Facility as described in the offering materials for such class of certificates.

The Class A Certificates will not be listed on any national securities exchange.

Investing in the Class A Certificates involves risks. See “Risk Factors” beginning on page S-25.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Aggregate Face Amount	Interest Rate		Final Expected Distribution Date	Price to Public(1)
Class A	$883,625,000		%	May 11, 2038		%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class A Certificates if any are purchased. The aggregate proceeds from the sale of the Class A Certificates will be $ . American will pay the underwriters a commission of $ . The underwriters expect delivery of the Class A Certificates will be made in book-entry form on or about    , 2025 through the facilities of the Depository Trust Company against payment in immediately available funds.

Joint Lead Bookrunners

J.P. Morgan Joint Structuring Agent	Deutsche Bank Securities Joint Structuring Agent	BNP Paribas

Joint Bookrunners

Barclays	BofA Securities	Citigroup	Credit Agricole Securities	Goldman Sachs & Co. LLC	Morgan Stanley	MUFG	SMBC Nikko

Loop Capital Markets	ICBC Standard Bank	Mizuho	Natixis

NatWest	US Bancorp	BOK Financial Securities, Inc.

Prospectus Supplement dated October    , 2025.

Prospectus Supplement

S-i

S-ii

S-iii

Prospectus

We have not, and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and the other underwriters referred to under the caption “Underwriting” (the “Underwriters”) have not, authorized anyone to provide you with information other than the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Class A Trust, the Depositary or the Liquidity Provider (each as defined herein), since the date of this prospectus supplement.

S-iv

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the American Airlines, Inc. Class A Pass Through Certificates, Series 2025-1 (collectively, the “Class A Certificates”, and each, a “Class A Certificate” and, individually or collectively with any other class of certificates issued from time to time, if any, the “Certificates”) that we are currently offering, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.

In this prospectus supplement, unless otherwise specified, references to “American,” the “Company,” “we,” “us” and “our” refer to American Airlines, Inc.; and references to “AAG” refer to our parent, American Airlines Group Inc.

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At varying places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

S-v

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about our plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors” and in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and other risks and uncertainties listed from time to time in our filings with the Securities and Exchange Commission (the “SEC”).

All of the forward-looking statements in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein are qualified in their entirety by reference to the factors discussed below under “Risk Factors” and elsewhere in this prospectus supplement and based upon information available to us on the date of this prospectus supplement or such document. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such statements other than as required by law. Forward-looking statements speak only as of the date of this prospectus supplement or as of the dates indicated in the statements.

CERTAIN VOLCKER RULE CONSIDERATIONS

The Class A Trust is not and, immediately after the issuance of the Class A Certificates pursuant to the related Trust Supplement (as defined herein), will not be a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act). In making the foregoing determination, the Class A Trust is relying upon the exemption from registration set forth in Rule 3a-7 under the Investment Company Act of 1940, as amended, although additional exemptions or exclusions may be available to such Trust.

INFORMATION RELATED TO CLASS B CERTIFICATES

Class B Certificates are not being offered pursuant to this prospectus supplement. All statements in this prospectus supplement relating to the Class B Certificates are for informational purposes only.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the section entitled “Risk Factors” and the “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, as well as the materials filed with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement.

The Company

American was founded in 1934 and is the principal wholly-owned subsidiary of AAG, a Delaware corporation formerly named “AMR Corporation.” American operates principally through its hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. and partner gateways, including in London, Madrid, Seattle/Tacoma, Sydney and Tokyo (among others). American is a founding member of the oneworld® alliance. American’s cargo division provides a wide range of freight and mail services, with facilities and interline connections available across the globe.

American’s principal executive office is located at 1 Skyview Drive, Fort Worth, Texas 76155. American’s telephone number is 682-278-9000.

Summary of Terms of Certificates

Class A Certificates
Aggregate Face Amount	$883,625,000
Interest Rate	%
Initial Loan to Aircraft Value Ratio (cumulative)(1)(2)	58.0%
Expected Maximum Loan to Aircraft Value Ratio (cumulative)(2)	58.0%
Expected Principal Distribution Window (in years from Issuance Date)(3)	1.0 - 12.5
Initial Average Life (in years from Issuance Date)	8.7
Regular Distribution Dates	May 11 and November 11
Final Expected Regular Distribution Date(3)	May 11, 2038
Final Legal Distribution Date(4)	November 11, 2039
Minimum Denomination(5)	$1,000
Section 1110 Protection	Yes
Liquidity Facility Coverage	3 semiannual interest payments

(1)

These percentages are calculated assuming that each of the Aircraft listed under “—Equipment Notes and the Aircraft” in this prospectus supplement summary has been subjected to an Indenture and that the Class A Trust has purchased the related Equipment Notes for each such Aircraft as of May 11, 2026 (the first Regular Distribution Date that occurs after all Aircraft eligible to be financed pursuant to this offering are scheduled currently to have been delivered) and that all principal scheduled to be paid on or prior to May 11, 2026 have been paid. In calculating these percentages, we have assumed the aggregate Assumed Aircraft Value of all such Aircraft is $1,545,726,978 as of such date. In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes.” Other

rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”
(2)

See “Description of the Equipment Notes—Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.

(3)	The Series A Equipment Notes will mature on the final expected Regular Distribution Date for the Class A Certificates.
(4)

The Final Legal Distribution Date for the Class A Certificates is the date that is 18 months after the final expected Regular Distribution Date for the Class A Certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments.

(5)

The Class A Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least $1,000) and integral multiples of $1,000 in excess thereof, except that one Class A Certificate may be issued in a different denomination.

Equipment Notes and the Aircraft

The Class A Trust is expected to hold Series A Equipment Notes issued for, and secured by:

(a) two newly manufactured Airbus A321 XLR aircraft, currently scheduled for delivery to American during the period from October 2025 to December 2025,

(b) twelve newly manufactured Boeing 737 MAX 8 aircraft, currently scheduled for delivery to American during the period from October 2025 to January 2026,

(c) three newly manufactured Boeing 787-9 aircraft, currently scheduled for delivery to American during the period from October 2025 to December 2025, and

(d) eight newly manufactured Embraer E175 aircraft, currently scheduled for delivery to American during the period from October 2025 to March 2026 (the “Embraer Aircraft”).

(each such aircraft, including any aircraft substituted therefor prior to the delivery thereof in accordance with the applicable aircraft purchase agreement, the “Aircraft”.)

Each Aircraft will be owned by American. Each Aircraft other than the Embraer Aircraft will be operated by American. Each Embraer Aircraft will be operated by Envoy Air Inc. (“Envoy”), a regional carrier and wholly-owned subsidiary of AAG that operates such Aircraft on behalf of American in regional operations, in each case pursuant to a lease that will comply with the terms and conditions of the applicable Indenture. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft. Set forth below is certain information about the Series A Equipment Notes expected to be held in the Class A Trust and each of the Aircraft expected to secure such Equipment Notes.

On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, American agrees to enter into a secured debt financing with respect to each Aircraft on or prior to the Delivery Period Termination Date. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.”

Each of the Aircraft is currently scheduled to be delivered by Airbus S.A.S., The Boeing Company and Embraer S.A. to American during the period from October 2025 to March 2026 under the applicable aircraft purchase agreement. Pursuant to the Note Purchase Agreement, American has certain rights to finance a Substitute Aircraft in lieu of any Aircraft if (a) the delivery of such Aircraft is delayed more than 30 days after the last day of its currently scheduled delivery month or (b) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of such Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type. See “Description of the Aircraft and the Appraisals—Substitute Aircraft.”

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Initial Principal Amount of Series A Equipment Notes	Appraised LMM Value(2)	Latest Equipment Note Final Maturity Date(3)
Airbus A321 XLR	N303NY	12409	October 2025	$42,364,000	$74,153,441	May 11, 2038
Airbus A321 XLR	N305NY	12490	December 2025	42,505,000	$74,400,000	May 11, 2038
Boeing 737 MAX 8	N313UR	68228	October 2025	31,987,000	$55,990,000	May 11, 2038
Boeing 737 MAX 8	N812UP	68205	October 2025	31,987,000	$55,990,000	May 11, 2038
Boeing 737 MAX 8	N302US	68229	November 2025	32,033,000	$56,070,000	May 11, 2038
Boeing 737 MAX 8	N314UT	68361	November 2025	32,033,000	$56,070,000	May 11, 2038
Boeing 737 MAX 8	N315UU	68362	November 2025	32,033,000	$56,070,000	May 11, 2038
Boeing 737 MAX 8	N316UV	68108	December 2025	32,107,000	$56,200,000	May 11, 2038
Boeing 737 MAX 8	N317UW	68456	December 2025	32,107,000	$56,200,000	May 11, 2038
Boeing 737 MAX 8	N318UX	68109	December 2025	32,107,000	$56,200,000	May 11, 2038
Boeing 737 MAX 8	N319UY	68110	December 2025	32,107,000	$56,200,000	May 11, 2038
Boeing 737 MAX 8	N313VA	68111	January 2026	32,187,000	$56,340,000	May 11, 2038
Boeing 737 MAX 8	N314VB	68112	January 2026	32,187,000	$56,340,000	May 11, 2038
Boeing 737 MAX 8	N315VC	69214	January 2026	32,187,000	$56,340,000	May 11, 2038
Boeing 787-9	N850AN	66019	October 2025	89,405,000	$156,494,466	May 11, 2038
Boeing 787-9	N851MK	66020	November 2025	89,503,000	$156,665,624	May 11, 2038
Boeing 787-9	N852ML	66021	December 2025	89,633,000	$156,893,448	May 11, 2038
Embraer E175	N336TS	17001010	October 2025	18,042,000	$31,580,000	May 11, 2038
Embraer E175	N337MR	17001013	November 2025	18,059,000	$31,610,000	May 11, 2038
Embraer E175	N320BK	17001014	December 2025	18,070,000	$31,630,000	May 11, 2038
Embraer E175	N346BB	17001016	December 2025	18,070,000	$31,630,000	May 11, 2038
Embraer E175	N338AS	17001017	December 2025	18,070,000	$31,630,000	May 11, 2038
Embraer E175	N339HG	17001019	December 2025	18,070,000	$31,630,000	May 11, 2038
Embraer E175	N340TC	NA	February 2026	18,380,000	$31,690,000	May 11, 2038
Embraer E175	N341MB	NA	March 2026	18,392,000	$31,710,000	May 11, 2038

Total:				$883,625,000	$1,545,726,978

(1)

The indicated registration number, manufacturer’s serial number and scheduled delivery month for each Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and Airbus S.A.S., American and Boeing, or American and Embraer, as applicable, and, in each case, financed under this offering. The actual delivery date of any Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” In addition, American has certain rights to finance a Substitute Aircraft in lieu of any Aircraft if (x) the delivery of such Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month or (y) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of any Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” The manufacturer’s serial number listed as “NA” signifies that the manufacturer’s serial number for such Aircraft is not yet available as of the date hereof and is to be determined at a later date.
(2)

The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of each such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and mba Aviation (“mba,” and together with AISI and BK, the “Appraisers”)). The AISI appraisal is dated October 8, 2025, the BK appraisal is dated October 7, 2025 and the mba appraisal is dated October 10, 2025. The appraised values provided by AISI and BK are presented as of October 15, 2025, and the appraised values provided by mba are presented as of October 1, 2025. Such appraisals indicate the appraised base value projected as of the currently scheduled delivery month and year for such Aircraft at the time of the related appraisal. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

(3)	The Latest Equipment Note Final Maturity Dates correspond to the Series A Equipment Notes.

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for the Class A Certificates as of (i) May 11, 2026 (which is the first Regular Distribution Date that occurs after all Aircraft eligible to be financed pursuant to this offering are currently scheduled to have been delivered) and (ii) each Regular Distribution Date thereafter, assuming that each of the Aircraft has been subjected to an Indenture and that the Class A Trust has purchased the Series A Equipment Notes for each such Aircraft as of May 11, 2026 and that all principal scheduled to be paid on the Series A Equipment Notes on or prior to May 11, 2026 have been paid. The LTVs for any period prior to May 11, 2026 are not included, because during such period all of the Equipment Notes expected to be acquired by the Class A Trust with respect to each Aircraft eligible to be financed pursuant to this offering may not yet be issued and therefore are not included in the calculation. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(1)	Pool Balance(2)	LTV(3)
		Class A Certificates	Class A Certificates
May 11, 2026	1,523,492,074	$883,625,000.00	58.0%
November 11, 2026	1,500,306,169	$859,293,297.06	57.3%
May 11, 2027	1,477,120,264	$834,961,594.12	56.5%
November 11, 2027	1,453,934,360	$810,629,891.18	55.8%
May 11, 2028	1,430,748,455	$786,298,188.24	55.0%
November 11, 2028	1,407,562,550	$761,966,485.30	54.1%
May 11, 2029	1,384,376,646	$737,634,782.36	53.3%
November 11, 2029	1,361,190,741	$713,303,079.42	52.4%
May 11, 2030	1,338,004,836	$688,971,376.48	51.5%
November 11, 2030	1,314,818,932	$664,639,673.54	50.5%
May 11, 2031	1,291,633,027	$640,307,970.60	49.6%
November 11, 2031	1,268,447,122	$615,976,267.66	48.6%
May 11, 2032.	1,245,261,218	$591,644,564.72	47.5%
November 11, 2032	1,222,075,313	$567,312,861.78	46.4%
May 11, 2033	1,198,889,408	$542,981,158.84	45.3%
November 11, 2033	1,175,703,504	$518,649,455.90	44.1%
May 11, 2034	1,152,517,599	$494,317,752.96	42.9%
November 11, 2034	1,129,331,694	$469,986,050.02	41.6%
May 11, 2035	1,106,145,790	$445,654,347.08	40.3%
November 11, 2035	1,082,959,885	$421,322,644.14	38.9%
May 11, 2036	1,059,773,980	$396,990,941.20	37.5%
November 11, 2036	1,036,588,076	$372,659,238.26	36.0%
May 11, 2037	1,013,402,171	$348,327,535.32	34.4%
November 11, 2037	990,216,266	$323,995,832.38	32.7%
May 11, 2038	—	—	0.0%

(1)

In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

(2)

The “pool balance” for the Class A Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of the Class A Certificates that has not been distributed to the Class A Certificateholders.

(3)

We obtained the LTVs for the Class A Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of the Class A Certificates after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date will change if, among other things, (a) any Equipment Notes are redeemed or purchased, (b) a default in payment on any Equipment Notes occurs, (c) any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by the Class A Trust, d) any Aircraft is subjected to an Indenture other than in the delivery month currently scheduled therefor as described under “Description of the Aircraft and the Appraisals” or (e) a Substitute Aircraft is financed in lieu of any Aircraft to be financed pursuant to this offering.

Cash Flow Structure

This diagram illustrates the structure for the offering of the Certificates and certain cash flows.(1)

(1)

Class B Certificates are not reflected in the diagram above. Class B Certificates are not being offered under this prospectus supplement, but Class B Certificates may be offered at any time on or after the date of this prospectus supplement. Any Class B Certificates, if issued, may have the benefit of a liquidity facility as described in the offering materials for such class of certificates.

(2)

American will issue Series A Equipment Notes and may issue Series B Equipment Notes in respect of any or all Aircraft. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture.

(3)

The Liquidity Facility for the Class A Certificates is expected to cover up to three semiannual interest distributions on the Class A Certificates, except that the Liquidity Facility will not cover interest on the Deposits. Initially, Natixis, a joint stock company with a board of directors organized and existing under the laws of France, acting through its New York Branch, will act as the Liquidity Provider for the Class A Certificates.

(4)

The proceeds of the offering of the Class A Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. The Depositary will hold such funds as interest-bearing Deposits. The Class A Trust will withdraw funds from the Deposits relating to such Trust to purchase from American the Series A Equipment Notes with respect to each Aircraft from time to time as such Aircraft is subjected to the related Indenture. The Scheduled Payments of interest on the Equipment Notes held by, and on the Deposits relating to, the Class A Trust, taken together, will be sufficient to pay accrued interest on the outstanding Class A Certificates. Under certain circumstances, funds in Deposits will be withdrawn prior to the Delivery Period Termination Date and distributed to the holders of Class A Certificates, together with accrued and unpaid interest thereon, but without any premium.

See “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” If any funds remain as Deposits with respect to the Class A Trust as of the Delivery Period Termination Date, such remaining funds will be distributed, with accrued and unpaid interest on such remaining funds, but without any premium, to the holders of the Class A Certificates. See “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” No interest will accrue with respect to the Deposits after they have been fully withdrawn. The Liquidity Facility will not cover interest on the Deposits.

The Offering

Trusts and Certificates

The Class A Trust will be formed pursuant to a trust supplement entered into between American and Wilmington Trust Company to a basic pass through trust agreement between American and Wilmington Trust Company, as Trustee under the Class A Trust.

If American elects to offer Class B Certificates on or after the date of this prospectus supplement, a Class B pass through trust will be formed in order to issue such Class B Certificates. Class B Certificates are not being offered under this prospectus supplement.

Each class of certificates will represent fractional undivided interests in the related Trust.

Certificates Offered	Class A Certificates.

Use of Proceeds	The proceeds from the sale of the Class A Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under a related Indenture. The Class A Trust will withdraw funds from the escrow relating to the Class A Trust to acquire from American the Series A Equipment Notes with respect to each Aircraft as such Aircraft is subjected to the related Indenture.

The Series A Equipment Notes will be full recourse obligations of American. American will use the proceeds from the issuance of the Series A Equipment Notes issued with respect to each Aircraft to finance, in part, the acquisition of such Aircraft. Any remaining proceeds will be used for general corporate purposes and to pay fees and expenses relating to this offering.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust Company.

Escrow Agent	Wilmington Trust, National Association.

Depositary	Sumitomo Mitsui Banking Corporation, acting through its New York Branch.

Liquidity Provider for the Class A Certificates	Initially, Natixis, a joint stock company with a board of directors organized and existing under the laws of France, acting through its New York Branch.

Trust Property	The property of each Trust will include:

•

subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•

the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	May 11 and November 11 of each year, commencing on May 11, 2026.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

•	scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•

payments (other than Scheduled Payments) in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

See “—Escrowed Funds” and “—Withdrawal and Return of Escrowed Funds” below for a description of various distributions relating to the Deposits under certain circumstances.

Intercreditor Agreement	The Trustees, the Liquidity Providers and the Subordination Agent will enter into the Intercreditor Agreement. The Intercreditor Agreement prescribes how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

•	first, to the holders of the Class A Certificates to make distributions in respect of interest on the Class A Certificates;

•	second, if Class B Certificates have been issued and remain outstanding, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

•	third, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

•

fourth, if Class B Certificates have been issued and remain outstanding, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “second” above; and

•	fifth, if Class B Certificates have been issued and remain outstanding, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Class A Certificates and, if any Class B Certificates are outstanding, Class B Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions.” In addition, if any class of Additional Certificates are issued, the priority of distribution may be revised. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificate.”

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

•	if Final Distributions have not been paid in full to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but, if Class B Certificates have been issued and remain outstanding, not to the holders of the Class B Certificates, the Class B Trustee;

•

if Final Distributions have been paid in full to the holders of the Class A Certificates and the Class B Certificates (if any Class B Certificates have been issued and remain outstanding), but, if any class or classes of Additional Certificates have been issued and remain outstanding, not to the holders of the most senior in priority of payment among all classes of Additional Certificates then outstanding, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes	In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of American, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or American’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates	If an American Bankruptcy Event has occurred and is continuing and certain other specified events have occurred:

•

if Class B Certificates are outstanding, the Class B Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class A Certificates then outstanding; and

•

if one or more classes of Additional Certificates are outstanding, the holders (other than American or any of its affiliates) of any such class of Additional Certificates will have the right to purchase all, but not less than all, of the Class A Certificates and, if any Class B Certificates have been issued and remain outstanding, the Class B Certificates and, if applicable, any other class of Additional Certificates ranking senior in priority of payment to such class of Additional Certificates.

The purchase price, in each case described above, of any class of Certificates will be the outstanding Pool Balance of such class of Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders of such class.

Liquidity Facilities	Under the Liquidity Facility for the Class A Trust, the Liquidity Provider is required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the Class A Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on the Class A Certificates) at the applicable interest rate for the Class A Certificates. Drawings under the Liquidity Facility for the Class A Trust cannot be used to pay any amount in respect of the Class A Certificates other than such interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary. See “Description of the Liquidity Facility for the Class A Trust” for a description of the terms of the Liquidity Facility, including the threshold rating requirements applicable to the Liquidity Provider.

Notwithstanding the subordination provisions under the Intercreditor Agreement, the holders of the Certificates issued by the Class A Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest distributions on the related class of certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing at the interest rate provided in such Liquidity Facility. Such reimbursement obligation and all interest, fees and other amounts owing to the applicable Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility (provided claims for fees, interest, expenses, reimbursement of advances and other obligations arising from the credit support for any class of Additional Certificates shall be subordinated to the Administration Expenses and the Liquidity Obligations relating to each of the Class A Certificates, the Class B Certificates, if any, and any more senior, in priority of payment of “Expected Distributions” under the Intercreditor Agreement, Class of Additional Certificates) and will rank senior to all of the Certificates in right of payment.

If Class B Certificates are issued, such Class B Certificates may have the benefit of a separate liquidity facility and, if so, the terms of such liquidity facility will be described in the offering materials for such Class B Certificates.

Escrowed Funds

Funds held in escrow for the Class A Certificateholders will be held by the Depositary as Deposits relating to the Class A Trust. Subject to certain conditions, the Class A Trustee may withdraw such escrowed funds from time to time to purchase the Series A Equipment Notes in respect of an Aircraft prior to the Delivery Period Termination Date. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to the Class A Trust at a rate per annum equal to the interest rate applicable to the Class A Certificates. The Deposits relating to the Class A Trust and interest paid thereon will not be subject to the subordination provisions under the Intercreditor Agreement. The Deposits cannot be used to pay any other amount in respect of the Certificates. See “Description of the Deposit Agreement” for a description of the terms of the deposit arrangements, including the threshold rating requirements applicable to the Depositary.

Withdrawal and Return of Escrowed Funds	Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in the delivery of any Aircraft or for other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes” and “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to the Class A Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Class A Certificateholders on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Delivery Period Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter.

In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the Class A Certificateholders with accrued but unpaid interest thereon, but without any premium. See “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow with respect to the Class A Trust will be similarly withdrawn and distributed to the Class A Certificateholders with accrued but unpaid interest thereon, but without any premium. See “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.”

Obligation to Purchase Equipment Notes

The Class A Trustee will be obligated to purchase the Series A Equipment Notes issued with respect to each Aircraft prior to the Delivery Period Termination Date pursuant to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and such forms of financing agreements, American agrees to enter into a secured debt financing with respect to each Aircraft on or prior to Delivery Period Termination Date (or later under certain circumstances), in each case, with the relevant parties pursuant to financing agreements that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

American may use financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement so long as American obtains written confirmation from each Rating Agency to the effect that the use of such modified financing agreements will not result in a withdrawal, suspension or downgrading of the rating of each class of certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must in any event comply with the Required Terms set forth in the Note Purchase Agreement. In addition, American, subject to certain exceptions, is obligated to certify to the Class A Trustee that any substantive modifications do not materially and adversely affect the Class A Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Class A Trustee will not be obligated to purchase the Series A Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event occurs or certain specified conditions are not met. In addition, if certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Class A Trustee will not be obligated to purchase the Series A Equipment Notes to be issued with respect to such Aircraft. The Class A Trustee will have no right or obligation to purchase the Series A Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

Possible Issuance of Class B Certificates	On or after the Issuance Date, Class B Certificates, which would evidence fractional undivided ownership interests in equipment notes secured by Aircraft, may be issued. If any Class B Certificates are issued and outstanding, under certain circumstances, the holders of the Class B Certificates will have certain rights to purchase all, but not less than all, of the Class A Certificates. See “Description of the Certificates—Certificate Buyout Right of Certificateholders.”

If Class B Certificates are issued after the Issuance Date, such issuance of Class B Certificates will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of certificates then rated by such Rating Agency and that remains outstanding. The issuance of Class B Certificates in compliance with such conditions will not require the consent of any Trustee or any holders of any class of certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Possible Issuance of Additional Certificates	Under certain circumstances, additional pass through certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in a related new series of subordinated equipment notes with respect to any or all of the Aircraft, may be issued at any time and from time to time in the future. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of certificates then rated by such Rating Agency and that remains outstanding. The issuance of any additional pass through certificates in compliance with such conditions will not require the consent of any Trustee or any holders of any class of certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

If any class of Additional Certificates is outstanding, under certain circumstances, the holders such class of Additional Certificates will have certain rights to purchase all, but not less than all, of the Class A Certificates and, if any Class B Certificates have been issued and remain outstanding, the Class B Certificates and, if applicable, any class of Additional Certificates ranking senior in priority of distribution, in the manner provided in the Intercreditor Agreement, to such class of Additional Certificates. See “Description of the Certificates—Certificate Buyout Right of Certificateholders.”

In addition, if any class of Additional Certificates is outstanding, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on the Additional Certificates may rank ahead of certain obligations with respect to the Class A Certificates and, if any Class B Certificates have been issued and remain outstanding, the Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Possible Refinancing or Reissuance of Certificates	If Series B Equipment Notes (or any series of Additional Equipment Notes) are issued, American may at any time and from time to time:

•

redeem all (but not less than all) of the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes; or

•

following the payment in full at maturity or otherwise of all (but not less than all) of the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the repaid Equipment Notes.

In either such case, American will fund the sale of any such series of new equipment notes through the sale of pass through certificates issued by a related pass through trust.

Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of certificates then rated by such Rating Agency and that remains outstanding. The issuance of any such series of new equipment notes in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” If American elects to refinance any series of Equipment Notes prior to the payment in full at maturity, it will be required to pay any applicable Make-Whole Amount in connection with the redemption of such series of Equipment Notes. See “Description of the Equipment Notes—Redemption.”

Equipment Notes

(a) Issuer	Under each Indenture, American will issue Series A Equipment Notes and (if any Class B Certificates are issued) Series B Equipment Notes with respect to each Aircraft, which will be acquired, respectively, by the Class A Trust and (if any Class B Certificates are issued) the Class B Trust.

(b) Interest	The issued and outstanding Series A Equipment Notes held in the Class A Trust will accrue interest at the rate per annum applicable to the Class A Certificates set forth on the cover page of this prospectus supplement. Interest on the issued and outstanding Equipment Notes will be payable in arrears on May 11 and November 11 of each year, commencing on November 11, 2026 and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the issued and outstanding Series A Equipment Notes are scheduled to be paid in specified amounts on May 11 and November 11 in each year, (i) commencing on November 11, 2026 and (ii) ending on May 11, 2038. If Series B Equipment Notes are issued, principal payments on the issued and outstanding Series B Equipment Notes shall be scheduled to be paid in specified amounts as specified in the offering materials for such Class B Certificates.

(d) Rankings	The following subordination provisions will be applicable to the Equipment Notes issued under each Indenture:

•

if American issues any Series B Equipment Notes under an Indenture, the indebtedness evidenced by the Series B Equipment Notes issued under such Indenture, will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture;

•

if American issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with the issuance of such most senior series of Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes and, if any Series B Equipment Notes are issued, the Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with the issuance of such series of Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes, any Series B Equipment Notes and each series of Additional Equipment Notes that ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates”); and

•

the indebtedness evidenced by the Series A Equipment Notes, if American issues any Series B Equipment Notes, such Series B Equipment Notes under an Indenture, and, if American issues any Additional Equipment Notes, such Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. See “Description of the Intercreditor Agreement—Priority of Distributions.”

(e) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, American will either:

•	substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

•	redeem all of the outstanding Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. American may elect to redeem at any time prior to maturity all of the outstanding Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem all of the outstanding Series B Equipment Notes (if any are issued and then outstanding) or any series of outstanding Additional Equipment Notes issued with respect to all Aircraft, in each case, either in connection with a refinancing of such series or without any such refinancing. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates—Refinancing or Reissuance of Certificates.” The redemption price in each such case will be the unpaid principal amount of the Equipment Notes being redeemed, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes—Redemption.”

(f) Security and Cross- collateralization	The outstanding Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes— Subordination.” This means, among other things, that any excess proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the United States Bankruptcy Code (the “Bankruptcy Code”)) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”). See “Description of the Equipment Notes—Indenture Events of Default, Notice and Waiver.”

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the related Aircraft, the lien on such Aircraft under such Indenture will be released. At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(g) Airframe Substitution	American may, at any time and from time to time, elect to release any Airframe from the security interest of the related Indenture and substitute for it (1) an airframe of the same model or a comparable or improved model of the same manufacturer of the Aircraft, or (2) one or more airframes with a different model (other than as referred to in clause (1) of this sentence) and/or manufacturer than such Airframe, so long as:

•	no Indenture Event of Default has occurred and is continuing at the time of substitution;

•

the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the date of the issuance of the Series A Equipment Notes under such related Indenture (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such airframe);

•

the substitute airframe has an “appraised current market value”, adjusted for its maintenance status, (or, in the case of multiple substitute airframes, the sum of such current market values of such substitute airframes shall be) at least equal to the sum of the current market values of each released Airframe;

•

in the case of any substitute airframe referred to in clause (2) above in this sentence, American shall have obtained written confirmation from each Rating Agency that substituting such substitute airframe for such released Airframe(s) will not result in a withdrawal, suspension or downgrading of the ratings of any class of Certificates.

•	if any airframe will be substituted other than a one for one basis with an Airframe, prior to the effectiveness of such substitution the applicable Indenture will be amended to allocate among such substitute airframes the principal amount of the Series A Equipment Notes issued under each applicable Indenture and remaining amortization schedules in a manner consistent with, and as would preserve the aggregate amortization profile of, the original Series A Equipment Notes.

•

American may elect to release any Engine from the security interest of the related Indenture and substitute for it a replacement engine on substantially the same terms as if an Event of Loss had occurred with respect to such Engine alone. (Indentures, Section 4.04(e)). See “-Certain Provisions of the Indentures—Events of Loss.”

If American elects to substitute an Airframe, American is required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such substitution), and (ii) as to the due registration of the aircraft of which such substitute airframe is a part, the due recordation by the FAA of a supplement to the Indenture relating to such substitute airframe and the registration of the lien of the Indenture of such substitute airframe with the international registry under the Cape Town Treaty, if applicable (Indentures, Section 4.04(f)).

See “Description of the Equipment Notes—Security—Substitution of Airframe and Engine.”

(h) Substitute Aircraft	If (x) the delivery date for any Aircraft is delayed more than 30 days beyond the last day of its currently scheduled delivery month or (y) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of any Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type, American may substitute therefor an aircraft meeting the following conditions (each, a “Substitute Aircraft”).

In the case of a Substitute Aircraft that is of the same model as the Aircraft being replaced, American will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the expected ratings of any class of Certificates.

In the case of Substitute Aircraft that consist of one or more Aircraft of a different model and/or manufacturer from the Aircraft being replaced, the following conditions must be satisfied:

•	Each Substitute Aircraft shall have a date of manufacture no earlier than one year prior to the date of manufacture of the aircraft being replaced (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the applicable airframe manufacturer);

•

American will be obligated to obtain written confirmation from each Rating Agency that that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the expected ratings of any class of Certificates; and

•

the Substitute Aircraft shall have an appraised current market value, adjusted for its maintenance status, (or, in the case of multiple Substitute Aircraft, the sum of their current market values shall be), at least equal to the sum of the current market values of the aircraft being replaced.

If any Substitute Aircraft will be substituted on other than a one for one basis with an aircraft, prior to the effectiveness of such substitution the Note Purchase Agreement and affected Indenture (or forms thereof) will be modified to allocate among such Substitute Aircraft the amortization schedules with respect to the aircraft being replaced in a manner consistent with, and as would preserve the aggregate amortization profile of, the original amortization schedules.

See “Description of the Equipment Notes—Security—Substitute Aircraft.”

(i) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft also will be in default, and remedies will be exercisable with respect to all Aircraft.

(j) Section 1110 Protection	Counsel to American will provide an opinion to the Class A Trustee stating that the benefits of Section 1110 will be available for each of the Aircraft. See “Description of the Equipment Notes—Remedies.”

Material U.S. Federal Income Tax Consequences	The Class A Trust will not be treated as a corporation or other entity taxable as a corporation for United States federal income tax purposes. Each person subject to U.S. federal income taxation acquiring an interest in Class A Certificates generally should report on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Equipment Notes and other property held by the Class A Trust. See “Material U.S. Federal Income Tax Consequences.”

Certain ERISA Considerations	Each person who acquires a Class A Certificate or an interest therein will be deemed to have:

•	represented that either (a) no assets of a Plan or of any trust established with respect to a Plan have been used to purchase or hold such Class A Certificate or an interest therein or (b) the purchase and holding of such Class A Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Internal Revenue Code of 1986, as amended (the “Code”) or provisions of Similar Law (as defined below) pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law;

•	directed the Class A Trustee to invest in the assets held in the Class A Trust pursuant to the terms and conditions described herein; and

•

if it is an ERISA Plan (as defined below), it represents and warrants that none of American or any of its agents or affiliates has acted as the ERISA Plan’s fiduciary (within the meaning of ERISA or the Code), or has undertaken to provide impartial investment advice or given advice in a fiduciary capacity, with respect to the decision to acquire the Class A Certificates or any interest therein (unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited) and none of American or any of its agents or affiliates has at any time been relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire the Class A Certificates or any interest therein.

See “Certain ERISA Considerations.”

Governing Law	The Class A Certificates and the Series A Equipment Notes are governed by the laws of the State of New York.

Threshold Ratings for the Depositary for the Class A
Trust

Standard & Poor’s	Fitch
A- (Long-Term Rating)	BBB (Long-Term Rating) or F2 (Short-Term Rating)

Depositary Rating	The Depositary for the Class A Trust meets the Depositary Threshold Rating requirement.

Threshold Ratings for the Liquidity Provider for the
Class A Trust

Standard & Poor’s	Fitch
BBB	BBB

Liquidity Provider Rating	The Liquidity Provider for the Class A Trust meets the Liquidity Threshold Rating requirement.

Summary Historical Consolidated Financial Data

The following tables present summary historical consolidated financial data of American. We derived the summary historical financial data as of December 31, 2024 and for the years ended December 31, 2024, 2023, and 2022 from American’s audited consolidated financial statements appearing in American’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement. We derived the summary historical consolidated financial data as of September 30, 2025 and for the nine month periods ended September 30, 2025 and 2024 from American’s unaudited condensed consolidated financial statements appearing in American’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, which is incorporated by reference into this prospectus supplement.

The historical financial information is not necessarily indicative of American’s future performance. The summary historical consolidated financial data should be read in conjunction with: (i) Part I, Item 1A—Risk Factors, Part II, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the financial statements and notes to those financial statements, which appear in American’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement, and (ii) Part I, Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations, Part II, Item 1A—Risk Factors, and the financial statements and notes to those financial statements, which appear in American’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	Nine Months Ended September 30,		Year Ended December 31,
	2025	2024	2024	2023	2022
	(in millions)
Consolidated Statements of Operations data:
Total operating revenues	$40,628	$40,546	$54,204	$52,784	$48,965
Total operating expenses	39,586	39,050	51,550	49,715	47,312
Operating income	1,042	1,496	2,654	3,069	1,653
Net income	344	536	1,262	1,188	338

	September 30, 2025	December 31, 2024
	(in millions)
Consolidated Balance Sheet data (at end of period):
Total assets	$70,535	$68,755
Debt and finance leases	24,970	25,736
Pension and postretirement benefits(1)	1,878	2,262
Operating lease liabilities	7,290	7,008
Stockholder’s equity	8,676	8,234

(1)

Substantially all defined benefit pension plans were frozen effective November 1, 2012. See Note 8 to American’s Consolidated Financial Statements in Part II, Item 8B of its Annual Report on Form 10-K for the year ended December 31, 2024 for further information on pension and postretirement benefits.

RISK FACTORS

You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference into this prospectus supplement, including the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, as updated by other reports filed by us with the Commission (which are incorporated by reference herein) before purchasing the Certificates. If any of these risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. As a result, the market value of the Certificates could decline and you could lose part or all of your investment.

Unless the context otherwise requires, references in this “Risk Factors” section and “The Company” section to “the Company”, “we”, “us” and “our” mean American Airlines, Inc. and references to “AAG” refer to our parent, American Airlines Group Inc.

Risks Relating to the Class A Certificates and the Offering

Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. The AISI appraisal is dated October 8, 2025, the BK appraisal is dated October 7, 2025 and the mba appraisal is dated October 10, 2025. The appraised values provided by AISI and BK are presented as of October 15, 2025, and the appraised values provided by mba are presented as of October 1, 2025. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account “base value,” which is the theoretical value for an aircraft assuming a balanced market, while current market value is the value for an aircraft in the actual market. In the case of each Aircraft not yet delivered to American as of the respective dates of the appraisals, the appraisals indicate the appraised base value of such Aircraft as a new aircraft, projected as of the scheduled delivery month and year for such Aircraft at the time of the related appraisal. Appraisals that are more current or that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Aircraft. See “Description of the Aircraft and the Appraisals—The Appraisals.”

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. Additionally, the appraisals of the Aircraft that had not been delivered to American prior to the date of such appraisals are estimates of values as of the future delivery dates. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Series A Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Class A Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Maintenance and Operation.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. In addition, under certain circumstances, American is permitted to replace Aircraft that have been damaged or destroyed and may use the insurance proceeds received in respect of such Aircraft to do so. Inflation, changes in applicable regulations, environmental considerations and other factors may make the insurance proceeds insufficient to repair or replace Aircraft if they are damaged or destroyed. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance.”

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. We expect to lease each Embraer Aircraft to Envoy, which operates such Embraer E175 aircraft on behalf of American in regional operations, and we are permitted to enter into other leasing arrangements with respect to the Aircraft. In addition, although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions, to lease the Aircraft and to enter into interchange, borrowing or pooling arrangements with respect to the Aircraft, in each case with unrelated third parties and subject to the restrictions in the Indentures and the Participation Agreements. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Registration, Leasing and Possession.”

In addition, some foreign jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

In connection with the repossession of an Aircraft from American, payment of mechanics’ liens, hangarkeepers’ liens, airport charges, and navigation fees and other amounts secured by statutory or other liens on the repossessed Aircraft may be required. Moreover, American or the Loan Trustee may be subject to delays and additional expense in taking possession of an Aircraft from any third party maintenance provider, including if it must arrange alternative means to have the maintenance work completed or if such third party maintenance provider is the subject of a bankruptcy, reorganization, insolvency or similar event. Such circumstances could result in a reduced value of the Aircraft and a lesser amount of proceeds to repay the holders of the Equipment Notes.

Upon repossession of an Aircraft, such Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Class A Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement—Priority of Distributions.”

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations, and to certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates, or distributions in respect of such other payments to be made under the Intercreditor Agreement from payments received with respect to principal on Equipment Notes issued under one or more related Indentures. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement—Priority of Distributions.”

In addition, the subordination provisions applicable to the Certificates permit, if Class B Certificates are issued, certain distributions to be made on Class B Certificates prior to making distributions in full on the Class A Certificates and, if Additional Certificates are issued, on Additional Certificates prior to making distributions in full on the Class A Certificates and Class B Certificates, as applicable. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Certain Certificateholders (including the Class A Certificateholders) may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default.”

The Controlling Party will be:

•	if Final Distributions have not been paid in full to the holders of the Class A Certificates, the Class A Trustee;

•

if Final Distributions have been paid in full to the holders of the Class A Certificates, and any Class B Certificates have been issued and remain outstanding but Final Distributions have not been paid in full to the holders of the Class B Certificates, the Class B Trustee;

•

if Final Distributions have been paid in full to the holders of the Class A Certificates and the Class B Certificates (if any Class B Notes have been issued), but, if any class or classes of Additional Certificates have been issued and remain outstanding, not to the holders of the most senior in priority of payment among all classes of Additional Certificates then outstanding, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders, and the exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

During the continuation of any Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in circumstances described in the second bullet point below), any Loan Trustee, any Liquidity Provider or any Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination” and the Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. In such circumstances, if the Equipment Notes issued under one or more Indentures are in default and the only default under the remaining Indentures is the cross-default, no remedies may be exercisable under such remaining Indentures. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

Any credit ratings assigned to the Class A Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

Any credit rating assigned to the Class A Certificates is not a recommendation to purchase, hold or sell the Class A Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of American, the Depositary or a Liquidity Provider) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Class A Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Class A Certificates.

Any credit ratings assigned to the Class A Certificates would be expected to be based primarily on the default risk of the Series A Equipment Notes and the Depositary, the availability of the Liquidity Facility for the benefit of the holders of the Class A Certificates, the collateral value provided by the Aircraft relating to the Series A Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Class A Certificates and the ultimate payment of principal distributable under the Class A Certificates by the applicable Final Legal Distribution Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Class A Certificates prior to the applicable final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit ratings assigned to the Class A Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

The Certificates, the Equipment Notes and the underlying agreements do not and will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting us or our affiliates. We regularly assess and explore opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

The Equipment Notes will not be obligations of AAG.

The Equipment Notes are and will be the obligations of American and are not and will not be guaranteed by AAG. You should not expect AAG or any of its subsidiaries (other than American) to participate in making payments in respect of the Equipment Notes.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates, the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness, pay dividends, repurchase AAG common stock or take other actions that may affect our financial condition or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Escrowed funds will be withdrawn and returned to holders of Class A Certificates, without any premium, if they are not used to purchase Equipment Notes.

Under certain circumstances, less than all of the funds held in escrow as Deposits may be used to purchase Equipment Notes to the Class A Trust to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in the delivery of any Aircraft or for other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes” and “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to the Class A Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Class A Certificateholders on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. Also, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Delivery Period Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow with respect to the Class A Trust will also be withdrawn and distributed to the Class A Certificateholders with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft will be similarly withdrawn and distributed to the Class A Certificateholders. See “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” If any of these circumstances were to occur, you will not receive the full amount expected in connection with your investment in the Class A Certificates.

The holders of the Class A Certificates are exposed to the credit risk of the Depositary.

The holders of the Class A Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. American is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis. Amounts deposited with the Depositary under the Escrow Agreement and the Deposit Agreement are not property of American and are not entitled to the benefits of Section 1110.

Because there is no current market for the Class A Certificates, you may have a limited ability to resell Class A Certificates.

The Class A Certificates are a new issue of securities. Prior to this offering of the Class A Certificates, there has been no trading market for the Class A Certificates. Neither American nor any Trust intends to apply for listing of the Class A Certificates on any securities exchange. The Underwriters may assist in resales of the Class A Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Class A Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A Certificates. If an active trading market does not develop, the market price and liquidity of the Class A Certificates may be adversely affected. Neither the Class A Certificates nor the related Escrow Receipts may be separately assigned or transferred.

The liquidity of, and trading market for, the Class A Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of American’s financial performance and prospects. See also “—The market for Class A Certificates could be negatively affected by legislative and regulatory changes.”

The market for Class A Certificates could be negatively affected by legislative and regulatory changes.

The Class A Certificates are sold to investors under an exemption to the Investment Company Act of 1940, as amended (the “Investment Company Act”), that permits the Class A Trust to issue the Class A Certificates to investors without registering as an investment company; provided that the Class A Certificates have an investment grade credit rating at the time of original sale. Recent events in the debt markets, including defaults on asset-backed securities that had an investment grade credit rating at the time of issuance, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the issuance of certain asset-backed securities based upon the credit ratings of such securities. In particular, the SEC is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) to adopt rule changes generally to remove any reference to credit ratings in its regulations. The SEC has previously requested comments on alternatives to the investment grade credit rating exemption under the Investment Company Act relied upon by the Class A Trust to sell the Class A Certificates to investors generally, and on other conditions to using the rule. Adoption by the SEC of any such alternatives or additional conditions is likely to eliminate or significantly modify this exemption. Unless a different exemption becomes available, there is no other exemption currently that would allow the Class A Trust to sell the Class A Certificates to investors generally. If the SEC adopts rule changes that eliminate the investment grade credit rating exemption, or if other legislative or regulatory changes are enacted that affect the ability of the Class A Trust to issue the Class A Certificates to investors generally or affect the ability of such investors to continue to hold or purchase the Class A Certificates, or to re-sell their Class A Certificates to other investors generally, the secondary market (if any) for the Class A Certificates could be negatively affected and, as a result, the market price of the Class A Certificates could decrease.

Credit risk retention regulation in Europe and the United Kingdom may adversely impact an investment in or the liquidity of the Class A Certificates.

In Europe there is increased political and regulatory scrutiny of the asset-backed securities industry. This has resulted in a number of measures for increased regulation which are currently at various stages of implementation and which may have an adverse impact on the regulatory capital charge to certain investors in securitization exposures or the incentives for certain investors to hold asset-backed securities, and may thereby affect the price and liquidity of such securities.

Neither American nor any of its affiliates nor any Underwriter: (i) makes any representation as to compliance of the transactions contemplated herein with (x) Regulation (EU) 2017/2402 (the “EU Securitization Regulation”), which has applied since January 1, 2019, or any guidelines or other materials published by the European Supervisory Authorities (jointly or individually) in relation thereto, applicable regulatory and/or implementing technical standards or delegated regulation made under the EU Securitization Regulation (including any applicable transitional provisions) and any applicable laws, regulations, rules, guidance or other applicable national implementing measures in any EU member state or other jurisdiction what has implemented the EU Securitization Regulation, in each case as amended from time to time (including, but not limited to, pursuant to Regulation (EU) 2021/557 of the European Parliament and of the Council of 31 March 2021) (the “EU Securitization Laws”), or (y) UK framework for the regulation of securitization comprising: the Securitization Sourcebook of the handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (the “FCA”); (ii) the UK’s Securitization Regulations 2024 (SI 2024/102); (iii) the Securitization Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England (the “PRA”); (iv) the relevant provisions of the Financial Services and Markets Act 2000 (“FSMA”); (v) other rules, directions and other requirements made or imposed pursuant to, in accordance with, or in relation to, the SR 2024 by the PRA, the FCA or the UK’s pensions regulator (each, a “UK Supervisory Authority”), and (vi) official binding guidance published in relation to any of the foregoing (including by the PRA or the FCA), in each case (except as otherwise stated) as amended and in effect from time to time (in each case, as amended, supplemented or replaced from time to time, the “UK Securitization Framework”), or regarding the regulatory capital treatment of the investment in the Class A Certificates on the Issuance Date or at any time in the future; or (ii) undertakes to retain a material net economic interest in the Class A Certificates in accordance with the EU Securitization Laws or UK Securitization Framework, to provide any additional information or to take any other action that may be required to enable an affected investor to comply with any EU Securitization Laws or UK Securitization Framework or comply or enable compliance with the other requirements of the EU Securitization Laws or UK Securitization Framework; or (iii) accepts any responsibility to investors for the regulatory treatment of their investments in the Class A Certificates by any regulatory authority in any jurisdiction. If the regulatory treatment of an investment in the Class A Certificate is relevant to any investor’s decision whether or not to invest, the investor should consult with its own legal, accounting and other advisors or its national regulator in determining its own regulatory position. Were the Class A Certificates considered to be a “securitization position” for the purposes of the EU Securitization Laws and/or UK Securitization Framework, they may not be a suitable investment for any investor which is subject to the EU Securitization Laws and/or UK Securitization Framework (as applicable), including credit institutions, authorized alternative investment fund managers, investment fund managers, investment firms, insurance or reinsurance undertakings, institutions for occupational retirement schemes and UCITS funds. This may affect that investor’s ability to resell the Class A Certificates and may also affect the price and liquidity of the Class A Certificates in the secondary market. Investors must be prepared to bear the risk of holding Class A Certificates until maturity.

Certain of the regulatory or legislative provisions described above if applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire the Class A Certificates, which, in turn, may adversely affect the ability of investors in the Class A Certificates who are not subject to those provisions to resell their Class A Certificates in the secondary market. No representation is made as to the proper characterization of the Class A Certificates for legal, investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the Class A Certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the Class A Certificates for such purposes or under such restrictions.

Investors are themselves responsible for monitoring and assessing any changes to European Securitization Laws and/or the UK Securitization Framework as may be applicable to them. There can be no assurances as to whether the transactions described herein will be affected by a change in law or regulation relating to the EU Securitization Laws or UK Securitization Framework, including as a result of any changes recommended in future reports or reviews. Investors should therefore make themselves aware of the EU Securitization Laws and the UK Securitization Framework (including any related implementing rules of the relevant regulators), in addition to any other regulatory requirements that are (or may become) applicable to them or with respect to their investment in the Class A Certificates.

USE OF PROCEEDS

The proceeds from the sale of the Class A Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under a related Indenture. The Class A Trust will withdraw funds from the escrow account relating to such Trust to acquire from American the Series A Equipment Notes with respect to each Aircraft as such Aircraft is subjected to the related Indenture.

The Series A Equipment Notes will be full recourse obligations of American. American will use the proceeds from the issuance of the Series A Equipment Notes issued with respect to each Aircraft to finance, in part, the acquisition of such Aircraft. Any remaining proceeds will be used for general corporate purposes and to pay fees and expenses relating to this offering.

DESCRIPTION OF THE CERTIFICATES

The following summary of particular material terms of the Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of pass through certificates set forth in the prospectus accompanying this prospectus supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the SEC as an exhibit to a Current Report on Form 8-K, filed on September 17, 2014, and to all of the provisions of the Certificates, the Trust Supplement, the Liquidity Facility, the Deposit Agreement, the Escrow Agreement, the Note Purchase Agreement and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be generally analogous, except as otherwise indicated herein (including as described under “—Subordination” below and elsewhere in this prospectus supplement), and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ.

General

Each Certificate will represent a fractional undivided interest in one of the following American Airlines 2025-1 Pass Through Trusts: the “Class A Trust” and, if any Class B Certificates are issued, the “Class B Trust,” and, collectively, the “Trusts.” The Trusts will be formed pursuant to a pass through trust agreement between American and Wilmington Trust Company, as trustee, dated as of September 16, 2014 (the “Basic Agreement”), and one trust supplement (or, if any Class B Certificates are issued concurrently with the Class A Certificates, two separate supplements) thereto to be dated as of the Issuance Date (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class A Trust and, if any Class B Certificates are issued, the Class B Trust is referred to herein, respectively, as the “Class A Trustee” and the “Class B Trustee,” and collectively as the “Trustees.” The Certificates to be issued by the Class A Trust are referred to herein, as the “Class A Certificates”. The Certificates that may be issued by a Class B Trust are referred to herein as the “Class B Certificates.” The Class A Trust will purchase all of the Series A Equipment Notes and, if any Class B Certificates are issued, the Class B Trust will purchase all of the Series B Equipment Notes, respectively, issued with respect to each Aircraft. The holders of the Class A Certificates and, if any Class B Certificates are issued, the Class B Certificates, are referred to herein, respectively, as the “Class A Certificateholders” and the “Class B Certificateholders,” and collectively as the “Certificateholders.” Assuming all of the Equipment Notes expected to be issued with respect to the Aircraft are issued, the sum of the initial principal balance of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

The Certificates to be issued by the Class B Trust, if any, will be offered pursuant to separate offering materials and are not being offered under this prospectus supplement.

Each Certificate will represent a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) will consist of:

•

subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust on or prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•	the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of

Equipment Notes upon the financing of an Aircraft under the related Indenture on or prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates of a Trust represent fractional undivided interests in such Trust only, and all payments and distributions thereon will be made only from the Trust Property of such Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of American, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

Pursuant to the Escrow Agreement applicable to the Class A Trust, the Class A Certificateholders, as holders of the Escrow Receipts affixed to the Class A Certificates, are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Class A Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by the Certificateholders. (Escrow Agreement, Section 1.03) In addition, the Class A Certificates and the related Escrow Receipts may not be separately assigned or transferred. Rights with respect to the Deposits and the Escrow Agreement relating to the Class A Trust, except for the right to direct withdrawals for the purchase of Series A Equipment Notes, will not constitute Trust Property. (Trust Supplements, Section 1.01) Payments to the Class A Certificateholders in respect of the Deposits and the Escrow Receipts relating to the Class A Trust will constitute payments to such Class A Certificateholders solely in their capacity as holders of the related Escrow Receipts.

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “—Book-Entry Registration; Delivery and Form.” The Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in a different denomination. (Trust Supplements, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “—Subordination” and “Description of the Intercreditor Agreement.”

Payments of interest on the Deposits with respect to each Trust and payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

May 11 and November 11 of each year, commencing on November 11, 2026 are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The Deposits held with respect to the Class A Trust will accrue interest at the applicable rate per annum for the Class A Certificates, payable on each Regular Distribution Date commencing on November 11, 2026 except as described under “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” The issued and outstanding series of Equipment Notes held in a Trust will accrue interest at the rate per annum applicable to the class of Certificates to be issued by such Trust, payable on each Regular Distribution Date after the respective Equipment Notes are issued, except as described under “Description of the Equipment Notes—Redemption.” Accrued interest will be payable in arrears on each Regular Distribution Date.

The interest rate per annum applicable to the Class A Certificates is set forth on the cover page of this prospectus supplement. If Class B Certificates are issued, the interest rate per annum applicable to the Class B Certificates shall be determined at the time of issuance of the Class B Certificates. The interest rate per annum applicable to the Class A Certificates shown on the cover page of this prospectus supplement and the Class B Certificates described in the immediately preceding sentence is referred to as the “Stated Interest Rate” for such Trust. Interest payments will be distributed to the Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Deposits and on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class A Certificates will be supported by a Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of the Class A Certificates. Such Liquidity Facility is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance of the Class A Certificates at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any class of Certificates does not provide for drawings thereunder to pay for principal or Make-Whole Amount (if any) with respect to such Certificates, any interest with respect to such Certificates in excess of the Stated Interest Rate therefor, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount (if any) with respect to the Certificates of any other class. Therefore, only the holders of the Class A Certificates and Class B Certificates (if any, and if entitled to the benefit of a liquidity facility) will be entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. See “Description of the Liquidity Facility for the Class A Trust.” The Class B Certificates, if any, may be entitled to the benefit of a separate liquidity facility and, if so, the terms of such liquidity facility will be described in the offering materials for such Class B Certificates.

Principal

Payments of principal on the issued and outstanding Series A Equipment Notes are scheduled to be made in specified amounts on May 11 and November 11 in each year, (i) commencing on November 11, 2026 and (ii) ending on May 11, 2038. If Series B Equipment Notes are issued, principal payments on the issued and outstanding Series B Equipment Notes shall be scheduled to be paid as specified in the offering materials for such Class B Certificates.

If any Class B Certificates are issued, the Regular Distribution Date on which scheduled payments of interest and principal on such Class B Certificates will commence will be as specified in the offering materials for such Class B Certificates.

Distributions

Payments of interest on the Deposits (other than as part of any withdrawals described in “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits”) and payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments.” See “Description of the Equipment Notes—Principal and Interest Payments.” The “Final Legal Distribution Date” for the Class A Certificates is November 11, 2039.

The Paying Agent with respect to the Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which will be confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional undivided interest in such Trust, of any distribution in respect of Scheduled Payments of interest on Deposits relating to such Trust, and, subject to the Intercreditor Agreement, each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional undivided interest in such Trust, of any distribution in respect of Scheduled Payments of principal of or interest on the Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or the applicable Trustee, as the case may be, to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a); Escrow Agreement, Section 2.03(a)) If a Scheduled Payment is not received by the applicable Paying Agent or the applicable Trustee, as the case may be, on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If amounts are received after such five-day period, such amounts will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01; Escrow Agreement, Section 2.03(d))

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or purchase of any Equipment Note, the date of such early redemption or purchase (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Class A Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))

Any Deposits withdrawn because a Triggering Event occurs, and any unused Deposits remaining as of the Delivery Period Termination Date, will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreement, Sections 1.02(f), 2.03(b) and 2.06)

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $450 million) or (iii) certain bankruptcy or insolvency events involving American. (Intercreditor Agreement, Section 1.01)

Any Deposits withdrawn because an Aircraft suffers a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) before such Aircraft is financed pursuant to this offering will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than

15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreement, Sections 1.02(e), 2.03(b) and 2.07)

Each Paying Agent, in the case of Deposits, and each Trustee, in the case of Trust Property, will mail (or, in the case of Global Certificates, send electronically in accordance with DTC’s applicable procedures) a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any withdrawal or return of Deposits described under “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits,” such notice will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d); Escrow Agreement, Sections 2.06 and 2.07) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b); Escrow Agreement, Section 2.03(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes—Redemption.”

Each Pass Through Trust Agreement requires that the relevant Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01) Each Pass Through Trust Agreement requires that such Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where such Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01 and Section 4.04; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c))

All amounts so deposited will be distributed by such Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the applicable Receiptholders, an account (the “Paying Agent Account”), which will be non-interest bearing, and the Paying Agent is under no obligation to invest any amounts held in the Paying Agent Account. (Escrow Agreement, Section 2.02) Pursuant to the terms of the Deposit Agreement, the Depositary agrees to pay interest payable on Deposits and amounts withdrawn from the Deposits as described under “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits,” in accordance with the applicable Deposit Agreement, directly into the related Paying Agent Account. (Deposit Agreement, Section 4) All amounts so deposited in the Paying Agent Accounts will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate. See “Description of the Deposit Agreement.” The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the relevant Trustee specified in the notice given by the Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York; Fort Worth, Texas; Wilmington, Delaware; or, so long as any Certificate of such class is outstanding, the city and state in which the relevant Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Priority of Distributions.”

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust or in respect of the Deposits relating to such Trust, other than distributions made in respect of interest or Make-Whole Amount (if any) or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any distribution with respect to unused Deposits relating to such Trust, payment of principal, if any, on the Equipment Notes held by such Trust or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section 1.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to unused Deposits relating to such Trust, payment of principal, if any, on the Equipment Notes held by such Trust or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor of each Trust will be 1.0000000 on the date of issuance of the related Certificates (the “Issuance Date”); thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Series A Equipment Notes to be held in the Class A Trust and resulting Pool Factors with respect to the Class A Trust, assuming that (i) each Aircraft has been subjected to an Indenture on or prior to May 11, 2026 and (ii) all of the Series A Equipment Notes with respect to such Aircraft have been acquired by the Class A Trust by such date. The actual aggregate principal amortization schedule applicable to the Class A Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for the Class A Trust may be affected if, among other things, any Series A Equipment Notes held in the Class A Trust are redeemed or purchased, if a default in payment on any Series A Equipment Note occurs, or if any Aircraft is not subjected to an Indenture and the Series A Equipment Notes are not acquired by the Class A Trust.

	Class A
	Scheduled Principal	Expected Pool
Date	Payments	Factor
May 11, 2026	0.00	1.000000000000
November 11, 2026	24,331,702.94	0.972463768069
May 11, 2027	24,331,702.94	0.944927536138
November 11, 2027	24,331,702.94	0.917391304207
May 11, 2028	24,331,702.94	0.889855072276
November 11, 2028	24,331,702.94	0.862318840345
May 11, 2029	24,331,702.94	0.834782608414
November 11, 2029	24,331,702.94	0.807246376483
May 11, 2030	24,331,702.94	0.779710144552
November 11, 2030	24,331,702.94	0.752173912621
May 11, 2031	24,331,702.94	0.724637680690
November 11, 2031	24,331,702.94	0.697101448759
May 11, 2032	24,331,702.94	0.669565216828
November 11, 2032	24,331,702.94	0.642028984897
May 11, 2033	24,331,702.94	0.614492752966
November 11, 2033	24,331,702.94	0.586956521036
May 11, 2034	24,331,702.94	0.559420289105
November 11, 2034	24,331,702.94	0.531884057174
May 11, 2035	24,331,702.94	0.504347825243
November 11, 2035	24,331,702.94	0.476811593312
May 11, 2036	24,331,702.94	0.449275361381
November 11, 2036	24,331,702.94	0.421739129450
May 11, 2037	24,331,702.94	0.394202897519
November 11, 2037	24,331,702.94	0.366666665588
May 11, 2038	323,995,832.38	0.000000000000

If the Pool Factor and Pool Balance of the Class A Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Class A Certificateholders as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default,” “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates” and “Description of the Equipment Notes—Redemption,” or a special distribution of unused Deposits attributable to (a) the occurrence of a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) with respect to an Aircraft before such Aircraft is financed pursuant to this offering, (b) the occurrence of a Triggering Event or (c) unused Deposits remaining after the Delivery Period Termination Date, in each case as described in “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date will not be as set forth in the Assumed Amortization Schedule for a Trust, notice thereof will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) to the Certificateholders of such Trust by no later than the 15th day prior to such Regular Distribution Date. Promptly following (i) the Delivery Period Termination Date or, if applicable, the date any unused Deposits are withdrawn following the Delivery Period Termination Date, if there has been, on or prior to such date, (x) any change in the Pool Factor and the scheduled payments from the Assumed Amortization Schedule or (y) any such redemption, purchase, default or special distribution and (ii) the date of any such redemption, purchase, default or special distribution occurring after the

Delivery Period Termination Date or, if applicable the date any unused Deposits are withdrawn following the Delivery Period Termination Date, the Pool Factor, Pool Balance and expected principal payment schedule of each Trust will be recomputed after giving effect thereto and notice thereof will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) to the Certificateholders of such Trust. (Trust Supplements, Sections 5.01(c) and 5.01(d)) See “—Reports to Certificateholders,” “—Certificate Buyout Right of Certificateholders,” and “Description of the Deposit Agreement.”

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2), (3), (4) and (5) below):

(1) the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement and under the related Escrow Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the applicable Liquidity Provider;

(2) the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3) the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the applicable Liquidity Provider;

(4) the amount of such distribution under the related Escrow Agreement allocable to interest, if any;

(5) the amount of such distribution under the related Escrow Agreement allocable to unused Deposits, if any; and

(6) the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will send electronically in accordance with DTC’s applicable procedures to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of the applicable Trust a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to such Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

If any Class B Certificates and Series B Equipment Notes are issued, the Equipment Notes issued under an Indenture will be held in more than one Trust and a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of the Equipment Notes—Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of such Equipment Notes or foreclose and sell all or any portion of the Collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default existed with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01, 2.03(b) and 2.04)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the relevant Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement provides (or will provide, as the case may be) that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the

Certificateholders of such Trust by mail (or, in the case of Global Certificates, by electronic transmission in accordance with DTC’s applicable procedures) of such default, unless such default has been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, such Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

Each Pass Through Trust Agreement contains (or will contain) a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to certain limitations set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, or such Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all of the Certificates of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. (Indentures, Section 4.05) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

If the same institution acts as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust. (Basic Agreement, Sections 7.08 and 7.09)

Certificate Buyout Right of Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, if Class B Certificates have been issued and remain outstanding, with ten days’ prior written irrevocable notice to the Class A Trustee, the Class B Trustee and each other Class B Certificateholder, and so long as no holder of Additional Certificates (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election, each Class B Certificateholder (other than American or any of its affiliates) will have the right (the “Class B Buyout Right”) to purchase all, but not less than all, of the Class A Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class B Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right, but shall be revived if the exercise of such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.

If any Additional Certificates are issued, the holders of such Additional Certificates (other than American or any of its affiliates) will have the right (the “Additional Holder Buyout Right”)—regardless of the exercise of purchase rights by any Class B Certificateholder (if any) or Senior Additional Certificateholders (if any)—to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates (if any) and each Senior Additional Certificateholder (if any), so long as no Junior Additional Certificateholder (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election; provided that, with respect to such Certificate Buyout Event, such Additional Holder Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right by any Junior Additional Certificateholders (if any), but shall be revived if the exercise of Additional Holder Buyout Right by such Junior Additional Certificateholders is not consummated on the purchase date proposed therefor. (Trust Supplements, Section 6.01)

If Reissued Certificates are issued, holders of such Reissued Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Reissued Certificates refinanced or otherwise replaced. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders of such class or classes under the related Pass Through Trust Agreement, the Intercreditor Agreement, the related Escrow Agreement, any Equipment Note held as part of the related Trust Property or the related Indenture and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after (i) a record date specified in the related Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date under such Escrow Agreement, such purchase price will be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under such Escrow Agreement (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date), or (ii) the record date under the related Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date). Such purchase right may be exercised by any Certificateholder of the class or classes entitled to such right.

In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same class notifies the purchasing Certificateholder that such other Certificateholder(s) want(s) to participate in such purchase, then such other Certificateholder(s) (other than American or any of its affiliates) may join with the purchasing Certificateholder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing Certificateholder of such class. Upon consummation of such a purchase, no other Certificateholder of the same class as the purchasing Certificateholder will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate

Buyout Event. If American or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that an American Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) American has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, American will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

“Junior Additional Certificateholder” means each holder of Junior Additional Certificates.

“Junior Additional Certificates” means with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank junior in priority of payment under the Intercreditor Agreement to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

“Senior Additional Certificateholder” means each holder of Senior Additional Certificates.

“Senior Additional Certificates” means, with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank senior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

PTC Event of Default

A “PTC Event of Default” with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•

the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

American will be prohibited from consolidating with or merging into any other entity where American is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

•	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•

the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•

the successor or transferee entity expressly assumes all of the obligations of American contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures and the Participation Agreements;

•

if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger, conveyance, transfer or lease; and

•

except in a case where American is the surviving entity, American has delivered a certificate and, if required by any Trustee of a related Trust, an opinion of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplements, Section 8.01; Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))

None of the Certificates, the Equipment Notes or the underlying agreements will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of American or AAG.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains (or will contain) provisions permitting American and the Trustee thereof to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting, the execution of amendments or agreements supplemental to the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any of the Participation Agreements, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, without the consent of the holders of any of the Certificates of such Trust to, among other things:

•

make appropriate provisions for a guarantee (a “Parent Guarantee”) of any obligations of American under such Pass Through Trust Agreement, any other Pass Through Trust Agreement, any pass through trust agreement related to the issuance or refinancing of Additional Certificates, any Certificate, the Intercreditor Agreement, any Liquidity Facility, any liquidity facility with respect to any Additional Certificates or Reissued Certificates (if applicable), any operative document with respect to any Aircraft, the Note Purchase Agreement or any agreement related to any of the foregoing, by AAG or any other person or entity that has the direct or indirect power to direct or cause the direction of the management and policy of American (whether through the ownership of voting securities or by contract or otherwise) in each case together with its successors and assigns (the “Guarantor”);

•

evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of the covenants of American contained in such Pass Through Trust Agreement or of American’s obligations under the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or any liquidity facility with respect to any Additional

Certificates or any Reissued Certificates (if applicable) or, if applicable, to evidence the succession of another corporation or entity to the Guarantor and the assumption by such corporation or entity of the covenants contained in such Pass Through Trust Agreement or of the Guarantor’s obligations under any Parent Guarantee;

•

add to the covenants of American or the Guarantor, if any, for the benefit of holders of any Certificates or surrender any right or power conferred upon American or the Guarantor, if any, in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee;

•

cure any ambiguity or correct any mistake or inconsistency contained in any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee;

•

make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, as American may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•

comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•

modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement, and with certain exceptions, add to such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, such other provisions as may be expressly permitted by the Trust Indenture Act;

•

(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider or to provide for any Replacement Facility (and if such Replacement Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple instruments for a Replacement Facility for a single pass through trust), all as provided in the Intercreditor Agreement, (iii) evidence the substitution of the Depositary with a replacement depositary or provide for a replacement deposit agreement, all as provided in the Note Purchase Agreement, (iv) evidence and provide for a successor Escrow Agent or Paying Agent under the related Escrow Agreement or (v) add to or change any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Reissued Certificates, or any Parent Guarantee, as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee or to provide multiple liquidity facilities for one or more Trusts;

•	provide certain information to the relevant Trustee as required in such Pass Through Trust Agreement;

•

add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•

provide for the delivery of any agreement supplemental to such Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property constituting property of such Trust;

•

modify, eliminate or add to the provisions of the Basic Agreement, any Trust Supplement, the Note Purchase Agreement, any Participation Agreement or any Parent Guarantee to reflect the substitution of a substitute aircraft for any Aircraft;

•	provide for the substitution of any Aircraft in accordance with the related Indenture and other matters incidental thereto;

•

comply with any requirement of the SEC in connection with the qualification of such Pass Through Trust Agreement, any Parent Guarantee or any other agreement or instrument related to any Certificates under the Trust Indenture Act; or

•

make any other amendments or modifications to such Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one or more class to be hereafter issued;

provided, however, that, except to the extent otherwise provided in the supplemental agreement, unless there shall have been obtained from each Rating Agency written confirmation to the effect that such supplemental agreement would not result in a reduction of the rating for any class of Certificates below the then current rating of such class of Certificates or a withdrawal or suspension of the rating of any class of Certificates, American shall provide the applicable Trustee with an opinion of counsel to the effect that such supplemental agreement will not cause the related Trust to be treated as other than a grantor trust for U.S. federal income tax purposes, unless an Indenture Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplemental agreement will not cause the applicable Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Section 8.02)

Each Pass Through Trust Agreement also contains (or will contain) provisions permitting American and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Class B Certificates (if issued after the Issuance Date), any Additional Certificates or Reissued Certificates, or any Parent Guarantee, without the consent of the Certificateholders of the related Trust, to provide for the issuance of any Class B Certificates (if issued after the Issuance Date), any Additional

Certificates or any Reissued Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Additional Certificates or such Reissued Certificates, and other matters incidental thereto or as otherwise contemplated by the Pass Through Trust Agreements, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreement, the related Deposit Agreement, the related Escrow Agreement and the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Each Pass Through Trust Agreement also contains (or will contain) provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Class B Certificates or any Additional Certificates or Reissued Certificates, or any Parent Guarantee, to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Class B Certificates or any Additional Certificates or Reissued Certificates, or any Parent Guarantee, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

•

reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee (or, with respect to the Deposits, the Receiptholders) of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust (or, with respect to the Deposits, payments on the Deposits), or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•

permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•

modify certain amendment provisions in such Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate of such class affected thereby; or

•	cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)

Notwithstanding any other provision, no amendment or modification of the buyout rights described in “—Certificate Buyout Right of Certificateholders” above shall be effective unless the Trustee of each class of Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplements, Section 8.04)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the Note Purchase Agreement, any Parent Guarantee or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:

•

whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Note or the Controlling Party has the option to direct;

•

whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•

how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•

other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•

as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note, the Note Purchase Agreement, any Parent Guarantee or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture (other than any change in the principal amount of any such Equipment Note in connection with any aircraft substitution effected in accordance with the applicable Indenture under which such Equipment Note was issued); (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, (i) deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, or (ii) directly or indirectly amend, modify or supersede, or otherwise conflict with, the requirement that any disposition shall be conducted in a commercially reasonable manner and in accordance with applicable law, including, without limitation, Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof) and, to the extent an American Bankruptcy Event has occurred and is continuing, the Bankruptcy Code. (Intercreditor Agreement, Section 8.01(a) and (b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees in such circumstances.

Obligation to Purchase Equipment Notes

The Class A Trustee will be obligated to purchase the Series A Equipment Notes issued with respect to each Aircraft on or prior to the Delivery Period Termination Date on and subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”) to be entered into by American, the Class A Trustee, the Subordination Agent, the Escrow Agent and the Paying Agent and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and such forms of financing agreements, American agrees to enter into a secured debt financing with respect to each Aircraft on or prior to the Delivery Period Termination Date with the other relevant parties pursuant to a Participation Agreement and an Indenture that are substantially in the forms attached to the Note Purchase Agreement.

The description of such financing agreements in this prospectus supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See “Description of the Equipment Notes.” Although such changes are permitted under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of each class of certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Class A Trustee that any substantive modifications do not materially and adversely affect the Class A Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Class A Trustee will not be obligated to purchase the Series A Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event has occurred or certain specified conditions are not met. In addition, if a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Class A

Trustee will not be obligated to purchase the Series A Equipment Notes to be issued with respect to such Aircraft. The Class A Trustee will have no right or obligation to purchase the Series A Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date.

The “Required Terms,” as defined in the Note Purchase Agreement, mandate that:

•

the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft will be as set forth in the table for that Aircraft included in Appendix IV; provided that, if any such Equipment Note is issued on or after any date scheduled for a principal payment in the applicable amortization table included in Appendix IV, the original principal amount of such Equipment Note will be reduced by the aggregate principal amount scheduled for payment on or prior to such issuance date and the principal amortization schedule for such Equipment Note will commence on the first scheduled principal payment date in such schedule occurring after the issuance of such Equipment Note (each such principal amortization schedule to be expressed in percentages of original principal amount);

•	the interest rate applicable to each series of Equipment Notes must be equal to the interest rate applicable to the Certificates issued by the corresponding Trust;

•	the payment dates for the Equipment Notes must be May 11 and November 11;

•

(a) the past due rate in the Indentures, (b) the Make-Whole Amount payable under the Indentures, (c) the provisions relating to the redemption of the Equipment Notes in the Indentures, and (d) the indemnification of the Loan Trustees, the Subordination Agent, the Liquidity Providers, the Trustees and the Escrow Agent with respect to certain claims, expenses and liabilities, in each case will be provided as set forth, as applicable, in the form of Indenture attached as an exhibit to the Note Purchase Agreement (the “Indenture Form”) or the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement (the “Participation Agreement Form”);

•

the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be not less than 110% of the unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance;

•

(a) modifications in any material adverse respect are prohibited with respect to (i) the Granting Clause of the Indenture Form so as to deprive holders of Equipment Notes under all the Indentures of a first priority security interest in and mortgage lien on the Aircraft or to eliminate the obligations intended to be secured thereby, (ii) certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Amount in certain circumstances), (iii) certain provisions regarding Indenture Events of Default and remedies relating thereto, (iv) certain provisions relating to the replacement of the airframe or engines with respect to an Aircraft following an Event of Loss with respect to such Aircraft, (v) certain provisions relating to claims, actions, third-party beneficiaries, voting, Section 1110 and Aircraft re-registration, (vi) the definition of Make-Whole Amount and (vii) the provision that New York law will govern the Indentures and (b) modifications to the agreement with respect to airframe warranties with respect to any Aircraft are prohibited with respect to having the “controlling party” be any party other than the Loan Trustee on the issuance date of the Equipment Notes for such Aircraft; and

•

modifications in any material adverse respect are prohibited with respect to (i) certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) the provisions restricting transfers of Equipment Notes, (iii) certain provisions relating to UCC filings, representations and warranties, taxes, filings or third-party beneficiaries, (iv) certain provisions requiring the delivery of legal opinions and (v) the provision that New York law will govern the Participation Agreements.

Notwithstanding the foregoing, the Indenture Form or the Participation Agreement Form may be modified to the extent required for the issuance of the Series B Equipment Notes (if Class B Notes are issued after the Issuance Date) or the issuance of one or more series of Additional Equipment Notes or Reissued Equipment Notes or the issuance of pass through certificates by any pass through trust that acquires such Additional Equipment Notes or Reissued Equipment Notes, as applicable, or to provide for any credit support for any pass through certificates relating to any such Additional Equipment Notes or Reissued Equipment Notes, as applicable, in each case as provided in the Note Purchase Agreement.

Termination of the Trusts

With respect to each Trust, the obligations of American and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail (or, in the case of Global Certificates, send electronically in accordance with DTC’s applicable procedures) to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days’ notice from American, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to American. (Basic Agreement, Section 11.01)

The Trustees

The Trustee of each Trust initially will be Wilmington Trust Company. Each Trustee’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility, the Note Purchase Agreement, the Deposit Agreement, the Escrow Agreement or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03 and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American with the same rights it would have if it were not such Trustee, agent or affiliate. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

On the Issuance Date, the Class A Certificates will be represented by one or more fully registered global Certificates (each, a “Global Certificate”) and will be deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Certificates will not be issuable in bearer form.

DTC

DTC has informed American as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

American expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreements. All references in this prospectus supplement to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners.” DTC has advised American that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither American nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))

American expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. American also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders’ best interest. Neither American nor any Trustee will be liable if American or such Trustee is unable to locate a qualified successor clearing system. (Trust Supplements, Section 4.03(b))

In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the Trustees will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the applicable Trustee. (Trust Supplements, Section 4.03(d)) American, the Trustees and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Trust Supplements, Section 4.03(f))

Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the applicable Pass Through Trust Agreement directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass

Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement. (Basic Agreement, Section 3.04)

DESCRIPTION OF THE DEPOSIT AGREEMENT

The following summary describes certain material terms of the Deposit Agreement, as well as certain related provisions of the Escrow Agreement and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreement and the related provisions of the Escrow Agreement and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.

General

Under the Escrow Agreement, the Escrow Agent with respect to the Class A Trust will enter into a Deposit Agreement with the Depositary (the “Deposit Agreement”). (Escrow Agreement, Section 1.02(a)) Pursuant to the Deposit Agreement, the Depositary will establish an account into which the proceeds of the offering attributable to Class A Certificates will be deposited (each, a “Deposit” and, collectively, the “Deposits”) on behalf of the Escrow Agent for the Class A Trust. (Deposit Agreement, Section 2.1) There will be a separate Deposit for each Aircraft that is to be financed in this offering. Pursuant to the Deposit Agreement, except as described below under “—Other Withdrawals and Return of Deposits,” on each Regular Distribution Date, the Depositary under the Deposit Agreement will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the applicable Certificateholders, an amount equal to the interest accrued on the Deposits during the relevant interest period at a rate per annum equal to the interest rate applicable to Class A Certificates. (Deposit Agreement, Section 2.2) The Deposits and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Withdrawal of Deposits to Purchase Equipment Notes

Upon the financing of an Aircraft under the related Indenture on or prior to the Delivery Period Termination Date, the Trustee of each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Notes of the series applicable to such Trust issued with respect to such Aircraft. (Note Purchase Agreement, Sections 1(b) and 1(d); Escrow Agreement, Section 1.02(c)) Any portion of any Deposit so withdrawn that is not used to purchase such Equipment Notes will be re-deposited by the Escrow Agent or each Trustee on behalf of the Escrow Agent with the Depositary (each such deposit, also a “Deposit”). (Deposit Agreement, Section 2.4; Escrow Agreement, Section 1.06) Except as described below under “—Other Withdrawals and Return of Deposits,” the Depositary will pay accrued but unpaid interest on all Deposits to, but excluding, the date withdrawn to purchase Equipment Notes on the next Regular Distribution Date to the Paying Agent, on behalf of the applicable Escrow Agent, for distribution to the Certificateholders. (Deposit Agreement, Sections 2.2 and 4; Escrow Agreement, Section 2.03(a))

Other Withdrawals and Return of Deposits

The Trustees’ obligations to purchase Equipment Notes to be issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of the financing of such Aircraft under the related Indenture, as set forth in the Note Purchase Agreement and the related Participation Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” Since such Aircraft are expected to be subjected to the financing of this offering from time to time prior to the Delivery Period Termination Date, no assurance can be given that all such conditions will be satisfied with respect to each such Aircraft prior to the Delivery Period Termination Date. Moreover, because the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the applicable manufacturer’s right to postpone deliveries under its agreement with American. See “Description of the Aircraft and Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than

15 days after the Paying Agent has received notice of the event requiring such distribution. If the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Moreover, in certain circumstances, any funds held as Deposits will be returned by the Depositary to the Paying Agent automatically on May 31, 2026 or, if the Equipment Notes relating to all of the Aircraft have not been purchased by the applicable Trustee on or prior to May 31, 2026 due to any reason beyond the control of American and not occasioned by American’s fault or negligence, July 31, 2026 (provided that, if a labor strike occurs or continues at the manufacturer of any Aircraft after the Issuance Date and on or prior to May 31, 2026, such date shall be extended by adding thereto the number of days that such strike continued in effect after the Issuance Date, but not more than 60 days) (such date or such extended date, the “Outside Termination Date”), and the Paying Agent will distribute such funds to the applicable Certificateholders as promptly as practicable thereafter. The obligation to purchase Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the Delivery Period Termination Date. (Deposit Agreement, Sections 2.3(b)(i) and 4; Escrow Agreement, Sections 1.02(f) and 2.03(b); Note Purchase Agreement, Section 2)

If a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, American will give notice of such event to each Trustee and such Trustee will submit a withdrawal certificate to the applicable Escrow Agent, and any funds in any Deposit with respect to such Aircraft will be withdrawn by such Escrow Agent and distributed by the related Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of the related Trust on a date not earlier than 15 days after such Paying Agent has received notice of the event requiring such distribution. (Note Purchase Agreement, Section 1(k); Deposit Agreement, Section 2.3(b)(iii); Escrow Agreement, Sections 2.03(b) and 2.07) Once American delivers a notice described in the preceding sentence, the Trustees will have no obligation to purchase Equipment Notes with respect to such Aircraft. (Note Purchase Agreement, Section 2(c))

“Delivery Period Event of Loss” means, (i) with respect to an Aircraft that is subject to an Existing Financing or any bridge financing, one of several events of loss (a) under the applicable Existing Financing or any bridge financing, which events of loss are substantially similar to the Events of Loss of an Aircraft under the Indentures (see “Description of the Equipment Notes—Certain Provisions of the Indentures—Events of Loss”), or (b) that would constitute an Event of Loss of an Aircraft if such Aircraft were financed under the Indentures and (ii) with respect to any Aircraft that is not then subject to an Existing Financing or any bridge financing, one of several events that would constitute an Event of Loss of an Aircraft if such Aircraft were financed under the Indentures.

If a Triggering Event occurs prior to the Delivery Period Termination Date, any funds remaining in Deposits will be withdrawn by the Escrow Agent for the applicable Trust and distributed by the Paying Agent for such Trust, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of such Triggering Event, but, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, such Escrow Agent will request such withdrawal be made on such Regular Distribution Date. (Escrow Agreement, Section 1.02(f)) The obligation to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the date such Triggering Event occurs. (Deposit Agreement, Section 2.3(b)(i); Escrow Agreement, Sections 2.03(b) and 2.06; Note Purchase Agreement, Section  2)

Replacement of Depositary

(a) If the Depositary’s Long-Term Rating is downgraded by S&P Global Ratings (“S&P”) below A-, (b) if the Depositary is downgraded by Fitch Ratings Inc. (“Fitch” and together with S&P the “Rating Agencies”) such that, following such downgrade by Fitch, the Depositary does not have a Long-Term Rating of at least BBB issued by Fitch or a Short-Term Rating of at least F2 issued by Fitch (each such minimum Long-Term Rating or

Short-Term Rating for each class of Certificates, a “Depositary Threshold Rating” for the applicable Rating Agency), and American shall not have received a Rating Agency Confirmation from the applicable Rating Agency with respect to any class of Certificates related to the Depositary downgraded by such Rating Agency, then, American shall, within 35 days after such event occurring, cause the Depositary for such class of Certificates to be replaced with a depositary bank meeting the terms and on the conditions set forth below. (a “Replacement Depositary”). (Note Purchase Agreement, Section 5(a))

“Long-Term Rating” means, for any entity: (a) in the case of S&P, the long-term issuer credit rating of such entity and (b) in the case of Fitch, the long-term issuer default rating of such entity (Intercreditor Agreement, Section 1.01)

“Short-Term Rating” means, for any entity, (a) in the case of S&P, the short-term issuer credit rating of such entity and (b) in the case of Fitch, the short-term issuer default rating of such entity. (Intercreditor Agreement, Section 1.01)

A Replacement Depositary may either be (a) one that meets the Depositary Threshold Rating or (b) one that does not meet the Depositary Threshold Rating, so long as, in the case of either of the immediately preceding clauses (a) and (b), American shall have obtained a Rating Agency Confirmation from each Rating Agency then rating the Class A Certificates in connection with the replacement of the Depositary with such Replacement Depositary. (Note Purchase Agreement, Section 5(c)(i))

“Rating Agency Confirmation” means, in the case of any action or event that requires a “Rating Agency Confirmation” with respect to any class of Certificates in connection therewith, a written confirmation from each of the Rating Agencies then rating such class of Certificates to the effect that such action or event would not result in (i) a reduction of the rating for such class of Certificates by such Rating Agency below the then current rating for such class of Certificates issued by such Rating Agency (before the downgrading of such rating, if any, as a result of the downgrading of the Depositary below the applicable Depositary Threshold Rating for such Rating Agency, if applicable) or (ii) a withdrawal or suspension of the rating of such class of Certificates by such Rating Agency. (Note Purchase Agreement, Annex A)

At any time during the period prior to the Delivery Period Termination Date (including after the occurrence of a downgrade event described above), American may replace the Depositary with a Replacement Depositary. (Note Purchase Agreement, Section 5(a)) There can be no assurance that at the time of a downgrade event described above, there will be an institution willing to replace the downgraded Depositary or that each Rating Agency will provide the ratings confirmation described in the immediately preceding paragraph.

Upon satisfaction of the conditions for replacement of the Depositary with a Replacement Depositary set forth in the Note Purchase Agreement, the Escrow Agent for the Class A Trust will request, upon at least 5 Business Days’ notice, the following withdrawals:

•

with respect to all Deposits of such Trust then held by the Depositary being replaced, withdrawal of (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to, but excluding, the date of such withdrawal, which funds will be paid by the Depositary being replaced over to such Replacement Depositary; and

•

with respect to all Deposits of such Trust, if any, previously withdrawn in connection with the purchase of the related Equipment Notes, as described in “—Withdrawal of Deposits to Purchase Equipment Notes,” withdrawal of all accrued and unpaid interest on such Deposits to, but excluding, the date of the applicable withdrawal in connection with the purchase of such Equipment Notes, which funds will be paid by the Depositary being replaced to the Paying Agent Account of such Trust and, upon the confirmation by the Paying Agent of receipt in such Paying Agent Account of such amounts, the Paying Agent will distribute such amounts to the Certificateholders of such Trust on the immediately succeeding Regular Distribution Date and, until such Regular Distribution Date, the amounts will be held in such Paying Agent Account. (Note Purchase Agreement, Section 5(d); Escrow Agreement, Sections 1.02(d) and 2.03(c))

Limitation on Damages

The Deposit Agreement provides that in no event shall the Depositary be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable) suffered by the Escrow Agent of the Class A Trust or any of the Receiptholders in connection with the Deposit Agreement or the transactions contemplated or any relationships established by the Deposit Agreement irrespective of whether the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action. (Deposit Agreement, Section 17)

Depositary

Sumitomo Mitsui Banking Corporation, acting through its New York Branch will act as depositary (the “Depositary”).

Sumitomo Mitsui Banking Corporation (Kabushiki Kaisha Mitsui Sumitomo Financial Group) (“SMBC”) is a joint stock corporation with limited liability (Kabushiki Kaisha) under the laws of Japan. The registered head office of SMBC is located at 1-1-2, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-0005, Japan.

SMBC is a wholly-owned subsidiary of Sumitomo Mitsui Financial Group, Inc. (“SMFG”). As of March 30, 2025, SMBC had ¥306.2 trillion in consolidated total assets. SMBC is one of the world’s leading commercial banks and provides an extensive range of banking services to its customers in Japan and overseas. Internationally, SMBC operates through a network of branches, representative offices, subsidiaries and affiliates to provide many financing products.

The New York Branch of SMBC is licensed by the State of New York Department of Financial Services to conduct branch banking business at 277 Park Avenue, New York, New York, and is subject to examination by the State of New York Department of Financial Services and the Federal Reserve Bank of New York.

Audited consolidated financial statements of SMFG and its consolidated subsidiaries for the most current fiscal year available, as well as other corporate data, financial information and analyses are available in English on the website of SMFG at www.smfg.co.jp/english. The information on SMFG’s website does not form part of this Prospectus Supplement and is not incorporated herein by reference.

DESCRIPTION OF THE ESCROW AGREEMENT

The following summary describes certain material terms of the escrow and paying agent agreement (the “Escrow Agreement”), as well as certain related provisions of the Deposit Agreement and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreement and the related provisions of the Deposit Agreement and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. If Class B Certificates are issued after the Issuance Date and prior to the Delivery Period Termination Date, a different escrow agent may be selected for the Class B Trust.

General

Wilmington Trust, National Association, as escrow agent in respect of each Trust (the “Escrow Agent”), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each Trust (the “Paying Agent”), each Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a “Receiptholder”). The cash proceeds of the offering of the Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of the Receiptholders) with the Depositary as Deposits relating to such Trust. (Escrow Agreement, Section 1.03; Deposit Agreement, Section 2.1) The Escrow Agent will permit the Trustee of the Class A Trust to cause funds to be withdrawn from such Deposits to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement and the related Participation Agreement or in connection with special distributions under certain circumstances as described under “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.” (Escrow Agreement, Section 1.02(c)—(f)) In addition, pursuant to the terms of the Deposit Agreement, the Depositary agrees to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders. (Deposit Agreement, Section 4)

The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders of the Class A Trust, the Paying Agent Account for such Trust, which will be non-interest-bearing, and the Paying Agent is under no obligation to invest any amounts held in such Paying Agent Account. (Escrow Agreement, Section 2.02) Pursuant to the Deposit Agreement, the Depositary agrees to pay funds released from the related Deposits and accrued interest on the related Deposits directly into such Paying Agent Account, except for amounts withdrawn to purchase any related Equipment Notes as described under “Description of the Deposit Agreement—Withdrawal of Deposits to Purchase Equipment Notes” and amounts paid to a Replacement Depositary as described under “Description of the Deposit Agreement—Replacement of Depositary.” (Deposit Agreement, Section 4) The Paying Agent will distribute amounts deposited into the Paying Agent Account for the related Trust to the Certificateholders of such Trust as further described herein. See “Description of the Certificates—Payments and Distributions” and “Description of the Deposit Agreement.”

Upon receipt by the Depositary of cash proceeds from this offering, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) which will be affixed by the Class A Trustee to the Class A Certificate. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed. (Escrow Agreement, Sections 1.03 and 1.04) Because the Escrow Receipts will be affixed to the Certificates, distributions to the Receiptholders on the Escrow Receipts are sometimes referred to in this prospectus supplement, for convenience, as distributions to the Certificateholders.

The Escrow Agreement provides that each Receiptholder will have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable Deposit Agreement, or upon any default in the payment of any final withdrawal, replacement withdrawal or event of loss withdrawal when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary by making a demand to the Depositary for the portion of such payment that would have been distributed to such Receiptholder pursuant to such Escrow Agreement or by bringing suit to enforce payment of such portion. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits. (Escrow Agreement, Sections 9 and 16)

Certain Modifications of the Escrow Agreement and Note Purchase Agreement

The Note Purchase Agreement contains provisions requiring the Trustees, the Escrow Agent and the Paying Agent, at American’s request, to enter into amendments to, among other agreements, the Escrow Agreement and the Note Purchase Agreement as may be necessary or desirable:

•

if Series B Equipment Notes, any series of Additional Equipment Notes or Reissued Equipment Notes are to be issued, to give effect to such issuance of Series B Equipment Notes, Additional Equipment Notes or Reissued Equipment Notes and the issuance of pass through certificates by any pass through trust that acquires any such Series B Equipment Notes, Additional Equipment Notes or Reissued Equipment Notes, as applicable, and to make related changes (including to provide for any prefunding mechanism) and to provide for credit support (including a liquidity facility) for any such pass through certificates; and

•

if the Depositary for any Class of Certificates is to be replaced, to give effect to the replacement of such Depositary with the Replacement Depositary therefor and the replacement of the applicable Deposit Agreement with a replacement deposit agreement. (Note Purchase Agreement, Sections 4(a)(v) and 5(e))

In each case described immediately above, no requests (other than American’s request) or consents (including no consent of any Certificateholder) will be required for such amendments.

The Escrow Agreement contains provisions requiring the Escrow Agent and the Paying Agent, upon request of the Class A Trustee and without any consent of the Certificateholders, to enter into an amendment to the Escrow Agreement or the Note Purchase Agreement, among other things, for the following purposes:

•

to correct or supplement any provision in the Escrow Agreement or the Note Purchase Agreement which may be defective or inconsistent with any other provision in the Escrow Agreement or the Note Purchase Agreement or to cure any ambiguity or correct any mistake;

•

to modify any other provision with respect to matters or questions arising under the Escrow Agreement or the Note Purchase Agreement; provided that any such action will not materially adversely affect the Certificateholders;

•	to comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or any regulatory body;

•	to evidence and provide for the acceptance of appointment under the Escrow Agreement or the Note Purchase Agreement of a successor Escrow Agent, successor Paying Agent or successor Trustee; or

•	for any purposes described in the first paragraph under “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements.” (Escrow Agreement, Section 8)

The Escrow Agent

Wilmington Trust, National Association will be the Escrow Agent under the Escrow Agreement. The Escrow Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

The Paying Agent

Wilmington Trust Company will be the Paying Agent under the Escrow Agreement. The Paying Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

DESCRIPTION OF THE LIQUIDITY FACILITY FOR THE CLASS A TRUST

The following summary describes certain material terms of the Liquidity Facility for the Class A Trust and certain provisions of the Intercreditor Agreement relating to the Liquidity Facility. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facility and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. The provisions of the Liquidity Facility are substantially identical except as otherwise indicated.

General

The liquidity provider for the Class A Trust (the “Liquidity Provider”) will enter into a revolving credit agreement (the “Liquidity Facility”) with the Subordination Agent with respect to the Class A Trust. If Class B Certificates are issued, such Class B Certificates may have the benefit of a separate liquidity facility and, if so, the terms of such liquidity facility will be described in separate offering materials for such Class B Certificates (the liquidity facility for the Class B Certificates, if any, together with the Liquidity Facility, the “Liquidity Facilities”). Under each Liquidity Facility, the related Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount sufficient to pay interest on the Pool Balance of the related class of Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class A Trust, the Class A Certificateholders will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to the Class A Trust may be replaced by one or more other entities with respect to the Class A Trust under certain circumstances.

Drawings

The aggregate amount available under the Liquidity Facility for the Class A Trust at May 11, 2026 (the first Regular Distribution Date that occurs after the currently scheduled delivery month of the last Aircraft to be delivered to American, assuming that all Aircraft have been financed in accordance with the terms and conditions of the Note Purchase Agreement prior to such Regular Distribution Date and that all interest and principal due on or prior to such Regular Distribution Date have been paid) will be:

Trust	Available Amount
Class A	$

Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for the Certificates of such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement, is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing (subject to the reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has a minimum rating from each Rating Agency that meets the applicable “Liquidity Threshold Rating” from such Rating Agency), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” means for the Liquidity Facility for the Class A Trust initially, $    ,as the same may be reduced from time to time as described below.

“Required Amount” means, with respect to each Liquidity Facility or the Cash Collateral Account for any class of Certificates, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related class of Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on such class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the two succeeding Regular Distribution Dates, in each case, calculated on the basis of the Pool Balance of such class of Certificates on such day and without regard to expected future distributions of principal on such class of Certificates.

The Liquidity Facility for any applicable class of Certificates does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawing plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount of such Interest Drawing so reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than Series B Equipment Notes, if Class B Certificates are issued after the Issuance Date, and Additional Equipment Notes, if any) are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-Day Period (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by any Rating Agency such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have the minimum Long-Term Rating specified for such Rating Agency in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency (any such downgrading, suspension or withdrawal, a “Downgrade Event”), then such Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 35 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency (whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event) provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings then issued by such Rating Agency of the related class of Certificates. The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after a Downgrade Drawing has been made with respect to a Liquidity Facility, the Liquidity Provider for such Liquidity Facility has a minimum rating from each Rating Agency that meets the applicable “Liquidity Threshold Rating” for such Rating Agency and delivers a written notice to that effect to the Subordination Agent and American, the amount of such Downgrade Drawing that has not been applied to the payment of interest shall be withdrawn from the Cash Collateral Account for the applicable Certificates and reimbursed to such Liquidity Provider and any amount of such Downgrade Drawing that has been applied to payment of interest shall be converted into an Interest Drawing and the obligations of such Liquidity Provider under the related Liquidity Facility shall be reinstated, including to make advances in an amount equal to the amount that has been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facilities, Sections 2.02(b) and 2.06(d); Intercreditor Agreement, Sections 3.05(c) and 3.05(g))

“Liquidity Threshold Rating” means for the Class A Trust (a) in the case of S&P, a Long-Term Rating of BBB as determined by S&P and (b) in the case of Fitch, a Long-Term Rating of BBB as determined by Fitch. (Intercreditor Agreement, Section 1.01)

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or an agreement (or agreements) in such other form (which may include, without limitation, one or more letters of credit, surety bonds, financial insurance policies or guaranties, or any combination thereof), as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility (or, if such date of replacement is a Regular Distribution Date, on such date of replacement and the two succeeding Regular Distribution Dates) and issued by an entity (or entities) having the minimum Long-Term Rating from each Rating Agency designated in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05(e))

The Liquidity Facility for the Class A Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	the first anniversary of the Issuance Date immediately following the date on which the applicable Liquidity Provider has provided a Non-Extension Notice;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Class A Certificates have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

Each Liquidity Facility provides that, in the event that before the 25th day prior to any anniversary of the Issuance Date, the related Liquidity Provider shall have notified the Subordination Agent and American that such Liquidity Facility will not be extended beyond the immediately following anniversary date of the Issuance Date (the “Non-Extension Notice”) and such Liquidity Facility is not replaced by such 25th day, the Subordination Agent shall request a drawing in an amount equal to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Sections 2.02(b)(i) and 2.10)

Subject to certain limitations, American may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). (Intercreditor Agreement, Section 3.05(e)(i)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. (Intercreditor Agreement, Section 3.05(e)(ii)) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility as long as the Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. (Intercreditor Agreement, Section 3.05(c)(iii)) If any Replacement Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “—Liquidity Events of Default,” the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(f), 3.05(i) and 3.05(k))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Sections 2.02(a) and 2.02(f))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.05 and 2.09) See “Description of the Intercreditor Agreement—Priority of Distributions.”

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third Business Day following the applicable Liquidity Provider’s receipt of the notice of such Drawing, interest will accrue at the Base Rate plus 3.25% per annum. Thereafter, interest will accrue at the Term SOFR rate for the applicable interest period plus 3.25% per annum. (Liquidity Facilities, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to American), provided that if such rate determined as provided would be less than 0.00% per annum, then such rate shall be deemed to be equal to 0.00% per annum and (b) one quarter of one percent (0.25%). (Liquidity Facilities, Section 1.01)

“SOFR” means a rate equal to the secured overnight financing rate as administered by the Term SOFR Administrator.

“Term SOFR” means, with respect to any interest period,

(a) the Term SOFR Reference Rate for a tenor comparable to the applicable interest period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such interest period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date (as defined in the Liquidity Facility) with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) if the rate calculated pursuant to clause (a) above is not available or otherwise determinable by the Liquidity Provider in accordance with the terms of such clause (a) (including as a result of the existence of a

Benchmark Unavailability Period (as defined in the Liquidity Facility) as of any applicable date of determination of such rate), the Base Rate.

Notwithstanding the foregoing, if Term SOFR determined as provided above with respect to any interest period would be less than 0% per annum, then Term SOFR for such interest period shall be deemed to be 0% per annum

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Liquidity Provider in consultation with American and with notice to the Subordination Agent, as borrower).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error), that Term SOFR rate will not be determinable, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent and American. If such notice is given, then the outstanding principal amount of the Term SOFR advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice. Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to Term SOFR advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

•

such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the applicable Liquidity Provider up to the amount of the Liquidity Obligations owed to it, and second, for distribution pursuant to the Intercreditor Agreement;

•

any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clause (b) below, at a rate equal to (i) in the case of a Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing, the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing plus a specified margin, and (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is

converted into a Final Drawing as described below under “—Liquidity Events of Default,” at a rate equal to Term SOFR for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus 3.25% per annum.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	the acceleration of all of the Equipment Notes; or

•	an American Bankruptcy Event. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Series B Equipment Notes, if Class B Certificates are issued after the Issuance Date, and Additional Equipment Notes, if any) are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•	the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent and American;

•

the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•

in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement—Priority of Distributions”; and

•	in the event that a Final Drawing is made, all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions.” (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights,” a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

The initial Liquidity Provider for the Class A Trust will be Natixis, a joint stock company with a board of directors organized and existing under the laws of France, acting through its New York Branch. The Liquidity Provider does not accept responsibility for any information contained in this prospectus supplement other than the information relating to Natixis, acting through its New York Branch.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) to be entered into among the Trustees, the Liquidity Providers and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC.

Intercreditor Rights

General

The Equipment Notes relating to each Trust will be issued to, and registered in the name of, the Subordination Agent, as agent and trustee for the related Trustee. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “—Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will direct the Loan Trustee as contemplated by the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Notes were issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of the Class A Certificates, the Class A Trustee;

•

if Final Distributions have been paid in full to the holders of the Class A Certificates, but, if Class B Certificates have been issued and remain outstanding, not to the holders of the Class B Certificates, the Class B Trustee;

•

if Final Distributions have been paid in full to the holders of the Class A Certificates and the Class B Certificates (if any Class B Certificates have been issued and remain outstanding), but, if any class or classes of Additional Certificates are outstanding, not to the holders of the most senior in priority of payment under the Intercreditor Agreement among all classes of Additional Certificates then outstanding, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•

under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and 2.06(c))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be considered accelerated for purposes of this subclause (z) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “—Limitation on Exercise of Remedies” and “Description of the Equipment Notes—Remedies.” (Intercreditor Agreement, Section 2.06(b))

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest in respect of such Certificates (excluding interest payable on the Deposits related to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the occurrence of an American Bankruptcy Event, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, as applicable. (Intercreditor Agreement, Section 4.01(a)(ii))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series A Equipment Notes and Series B Equipment Notes (if Series B Equipment Notes have been issued) issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series A Equipment Notes and Series B Equipment Notes (if Series B Equipment Notes have been issued), (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by American exists with respect to interest on any Series A Equipment Notes or Series B Equipment Notes (if Series B Equipment Notes have been issued), the excess, if any, of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility plus certain other amounts payable under each Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by American on the overdue scheduled interest on the Series A Equipment Notes and Series B Equipment Notes (if Series B Equipment Notes have been issued) in respect of which such Drawing was made (or portion of Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes (if Series B Equipment Notes have been issued) issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series A Equipment Notes and Series B Equipment Notes (if Series B Equipment Notes have been issued) (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or if Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” (Indentures, Section 2.14)

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including American) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(ii))

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, if the Equipment Notes issued pursuant to such Indenture have been accelerated, the Controlling Party may direct the Subordination Agent to sell or otherwise dispose of all (but not less than all) of such Equipment Notes or all or any portion of the Collateral under such Indenture, in each case, such sale or other disposition shall be conducted in a commercially reasonable manner and in accordance with applicable law, including, without limitation, Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof) and, to the extent an American Bankruptcy Event has occurred and is continuing, the Bankruptcy Code. If all or any portion of the Collateral is sold or otherwise disposed of following an Indenture Event of Default, no break-up or other fees (excluding third-party broker fees) or similar amounts may be paid to any buyer, potential buyer or other Person from the proceeds of such sale or other disposition. (Intercreditor Agreement, Section 4.01(a)(i)) In addition, in lieu of such sale, the Controlling Party may direct the Subordination Agent to instruct the Loan Trustee under such Indenture to foreclose on the lien on the related Aircraft or to take other remedial action permitted under such Indenture or under any applicable law, including, without limitation, Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof) and, to the extent an American Bankruptcy Event has occurred and is continuing, the Bankruptcy Code. (Intercreditor Agreement, Section 4.01(b))

If following certain events of bankruptcy, reorganization or insolvency with respect to American described in the Intercreditor Agreement (an “American Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of American to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of American unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-Day Period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-Day Period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-Day Period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Certificate Buyout Right of Certificateholders”) prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain a desktop appraisal from each of the three appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if an American Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iv))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•

to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•

to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

to each Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•

to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Series B Equipment Notes, if Class B Certificates are issued after the Issuance Date, and Additional Equipment Notes, if any) are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (y) a Final Drawing shall have occurred under a Liquidity Facility or an Interest Drawing for a Liquidity Facility shall have been converted into a Final Drawing, fund the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) if neither subclause (x) nor subclause (y) of clause (i) is applicable, each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•

to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

if any Class B Certificates have been issued, to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•

if any Class B Certificates have been issued, to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	if any Class B Certificates have been issued, to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

If one or more classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on such class or classes of Additional Certificates may rank ahead of certain obligations with respect to the Class A Certificates and any Class B Certificates that may be issued. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and, if any Series B Equipment Notes have been issued, Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and, if any Series B Equipment Notes have been issued, Series B Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment. The definition of “Applicable Fraction” will be revised if Additional Certificates or Reissued Certificates are issued. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

“Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees, indemnities and other amounts owing to it under the applicable Liquidity Facility or other operative documents. (Intercreditor Agreement, Section 1.01)

“Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility. (Intercreditor Agreement, Section 1.01)

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(a) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the Issuance Date, the original aggregate face amount of the Certificates of such Trust), and

(b) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class B Adjusted Interest” means, if any Class B Certificates have been issued, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible B Pool Balance” means, if any Class B Certificates have been issued, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding

Distribution Date (or, if such date of determination is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that, if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note. (Intercreditor Agreement, Section 1.01)

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class A Trust or, if Class B Certificates are outstanding, the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Sections 3.05(b) and 3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for the giving of notice or its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, (i) reduce the amount of principal, Make-Whole Amount or interest payable by American under any Equipment Note, (ii) change the date on which any principal, Make-Whole Amount or interest on any Equipment Note is due or payable, or (iii) create any lien with respect to the Collateral subject to any Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture. In addition, see the last paragraph under “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements” for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements, Note Purchase Agreement or other related documents. (Intercreditor Agreement, Section 8.01(b))

Certain Communications with Certificateholders

If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives a notice of substitution of the related Airframe, as described under “Description of the Equipment Notes—Security—Substitution of Airframe,” or a notice of replacement of the related Airframe, as described under “Description of the Equipment Notes—Certain Provisions of the Indentures—Events of Loss,” the Subordination Agent shall promptly provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency and, on behalf of each Trustee, the Subordination Agent shall post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders. (Intercreditor Agreement, Section 6.11)

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of American to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and American a statement setting forth the following information:

•

after an American Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-Day Period, (ii) subject to an election by American under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•

to the best of the Subordination Agent’s knowledge, after requesting such information from American, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. American has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Note Purchase Agreement, Section 4(a)(vi));

•

the current Pool Balance of each class of Certificates, the Eligible B Pool Balance (if any Class B Certificates have been issued) and the outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•

after an American Bankruptcy Event, any operational reports filed by American with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. American and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Adam Vogelsong, Ref: American Airlines 2025-1 EETC.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. American (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Class A Trust is expected to hold Series A Equipment Notes issued for, and secured by:

(a) two newly manufactured Airbus A321 XLR aircraft, currently scheduled for delivery to American during the period from October 2025 to December 2025,

(b) twelve newly manufactured Boeing 737 MAX 8 aircraft, currently scheduled for delivery to American during the period from October 2025 to January 2026,

(c) three newly manufactured Boeing 787-9 aircraft, currently scheduled for delivery to American during the period from October 2025 to December 2025, and

(d) eight newly manufactured Embraer E175 aircraft, currently scheduled for delivery to American during the period from October 2025 to March 2026.

(each such aircraft, including any aircraft substituted therefor prior to the delivery thereof in accordance with the applicable aircraft purchase agreement)

Each Aircraft will be owned by American. Each Aircraft other than the Embraer Aircraft will be operated by American. Each Embraer Aircraft will be operated by Envoy, a regional carrier and wholly-owned subsidiary of AAG that operates such Aircraft on behalf of American in regional operations, in each case pursuant to a lease that complies with, or will comply with, the terms and conditions of the applicable Indenture.

The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. The “LR” designation is provided by the manufacturer of the Embraer Aircraft and is not recognized by the FAA. See “Description of the Aircraft and the Appraisals—The Appraisals” for a description of (a) the twelve Boeing 737 MAX 8 aircraft, (b) the two Airbus A321 XLR aircraft, (c) the three Boeing 787-9 aircraft and (d) the eight Embraer E175 aircraft, in each case to be financed pursuant to this offering.

The Boeing 737 MAX 8 aircraft is a medium-range narrowbody commercial aircraft. Current seating capacity in American’s two-class configuration for the Boeing 737 MAX 8 aircraft is 172 seats. The Boeing 737 MAX 8 aircraft are powered by two LEAP-1B turbofan engines manufactured by CFM International Inc., an affiliate of General Electric.

The Airbus A321 XLR aircraft is a long-range narrowbody commercial aircraft. Current seating capacity in American’s three-class configuration for the Airbus A321 XLR aircraft is 155 seats. The Airbus A321 XLR aircraft are approved for ETOPs. The Airbus A321 XLR aircraft are powered by two LEAP-1A turbofan engines manufactured by CFM International Inc., an affiliate of General Electric.

The Boeing 787-9 aircraft is a long-haul widebody commercial aircraft. Current seating capacity in American’s three-class configuration for the Boeing 787-9 aircraft is 244 seats. The Boeing 787-9 aircraft are powered by two GenX turbofan engines manufactured by General Electric.

The Embraer E175 aircraft is a medium-range regional commercial aircraft. Current seating capacity in American’s two-class configuration for the Embraer E175 aircraft is 76 seats. The Embraer E175 aircraft are powered by two CF34 turbofan engines manufactured by General Electric.

The Appraisals

The table below sets forth the appraised values of the Aircraft, as determined by AISI, BK and mba, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft. Under the Note Purchase Agreement, the following 25 aircraft are expected to be financed: (a) the two Airbus A321 XLR aircraft, (b) the twelve Boeing 737 MAX 8 aircraft, (c) the three Boeing 787-9 aircraft and (d) the eight Embraer E175 aircraft listed below.

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Appraiser’s Valuations			Appraised Value(2)
				AISI	BK	mba
Airbus A321 XLR	N303NY	12409	October 2025	76,450,000	71,790,323	74,220,000	74,153,441
Airbus A321 XLR	N305NY	12490	December 2025	76,740,000	72,068,846	74,400,000	74,400,000
Boeing 737 MAX 8	N313UR	68228	October 2025	55,990,000	58,225,546	54,940,000	55,990,000
Boeing 737 MAX 8	N812UP	68205	October 2025	55,990,000	58,225,546	54,940,000	55,990,000
Boeing 737 MAX 8	N302US	68229	November 2025	56,070,000	58,330,291	55,000,000	56,070,000
Boeing 737 MAX 8	N314UT	68361	November 2025	56,070,000	58,330,291	55,000,000	56,070,000
Boeing 737 MAX 8	N315UU	68362	November 2025	56,070,000	58,330,291	55,000,000	56,070,000
Boeing 737 MAX 8	N316UV	68108	December 2025	56,200,000	58,435,035	55,070,000	56,200,000
Boeing 737 MAX 8	N317UW	68456	December 2025	56,200,000	58,435,035	55,070,000	56,200,000
Boeing 737 MAX 8	N318UX	68109	December 2025	56,200,000	58,435,035	55,070,000	56,200,000
Boeing 737 MAX 8	N319UY	68110	December 2025	56,200,000	58,435,035	55,070,000	56,200,000
Boeing 737 MAX 8	N313VA	68111	January 2026	56,340,000	58,502,072	55,140,000	56,340,000
Boeing 737 MAX 8	N314VB	68112	January 2026	56,340,000	58,502,072	55,140,000	56,340,000
Boeing 737 MAX 8	N315VC	69214	January 2026	56,340,000	58,502,072	55,140,000	56,340,000
Boeing 787-9	N850AN	66019	October 2025	157,530,000	160,753,397	151,200,000	156,494,466
Boeing 787-9	N851MK	66020	November 2025	157,750,000	160,926,871	151,320,000	156,665,624
Boeing 787-9	N852ML	66021	December 2025	158,130,000	161,100,345	151,450,000	156,893,448
Embraer E175	N336TS	17001010	October 2025	30,270,000	38,464,921	31,580,000	31,580,000
Embraer E175	N337MR	17001013	November 2025	30,310,000	38,545,335	31,610,000	31,610,000
Embraer E175	N320BK	17001014	December 2025	30,390,000	38,625,750	31,630,000	31,630,000
Embraer E175	N346BB	17001016	December 2025	30,390,000	38,625,750	31,630,000	31,630,000
Embraer E175	N338AS	17001017	December 2025	30,390,000	38,625,750	31,630,000	31,630,000
Embraer E175	N339HG	17001019	December 2025	30,390,000	38,625,750	31,630,000	31,630,000
Embraer E175	N340TC	NA	February 2026	30,540,000	38,801,053	31,690,000	31,690,000
Embraer E175	N341MB	NA	March 2026	30,610,000	38,881,468	31,710,000	31,710,000

Total:				$1,543,900,000	$1,636,523,874	$1,516,280,000	$1,545,726,978

(1)

The indicated registration number, manufacturer’s serial number and scheduled delivery month for each Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and Airbus S.A.S., American and Boeing, or American and Embraer, as applicable, and, in each case, financed under this offering. The actual delivery date of any Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “—Deliveries of Aircraft.” The manufacturer’s serial number listed as “NA” signifies that the manufacturer’s serial number for such Aircraft is not yet available as of the date hereof and is to be determined at a later date. In addition, American has certain rights to finance a Substitute Aircraft in lieu of any Aircraft if (x) the delivery of such Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month or (y) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of any Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type. See “—Substitute Aircraft.”

(2)

The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of each such Aircraft. In the case of each Aircraft, such appraisals indicate the appraised base value projected as of the currently scheduled delivery month and year for such Aircraft at the time of the related appraisal. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risks

Relating to the Class A Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”
(3)	This aircraft is approved for ETOPS.

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value each Aircraft based on “desk-top” appraisals without any physical inspection of the Aircraft. The AISI appraisal is dated October 8, 2025, the BK appraisal is dated October 7, 2025 and the mba appraisal is dated October 10, 2025. The appraised values provided by AISI and BK are presented as of October 15, 2025, and the appraised values provided by mba are presented as of October 1, 2025, based on the appraised base value projected as of the currently scheduled delivery month and year for such Aircraft at the time of the related appraisal. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on base value and on various significant assumptions and methodologies which vary among the appraisals. Appraisals that are more current or that are based on different assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals of the Aircraft.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters. In addition, we have set forth on Appendix III to this prospectus supplement a summary of the base values.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case, and the appraisals of the Aircraft that had not been delivered to American prior to the date of such appraisals are estimates of values as of the future delivery date. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

Deliveries of Aircraft

The Note Purchase Agreement provides that the period for financing the Aircraft under this offering will expire on the earlier of (a) the Outside Termination Date and (b) the date on which Equipment Notes issued with respect to all of the Aircraft have been purchased by the Trustees in accordance with the Note Purchase Agreement (the “Delivery Period Termination Date”).

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, American agrees to enter into a secured debt financing with respect to each Aircraft on or prior to the Delivery Period Termination Date.

The Aircraft are scheduled for delivery during the period from October 2025 to March 2026. See the table under “—The Appraisals” for the currently scheduled month of delivery of each Aircraft. Under the applicable aircraft purchase agreement, delivery of an aircraft may be delayed due to “excusable delay,” which includes, among other things, acts of God, war, government acts, fires or floods, strikes or labor troubles causing cessation, slowdown or interruption of work, and certain other causes beyond the applicable manufacturer’s control. American cannot predict whether or not delivery of any of the Aircraft will be postponed beyond the currently scheduled delivery month.

Substitute Aircraft

If (x) the delivery date for any Aircraft is delayed more than 30 days beyond the last day of its currently scheduled delivery month or (y) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of any Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type, American may substitute therefor an aircraft meeting the following conditions (each, a “Substitute Aircraft”).

In the case of a Substitute Aircraft that is of the same model as the Aircraft being replaced, American will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the expected ratings of any class of Certificates.

In the case of Substitute Aircraft that consist of one or more Aircraft of a different model and/or manufacturer from the Aircraft being replaced, the following conditions must be satisfied:

•

Each Substitute Aircraft shall have a date of manufacture no earlier than one year prior to the date of manufacture of the aircraft being replaced (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the applicable airframe manufacturer);

•

American will be obligated to obtain written confirmation from each Rating Agency that that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the expected ratings of any class of Certificates;

•

The Substitute Aircraft shall have an appraised current market value, adjusted for its maintenance status, (or, in the case of multiple Substitute Aircraft, the sum of their current market values shall be), at least equal to the sum of the current market values of the aircraft being replaced.

If any Substitute Aircraft will be substituted on other than a one for one basis with an aircraft, prior to the effectiveness of such substitution the Note Purchase Agreement and affected Indenture (or forms thereof) will be modified to allocate among such Substitute Aircraft the amortization schedules with respect to the aircraft being replaced in a manner consistent with, and as would preserve the aggregate amortization profile of, the original amortization schedules.

For purposes of any Substitute Aircraft, current market value means the “current market value” (as defined by the International Society of Transport Aircraft Trading or any successor organization) adjusted for the maintenance status of the Substitute Aircraft and the Aircraft being replaced by the Substitute Aircraft, as applicable, such maintenance status to be based upon maintenance data provided by American to the applicable appraiser with respect to the Substitute Aircraft and such Aircraft being replaced as of the same date within the 75-day period prior to the substitution for both the Substitute Aircraft and such Aircraft being replaced.

If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date, and American does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreement—Other Withdrawals and Return of Deposits.”

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Equipment Notes, the form of Indenture, the form of Participation Agreement and the Note Purchase Agreement, copies of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, American agrees to enter into a secured debt financing with respect to each Aircraft on or prior to the Delivery Period Termination Date. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” The description of the terms of the Equipment Notes in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the ratings of each class of certificates then rated by such Rating Agency and that remains outstanding. The terms of such agreements also must in any event comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Class A Trustee that any substantive modifications do not materially and adversely affect the Class A Certificateholders or the Liquidity Providers. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

General

Pursuant to the terms of a participation agreement among American, the Trustees, the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a “Participation Agreement”), the Trusts will purchase from American the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued in a series of equipment notes one (or if any Series B Equipment Notes are issued concurrently with the Series A Equipment Notes, two) series with respect to each Aircraft, the “Series A Equipment Notes” and, if so issued, the “Series B Equipment Notes” (the Series A Equipment Notes and the Series B Equipment Notes, if issued, the “Equipment Notes”). If not issued concurrently with the Series A Equipment Notes, American may elect to issue the Series B Equipment Notes with respect to any or all Aircraft at any time, which will be funded from sources other than this offering and may also elect to issue one or more series of Additional Equipment Notes with respect to any or all Aircraft at any time (including, for the avoidance of doubt, multiple issuances at the same or different times resulting in more than one series of Additional Equipment Notes being outstanding at any time), which will be funded from sources other than this offering. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” The Equipment Notes with respect to each Aircraft will be issued under a separate indenture and security agreement (each, an “Indenture”) between American and Wilmington Trust Company, as loan trustee thereunder (each, a “Loan Trustee”). The Equipment Notes will be direct, full recourse obligations of American.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•

if American issues any Series B Equipment Notes under an Indenture, the indebtedness evidenced by the Series B Equipment Notes issued under such Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture;

•

if American issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with the issuance of such most senior series of Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes and the Series B Equipment Notes (if any) issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with the issuance of such series of Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes, the Series B Equipment Notes (if any) and each series of Additional Equipment Notes that ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates”); and

•

the indebtedness evidenced by the Series A Equipment Notes, the Series B Equipment Notes (if any) and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) will agree that:

•

if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•

if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series will also:

•	agree to and will be bound by the subordination provisions in such Indenture;

•	authorize and direct the Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoint the Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “—Remedies,” then after payment in full of: first, the persons indemnified under “—Indemnification” and certain other expenses with respect to such Indenture; second, the Series A Equipment Notes under such Indenture; third, the Series B Equipment Notes, if any, under such Indenture; and, if applicable, fourth, any one or more series of Additional Equipment Notes issued under such Indenture in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes); any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “—Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified American that it intends to exercise remedies under such Indenture (see “—Remedies”) in the following order of priority: first, to Series A Equipment Notes, Series B Equipment Notes (if any) and, if applicable, any one or more series of Additional Equipment Notes in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes), ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see “—Security”). (Indentures, Section 3.03)

If any Series B Equipment Notes are issued, the date on which payments of scheduled interest and principal on such Series B Equipment Notes will commence will be set forth in such Series B Equipment Notes.

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on May 11 and November 11 of each year, commencing on November 11, 2026. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

Principal payments on the issued and outstanding Series A Equipment Notes are scheduled to be paid in specified amounts on May 11 and November 11 of each year, (i) commencing on November 11, 2026, and (ii) ending on May 11, 2038 (such ending date with respect to a series of Equipment Notes, the “Final Maturity Date” for such series of Equipment Notes). If Series B Equipment Notes are issued, principal payments on the issued and outstanding Series B Equipment Notes shall be scheduled to be paid in specified amounts as specified in the offering materials for such Class B Certificates. The original principal amount and principal amortization schedule for the Series A Equipment Notes issued with respect to each Aircraft will be as set forth in the table for that Aircraft included in Appendix IV. See “Description of the Certificates—Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

American is also required to pay under each Indenture the pro rata share allocated thereto (i) of the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and (ii) of compensation and certain expenses payable to the Subordination Agent. (Indentures, Section 2.14)

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by American under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

All of the outstanding Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of American; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem all of the outstanding Series B Equipment Notes (if any are issued and then outstanding) or any series of outstanding Additional Equipment Notes issued with respect to all Aircraft, in each case, either in connection with a refinancing of such series or without any such refinancing. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” The redemption price in the case of any optional redemption of outstanding Equipment Notes of any series under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes of such series issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be mailed or delivered by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from American to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by American (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus   % in the case of the Series A Equipment Notes, exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity (the “Weekly Average Yield to Maturity”) for two series of United States Treasury securities, trading in the public securities markets (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date. The Weekly Average Yield to Maturity shall be calculated by taking the simple average of the yields to maturity for the applicable United States Treasury security for each of the five business days preceding the Make Whole Determination Date as reported on the Most Recent H.15 Page for the applicable United States Treasury. The date of determination (the “Make Whole-Determination Date”) of a Make-Whole Amount shall be the Monday preceding the Make-Whole Calculation Date. The “Make-Whole Calculation Date” means the third Business Day prior to the applicable redemption date. The “Most Recent H.15 Page” means the latest H.15 page published on the website of the Board of Governors of the Federal Reserve System prior to the close of business on the Make-Whole Calculation Date (or any successor page that may replace the H.15 page). (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to, but excluding, the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures. In the case of each Aircraft, an agreement with respect to airframe warranties will be entered into for such Aircraft pursuant to which the Loan Trustee will be named the “controlling party” thereunder for purposes of making claims with respect to such airframe warranties and will have certain rights with respect to such warranties.

Since the Equipment Notes are so cross-collateralized, any excess proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “—Subordination” above. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

Substitution of Airframe or Engine

American may, at any time and from time to time, elect to release any Airframe from the security interest of the related Indenture and substitute for it (1) an airframe of the same model or a comparable or improved model of the same manufacturer of the Aircraft, or (2) one or more airframes with a different model (other than as referred to in clause (1) of this sentence) and/or manufacturer than such Airframe, so long as:

•	no Indenture Event of Default under such Indenture has occurred and is continuing at the time of substitution;

•

the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the date of the issuance of the Series A Equipment Notes under such related Indenture (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such airframe);

•

the substitute airframe has an “appraised current market value”, adjusted for its maintenance status, (or, in the case of multiple substitute airframes, the sum of such current market values of such substitute airframes shall be) at least equal to the sum of the current market values of each released Airframe (assuming that each such released Airframe had been maintained in accordance with the terms of the related Indenture); and

•

in the case of any substitute airframe referred to in clause (2) above in this sentence, American shall have obtained written confirmation from each Rating Agency that substituting such substitute airframe for such released Airframe(s) will not result in a withdrawal, suspension or downgrading of the ratings of any class of Certificates.

If any airframe will be substituted other than a one for one basis with an Airframe, prior to the effectiveness of such substitution the applicable Indenture will be amended to allocate among such substitute airframes the principal amount of the Series A Equipment Notes issued under each applicable Indenture and remaining amortization schedules in a manner consistent with, and as would preserve the aggregate amortization profile of, the original Series A Equipment Notes.

If American elects to substitute an Airframe, American is required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such substitution), and (ii) as to the due registration of the aircraft of which such substitute airframe is a part, the due recordation by the FAA of a supplement to the Indenture relating to such substitute airframe and the registration of the lien of the Indenture of such substitute airframe with the international registry under the Cape Town Treaty, if applicable (Indentures, Section 4.04(f)).

Upon effectiveness of the substitution of an airframe, the Loan Trustee is required to provide notice of such substitution to the Note Holders. If the Subordination Agent, in its capacity as a Note Holder, receives such notice of substitution of an airframe, the Subordination Agent will promptly:

•	provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency; and

•	on behalf of each Trustee post such notice on DTC’s internet bulletin board.

American may elect to release any Engine from the security interest of the related Indenture and substitute for it a replacement engine on substantially the same terms as if an Event of Loss had occurred with respect to such Engine alone. (Indentures, Section 4.04(e)) See “—Certain Provisions of the Indentures—Events of Loss”.

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of American, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.

Loan to Value Ratios of Equipment Notes

The tables in Appendix IV to this prospectus supplement set forth the projected LTVs for the Series A Equipment Notes to be issued in respect of each Aircraft (i) as of the Issuance Date, (ii) as of May 11, 2026, in the case of each Aircraft and (iii) as of each Regular Distribution Date thereafter. For purposes of Appendix IV, (a) the Equipment Notes for each Aircraft are assumed to be issued and outstanding as of the Issuance Date even though none of the Equipment Notes will have been issued on the Issuance Date since the Aircraft have not yet been financed pursuant to this offering on the Issuance Date (and, in the case of the Aircraft, not yet even delivered to American on the Issuance Date), and (b) with respect to each Aircraft, the LTVs for any Regular Distribution Date after the Issuance Date but prior to the Regular Distribution Date set forth in clause (ii) for such Aircraft are not included as they are not meaningful since there are no scheduled principal payments during this period because such Regular Distribution Date set forth in clause (ii) for such Aircraft is the first Regular Distribution Date to occur after such Aircraft is expected to have been financed pursuant to this offering.

The LTVs for each Regular Distribution Date listed in the tables in Appendix IV were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes assumed to be issued and outstanding under the relevant Indenture, in each case, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix IV are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture will include:

•	the failure by American to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•

the failure by American to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other related Operative Document for more than 30 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•

the failure by American to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•

the failure by American to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related Operative Document that continues for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

•

any representation or warranty made by American in the related Operative Documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of American; or

•

the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement;

provided that notwithstanding anything to the contrary set forth in the foregoing, any failure of American to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as American is continuing to comply with all of the terms set forth under “—Certain Provisions of the Indentures—Events of Loss.” (Indentures, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to American, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the Operative Documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Sections 4.02(a) and 4.02(d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.”

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults. A default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor, need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”

It is a condition to each Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that counsel to American provide an opinion to the Trustees that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.

The opinion of counsel to American will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss.” The opinion of counsel to American also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by American.

In certain circumstances following the bankruptcy or insolvency of American where the obligations of American under any Indenture exceed the value of the Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against American on such Equipment Notes after the disposition of the Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against American available to the Trustees for the most junior classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

“Operative Documents” means, with respect to any Indenture, such Indenture, the Equipment Notes issued thereunder, the related Participation Agreement and other operative documents referred to in such Indenture. (Indentures, Annex A)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

In addition, any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to American and the assumption by any such successor of the covenants of American contained in such Indenture and any of the other related Operative Documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any substitute Airframe, replacement Airframe or replacement Engine; (viii) add to the covenants of American for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon American under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of a Liquidity Provider with a replacement liquidity provider and the replacement of a Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple instruments for such Replacement Facility for the applicable Trust; (xiii) give effect to the replacement of the Depositary with a Replacement Depositary and the agreements related thereto; (xiv) evidence the succession of a new escrow agent or a new paying agent under the Escrow Agreement pursuant thereto or the removal of the Escrow Agent or the Paying Agent thereunder; (xv) provide for the original issuance of Series B Equipment Notes or one or more series of Additional Equipment Notes or any Reissued Equipment Notes under such Indenture, and for the issuance of pass through certificates by any pass through trust that acquires any such Series B Equipment Notes, Additional Equipment Notes or Reissued Equipment Notes and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith or to provide for the priority in payment among the Series B Equipment Notes and/or different series of Additional Equipment Notes), and provide for any credit support for any pass through certificates relating to any such Series B Equipment Notes (if Series B Equipment Notes have been issued) or Additional Equipment Notes or Reissued Equipment Notes (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple instruments for such Liquidity Facility for a single pass through trust)); provided that such Series B Equipment Notes or Additional Equipment Notes or Reissued Equipment Notes, as the case may be, are issued in accordance with the Note Purchase Agreement, the applicable Participation Agreement and the Intercreditor Agreement; or (xvi) give effect to the substitution of the Aircraft. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” (Indentures, Section 9.01)

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture, provided that any change in the principal amount of any Equipment Note in connection with any substitution of Aircraft under such Indenture shall not require the consent of any holder of the Equipment Notes; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “—Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

American will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, the Escrow Agent, the Paying Agent, the escrow agent (if any) and paying agent (if any) with respect to any Additional Certificates, if issued, and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

No Loan Trustee will be required to take any action or refrain from taking any action (other than, to the extent required by each Indenture, notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from American’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

Certain Provisions of the Indentures

Each of the Indentures will provide for the following with respect to the Aircraft, Airframe and Engines subject thereto.

Maintenance; Operation; Replacement of Parts; Alterations, Modifications and Additions

American will be obligated, among other things and at its expense, to keep the Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times (other than (v) during temporary periods of storage, during maintenance, testing or modification permitted under the applicable Indenture, (w) during periods of grounding by applicable governmental authorities, (x) during periods when the FAA or other applicable aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft, (y) with respect to minor, unanticipated or nonrecurring violations with respect to which corrective measures are taken by American or any lessee or (z) to the extent American or a lessee is contesting in good faith the validity or application of any law or requirement relating to such certification in any manner that does not involve any material risk of sale, loss or forfeiture of the Aircraft, Airframe or any Engine or the interest of the Loan Trustee therein or any material risk of criminal liability or material civil penalty against the Loan Trustee). (Indentures, Section 7.02(c) and (e))

American will agree not to use or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction in any country in which the Aircraft is flown or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except minor, unanticipated or non-recurring violations with respect to which corrective measures are taken promptly by American or a lessee and except to the extent American (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 7.02(b))

American or any lessee must make (or cause to be made) such alterations and modifications in and additions to the Airframe and any Engine as may be required to meet the applicable requirements of the FAA or any applicable government of any other jurisdiction in which the Aircraft may then be registered, except for minor, unanticipated and non-recurring violations with respect to which corrective measures are being taken promptly by American or any lessee, and any law, rule, regulation or order the validity or application of which is being contested in good faith by American or any lessee in any manner which does not involve any material risk of sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein. American (or any lessee) may add further parts or accessories and make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine as American (or any such lessee) may deem desirable in the proper conduct of its business, including, without limitation, removal (without replacement) of parts, provided that no such alteration, modification or addition may materially diminish the value or utility of the Airframe or any Engine below the value or utility thereof immediately prior to such alteration, modification or addition (assuming the Airframe or such Engine was then in the value and utility required to be maintained by the terms of the Indenture), except that the value (but not the utility) of the Airframe or any Engine may be reduced by the value of any such parts that are removed that American or a lessee deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. American may also make alterations in the passenger configuration of the Aircraft and such alterations shall not be subject to the immediately preceding sentence. All parts (with certain exceptions) incorporated or installed in or attached or added to the Airframe or any Engine as a result of such alteration, modification or addition shall be free and clear of any lien (other than permitted liens) and will be subject to the lien of the Indenture. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to American or any lessee, as well as any part that is not required to be incorporated or installed in or attached or added to the

Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the value or utility required to be maintained by the terms of the Indenture. Such removable parts may be leased or financed by third parties other than the Loan Trustee. Notwithstanding the foregoing, American may install passenger convenience equipment owned by American or any lessee or by third parties and leased or otherwise furnished to American, and American may remove and not replace the same, so long as the installation of any such passenger convenience equipment does not impair or otherwise affect the rights and remedies of the Loan Trustee. (Indentures, Section 7.04(c))

Except as set forth above or in certain cases of Event of Loss, American will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although American has certain re-registration rights, as described below, American generally is required to keep the Aircraft duly registered under the Transportation Code with the FAA and to record the Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, American will register the “international interests” created pursuant to the Indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)) Although American has no current intention to do so, American will be permitted to register the Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Indenture in the Aircraft. (Indentures, Section 7.02(e)) American also will be permitted, subject to certain limitations, to lease the Aircraft or any Engine to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (or their affiliates acting under an unconditional guarantee of such manufacturer). Each Embraer Aircraft will be owned by American and leased to Envoy, a regional carrier and wholly-owned subsidiary of AAG that operates such Embraer Aircraft on behalf of American in regional operations. The replacement lease between American and Envoy will be subject and subordinate to the Indenture. No such lease will relieve American of its obligations under the corresponding Indenture. In addition, subject to certain limitations, American (and any lessee) will be permitted to transfer possession of the Airframe or any Engine other than by lease, including transfers of possession by American or any lessee in connection with certain interchange, borrowing, pooling and other arrangements, “wet leases,” transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on American’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Mortgage Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. The recordation of the Indenture and certain other documents with respect to the Aircraft under the Federal Aviation Act will give the Loan Trustee a first-priority, perfected security interest in the Aircraft under United States law, subject to permitted liens under the Indenture. The Mortgage Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Mortgage Convention. The Cape Town Treaty provides that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. However, it is unclear how the Cape Town Treaty will be applied in such jurisdictions given the novelty of the Cape Town Treaty and the paucity of legal precedents with respect to the Cape Town Treaty.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

In addition, some jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

Liens

American is required to maintain the Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to or permitted by the Indenture and the other related Operative Documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture (including, without limitation, the rights of any lessee under a lease permitted under the Indenture, including those to Envoy in respect of the Embraer Aircraft) and liens attributable to other parties to the related Operative Documents and pass through documents related thereto and other than certain other specified liens, including but not limited to: (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, hangarkeepers’, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay and so long as during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or impair the lien of the Indenture; (iv) salvage or similar rights of insurers under insurance policies maintained by American or any lessee; (v) any other lien as to which American (or any lessee) has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

Insurance

Subject to certain exceptions, American is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by American (or any permitted lessee) with respect to other aircraft operated by American (or any permitted lessee) on same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If the Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the Loan Trustee. If the Aircraft, the Airframe or any Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $13,000,000 (in the case of an Airbus A321 XLR aircraft), $10,000,000 (in the case of an Boeing 737 MAX 8), $20,000,000 (in case of a Boeing 787-9) and $7,000,000 (in the case of an Embraer E175 aircraft), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to American unless there is a continuing Indenture Event of Default, in which event all insurance proceeds for any loss or damage to the Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))

In addition, American is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance), and contractual liability insurance with respect to the Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft and engines in American’s fleet on which American carries insurance (or any lessee’s fleet on which such lessee carries insurance). (Indentures, Section 7.06(a))

American is also required to maintain (or cause a lessee to maintain) aircraft liability war risk and allied perils insurance if and to the extent the same is maintained by American or such lessee, as the case may be, with respect to other similar aircraft operated by American or such lessee, as the case may be, on the same or similar routes. (Indentures, Sections 7.06(a) and 7.06(b))

American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American and its affiliates carry insurance, unless American’s independent insurance broker certifies that the standard among major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of (i) any deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles customarily imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))

American is required to name the Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties under the liability insurance policy required with respect to the Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of American. (Indentures, Sections 7.06(a) and 7.06(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, American must elect within 90 days after such occurrence (i) to replace the Airframe and any such Engines or (ii) to pay the Loan Trustee the outstanding principal amount of the Equipment Notes relating to the Aircraft together with accrued interest thereon, but without any premium. Depending upon American’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, American will (i) redeem the Equipment Notes under the Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued but unpaid interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be), free and clear of all liens (other than certain permitted liens) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If American elects to replace the Airframe (or the Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engine(s) of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, and with a value and utility at least equal (but in any event without regard to component modification status or the number of hours or cycles, in either case since new, since a maintenance task of any kind, or remaining (or expected to remain) until a future maintenance task of any kind) to the Airframe or Airframe and Engine(s) to be replaced, assuming that such Airframe and such Engine(s) were in the condition and repair required by the Indenture. American is also required to provide to the Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement airframe and engines as the case may be. If American elects not to replace the Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to the Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to the Aircraft, and the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by American will be deposited with the Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to the Aircraft will be distributed by the Loan Trustee to American. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, American will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In addition, American will have the right at any time to replace any Engine with another engine, free and clear of all liens (other than certain permitted liens). In each case, the replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility at least equal (but in any event without regard to component modification status or the number of hours or cycles, in either case since new, since a maintenance task of any kind, or remaining (or expected to remain) until a future maintenance task of any kind) to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the Indenture. (Indentures, Sections 7.04(d) and 7.05(b))

An “Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:

•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•

the requisition for use or hire of such property by any government (other than a requisition for use or hire by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by American (or any lessee) for a period exceeding 12 consecutive months;

•

the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless American has obtained indemnity or insurance in lieu thereof from such government;

•

any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) for any reason of the Aircraft, the Airframe, or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by American (or a permitted lessee) for a period in excess of 180 consecutive days;

•

as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless American is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•

with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use or hire of by any government, for a period in excess of 60 days, of such Engine not then installed on an Airframe.

An Event of Loss with respect to the Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of the Aircraft unless American elects to substitute a replacement airframe pursuant to the related Indenture. (Indentures, Annex A)

If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 7.05)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES AND REFINANCING AND REISSUANCE OF CERTIFICATES

Issuance of Additional Certificates

American may, at any time and from time to time, issue one or more additional series of equipment notes (the “Additional Equipment Notes”) with respect to any or all of the Aircraft, which Additional Equipment Notes will be funded from sources other than this offering, but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Notes issued under an Indenture will be subordinated in right of payment to the Series A Equipment Notes, the Series B Equipment Notes (if any) and each other series of Additional Equipment Notes (if any) that generally ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture. American will fund the sale of any series of Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”) issued by a related pass through trust (an “Additional Trust”). (Intercreditor Agreement, Section 8.01(d))

The trustee of, and the liquidity provider (if any) for, any Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the related class of Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates, the Class B Certificates (if any) and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to any class of Additional Certificates to provide for distribution of “Adjusted Interest” with respect to such class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest (if Class B Certificates have been issued), but with respect to the applicable class of Additional Certificates) after Class B Adjusted Interest (if Class B Certificates have been issued) and, if applicable, after any “Adjusted Interest” for any class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), but before Expected Distributions on the Class A Certificates. (Intercreditor Agreement, Section 8.01(d))

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture and, if such issuance occurs before the Delivery Period Termination Date, any amendment to the Note Purchase Agreement, the Deposit Agreement and the Escrow Agreement in connection with, and to give effect to, such issuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Additional Equipment Notes and Additional Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(d))

If any class of Additional Certificates are issued prior to the Delivery Period Termination Date, (a) the net proceeds thereof will be held in escrow and placed in deposit on behalf of the escrow agent for the related Additional Trust with a depositary, all on terms and conditions and under documentation substantially similar to the Deposit Agreement and Escrow Agreement applicable to the net proceeds of the Class A Certificates and (b) the series of Additional Equipment Notes relating to such class of Additional Certificates will be issued and purchased by the Subordination Agent on behalf of the trustee of the related Additional Trust on terms and conditions set forth in the Note Purchase Agreement and Participation Agreements (as such agreements may be amended in connection with the issuance of such class of Additional Certificates).

Refinancing or Reissuance of Certificates

American may, at any time and from time to time, (a) redeem all (but not less than all) of the Series B Equipment Notes (if any) (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes or (b) following the payment in full at maturity or otherwise of all (but not less than all) of the Series B Equipment Notes (if any) (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full (any such new equipment notes, in each case, the “Reissued Equipment Notes”). In either such case, American will fund the sale of any such series of Reissued Equipment Notes through the sale of pass through certificates (the “Reissued Certificates”) issued by a related pass through trust (each, a “Reissuance Trust”).

The trustee of any Reissuance Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Reissued Certificates (i) in the case of Reissued Certificates issued in respect of Class B Certificates, the Administration Expenses, the Liquidity Obligations and the Class A Certificates and (ii) in the case of Reissued Certificates issued in respect of any class of Additional Certificates, the Administration Expenses, the Liquidity Obligations, the Class A Certificates, the Class B Certificates (if any) and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such Reissued Certificates, in each case, in the same manner that the corresponding class of refinanced or reissued Certificates was subordinated. Any such issuance of Reissued Equipment Notes and Reissued Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with, and to give effect to, such refinancing or reissuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Reissued Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(c))

Additional Liquidity Facilities

Reissued Certificates issued in respect of Class B Certificates (if any) may have the benefit of credit support similar to the Liquidity Facility for the Class A Trust or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Provider for the Class A Trust, so long the Liquidity Provider thereunder shall have provided prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

Additional Certificates and any Reissued Certificates issued in respect of Additional Certificates may have the benefit of credit support similar to the Liquidity Facility for the Class A Trust or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses and the Liquidity Obligations relating to each of the Class A Certificates and the Class B Certificates (if any) and any class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates or Reissued Certificates to such class of Additional Certificates or Reissued Certificates), so long as each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(iv))

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of material U.S. federal income tax consequences to Class A Certificateholders of the purchase, ownership and disposition of the Class A Certificates. Except as otherwise specified, the summary is addressed to beneficial owners of Class A Certificates and the associated Escrow Receipts that are citizens or residents of the United States, corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (“U.S. Persons”) that will hold the Class A Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the Medicare tax imposed on certain income, any alternative minimum tax or the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships or other pass-through entities, holders subject to the mark-to-market rules, holders subject to special tax accounting rules as a result of any item of gross income with respect to the Class A Certificates being taken into account in an applicable financial statement, tax-exempt entities, holders that will hold Class A Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that acquire Class A Certificates other than at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Class A Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Class A Trust is not indemnified for any U.S. federal, state, local or foreign income taxes that may be imposed upon it, and the imposition of any such taxes on the Class A Trust could result in a reduction in the amounts available for distribution to the Class A Certificateholders of the Class A Trust. Prospective investors should consult their tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.

Tax Status of the Class A Trust

Although there is no authority addressing the characterization of entities that are similar to the Class A Trust in all material respects, based upon an interpretation of analogous authorities and the terms of the transaction documents, all as in effect on the date hereof, the Class A Trust will be classified for U.S. federal income tax purposes either as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code or as a partnership, and will not be treated as a corporation or other entity taxable as a corporation.

Class A Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth under “—Taxation of Class A Certificateholders Generally—The Class A Trust Classified as Partnership” or as otherwise indicated below, the discussion below assumes that the Class A Trust will be classified as a grantor trust. If the Class A Trust is classified as a partnership for U.S. federal income tax purposes, it will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of its gross income for each taxable year that it has existed is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by the Class A Trust from the Equipment Notes and the Deposits will constitute qualifying income, and the Class A Trust therefore will meet the 90% test described above, assuming that it operates in accordance with the terms of the applicable Pass Through Trust Agreement and the other agreements to which it is a party.

Taxation of Class A Certificateholders Generally

The Class A Trust Classified as a Grantor Trust

Assuming that the Class A Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes held by the Class A Trust, the Class A Trust’s contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Class A Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Class A Certificates will not be issued with original issue discount for U.S. federal income tax purposes. The Deposits will likely be subject to the short-term obligation rules, with the result that a U.S. Certificateholder using the cash method of accounting will be required to defer interest deductions with respect to debt incurred or continued to purchase or carry an interest in a Deposit unless the U.S. Certificateholder elects to include income from the Deposit using the accrual method of accounting. Any amounts received by the Class A Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. If a U.S. Certificateholder is an individual, estate or trust, no deduction under Section 212 of the Code for such holder’s share of such fees or expenses will be allowed. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that the payments related to such fees and expenses will be treated as constructively received by the Class A Trust, in which event a U.S. Certificateholder will be required to include its pro rata share of such payments in income and will be entitled to deduct its pro rata share of such fees and expenses, subject to any applicable limitations discussed immediately above.

The Class A Trust Classified as a Partnership

If the Class A Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Class A Trust will be calculated at the Class A Trust level, but the Class A Trust itself will not generally be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Class A Trust’s items of income and deduction on its tax return for its taxable year within which the Class A Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder’s basis in its interest in the Class A Trust generally would be equal to its purchase price therefor including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes, plus its share of the Class A Trust’s net income, minus its share of any net losses of the Class A Trust, and minus the amount of any distributions from the Class A Trust. In the case of an original purchaser of a Class A Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Class A Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting.

Sale or Other Disposition of the Class A Certificates

Upon the sale, exchange or other disposition of a Class A Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (except to the extent attributable to accrued interest, which will be taxable as ordinary income if not previously included in income, or to the associated Escrow Receipt) and the U.S. Certificateholder’s adjusted tax basis in the Equipment Notes and any other property held by the Class A Trust (not including the tax basis attributable to the associated Escrow Receipt). Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Class A Trust for more than one year (except to the extent attributable to any property held by the Class A Trust for one year or less).

Upon a sale, exchange or other disposition of a Class A Certificate, a U.S. Certificateholder will also recognize gain or loss equal to the difference between the amount realized allocable to the associated Escrow Receipt (which evidences such Class A Certificateholder’s interest in the associated Deposits) and the U.S. Certificateholder’s adjusted tax basis attributable to the associated Escrow Receipt. To the extent it represents an accrual on the associated Deposit, any such gain likely would be treated as ordinary interest income (and any such loss likely would, to the extent of cumulative net accruals on the associated Deposit, be treated as an ordinary loss).

Notwithstanding the foregoing, if the Class A Trust is classified as a partnership, gain or loss with respect to a disposition of an interest in the Trust will be calculated and characterized by reference to the U.S. Certificateholder’s adjusted tax basis and holding period for its interest in the Trust.

Foreign Class A Certificateholders

Subject to the discussion of backup withholding and FATCA below, payments of principal, interest or premium on the Equipment Notes or the associated Deposits to, or on behalf of, any beneficial owner of a Class A Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former U.S. citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal income or withholding taxes, provided that:

•	such amount is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Certificateholder;

•

the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of American or the Depositary, as the case may be, entitled to vote;

•

the non-U.S. Certificateholder is not a bank receiving such amount as interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to American or the Depositary, as the case may be; and

•	certain certification requirements (including identification of the beneficial owner of the Class A Certificate) are satisfied.

Subject to the discussion of backup withholding and FATCA below, any gain (not including any amount treated as interest) realized upon the sale, exchange, retirement or other disposition of a Class A Certificate or the related Escrow Receipt or upon receipt of premium paid on an Equipment Note to a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Prospective investors that are not U.S. Persons should consult their tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of Class A Certificates and the associated Escrow Receipt under U.S. federal, state, local and any other relevant law in light of their own particular circumstances.

Information Reporting and Backup Withholding

Generally, the amount of interest paid on the Equipment Notes held in the Class A Trust or the associated Deposits to or on behalf of Class A Certificateholders and the amount of tax, if any, withheld with respect to those payments will be reported annually to the IRS and to Class A Certificateholders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. Certificateholder resides under the provisions of an applicable income tax treaty. In general, a Class A Certificateholder will not be subject to backup withholding with respect to payments made on the Class A Certificates or the associated Escrow Receipts, provided such Class A Certificateholder complies with certain certification requirements (and, in the case of a non-U.S. Certificateholder, the recipient of such certification does not have actual knowledge or reason to know that the holder is a U.S. Person that is not an exempt recipient). In addition, a Class A Certificateholder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of Class A Certificates and associated Escrow Receipts within the United States or conducted through specified U.S.-related financial intermediaries, unless certain certification requirements are met (and, in the case of a non-U.S. Certificateholder, neither the recipient of such certification nor the relevant financial intermediary has actual knowledge or reason to know that the Class A Certificateholder is a U.S. Person that is not an exempt recipient) or the Class A Certificateholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Class A Certificateholder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act

The provisions of U.S. federal income tax law known as FATCA generally impose a 30% withholding tax on “withholdable payments” made to foreign entities that fail to meet specified requirements. “Withholdable payments” include, among others, U.S.-source interest and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the disposition of property that could produce U.S.-source interest. Class A Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. If any withholding taxes reduce the amount payable to a Class A Certificateholder, such Class A Certificateholder should consult its tax advisor regarding whether refunds or credits of such tax are available.

The 30% FATCA withholding tax will apply (absent an applicable exemption) to U.S.-source interest income regardless of when such interest is paid. However, while withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a Class A Certificate, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. A “foreign financial institution” as defined under FATCA (an “FFI”) that enters into and complies with an agreement with the IRS regarding certain information reporting and withholding under FATCA (or is otherwise exempt from, or compliant with, FATCA, including pursuant to an intergovernmental agreement) would be exempt from the FATCA withholding taxes. A person that receives payments through one or more FFIs may receive reduced payments on the Class A Certificates as a result of FATCA withholding taxes if (i) one or more of such FFIs do not enter into such an agreement with the IRS, do not otherwise establish an exemption and are not otherwise compliant or exempt under an intergovernmental agreement, or (ii) such person is a “recalcitrant account holder” or itself an FFI described in clause (i). A non-U.S. Certificateholder that is not an individual or an FFI and not otherwise exempt may also be required to provide certain information (generally including satisfactory documentation to establish that it is not a U.S. person and has (i) no “substantial United States owners” (as defined in the Code) or (ii) substantial United States owners for which documentation is provided that indicates the name, address and U.S. taxpayer identification number for each such United States owner) in order to be exempt from FATCA withholding taxes.

Furthermore, non-U.S. governments have entered, and additional non-U.S. governments may enter, into intergovernmental agreements with the IRS to implement FATCA in a manner that alters the rules described herein. FATCA is particularly complex and its application to a Class A Certificateholder is uncertain. Each Class A Certificateholder should consult its tax advisor regarding FATCA.

CERTAIN DELAWARE TAXES

The Trustee of each Trust is a Delaware trust company headquartered in Delaware that will act through its corporate trust office in Delaware. Morris James LLP, special Delaware counsel to the Trustees, has advised American that, in its opinion, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code, or as a partnership under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) the Certificate Owners that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if such Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of such Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

General Fiduciary Issues

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan (collectively, “IRAs”), that is subject to Title I of ERISA, or Section 4975 of the Code or any entity whose underlying assets are deemed for any purpose of ERISA or Section 4975 of the Code to include “plan assets” by reason of such a plan or arrangement’s investment in such entity (each, an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Certificates. Any Plan fiduciary which proposes to cause a Plan to acquire Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such acquisition and holding will not constitute or result in a violation of any applicable fiduciary responsibility requirements of ERISA, the Code or Similar Law.

Neither the Company nor any of its affiliates is acting, or will act, as a fiduciary to any Plan with respect to the decision to acquire or hold the Certificates or any interest therein and each Plan, including IRAs, should consider such fact when deciding to acquire and hold the Certificates or any interest therein. Neither the Company nor any of its affiliates is undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to purchase or hold the Certificates or any interest therein (unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited). All communications, correspondence and materials from the Company or any of its affiliates with respect to the Certificates or any interest therein are intended to be general in nature and are not directed at any specific investor, and do not constitute advice regarding the advisability of investment in the Certificates or any interest therein for any specific investor, and are not intended to be rendered in the capacity as a fiduciary to any Plan. The decision to acquire and hold the Certificates or any interest therein must be made solely by each prospective Plan investor on an arm’s length basis.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Certificate, the ERISA Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or Similar Law unless a statutory or administrative exemption or similar exemption under Similar Law is applicable to the transaction. In addition, an Escrow Receipt will be affixed to each Certificate and will evidence an interest in the Deposits held in escrow by the Escrow Agent for the benefit of the related Certificateholders pending the financing of the Aircraft. The Deposits will not constitute property of the Trusts. Pending withdrawal of such Deposits in accordance with the applicable Deposit Agreement and Escrow Agreement and with the Note Purchase Agreement, the Deposits may also be deemed plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code and Similar Law. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. A Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the related Trust and the Depositary could become a fiduciary of ERISA Plans that have invested in the class of Certificates and be subject to the general fiduciary requirements of ERISA pending withdrawals of such deposits in accordance with the Deposit Agreement and related Escrow Agreement and with the Note Purchase Agreement. If a Trustee or the Depositary becomes a fiduciary with respect to the ERISA Plans purchasing the Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage ERISA Plan assets. In order to mitigate the possibility of such prohibited transactions, each investing ERISA Plan, by acquiring such Certificates (or an interest therein), will be deemed to have directed such Trustee and the Depositary to invest in the assets held in the related Trust pursuant to the terms and conditions described herein. Any Plan purchasing the Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules (or any similar exemption under Similar Law) on which such Plan relies with respect to its purchase or holding of the Certificates also applies to such Plan’s indirect acquisition and holding of the assets of the related Trust.

Prohibited Transaction Exemptions

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or Similar Law.

Whether or not the assets of a Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, American, AAG, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Paying Agent and their respective affiliates. Moreover, if Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the senior Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption

(“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from some or all of the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates. Further, foreign, church or governmental plans or arrangements exempt from Title I of ERISA and Section 4975 of the Code may nevertheless be subject to Similar Law.

Plan Representations

Each person who acquires or accepts a Class A Certificate or an interest therein will be deemed by such acquisition or acceptance to have (a) represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold such Class A Certificate or an interest therein or (ii) the purchase and holding of such Class A Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more statutory or administrative exemptions or similar exemptions under Similar Law, and (b) directed the Trustees to invest in the assets held in the Trusts pursuant to the terms and conditions described herein.

Further, each person who is an ERISA Plan and acquires or accepts a Class A Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that none of American or any of its agents or affiliates has acted as the ERISA Plan’s fiduciary (within the meaning of ERISA or the Code), or has undertaken to provide impartial investment advice or given advice in a fiduciary capacity, with respect to the decision to acquire the Certificates or any interest therein (unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited), and none of American or any of its agents or affiliates has at any time been relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire the Certificates or any interest therein.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Certificates by insurance company general accounts.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, among American, the representatives of the Underwriters and the Depositary (the “Underwriting Agreement”), each Underwriter named below has severally agreed with American to purchase from the Class A Trustee the following aggregate face amounts of the Class A Certificates:

Underwriter	Face Amount of Class A Certificates
J.P. Morgan Securities LLC	$
Deutsche Bank Securities Inc.
BNP Paribas Securities Corp.
Barclays Capital Inc.
BofA Securities Inc.
Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
MUFG Securities Americas Inc.
SMBC Nikko Securities America, Inc.
Loop Capital Markets LLC
ICBC Standard Bank Plc
Mizuho Securities USA LLC
Natixis Securities Americas LLC
NatWest Markets Securities Inc.
U.S. Bancorp Investments, Inc.
BOK Financial Securities, Inc.
Total		$883,625,000

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent (including that the Class A Certificates have received certain credit ratings) and that the Underwriters will be obligated to purchase all of the Class A Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of the Certificates may be terminated. The Class A Certificates are offered subject to receipt and acceptance by the Underwriters and subject to the Underwriters’ right to reject any order in whole or in part.

The aggregate proceeds from the sale of the Class A Certificates will be $883,625,000. American will pay the Underwriters a commission of $    . American estimates that its out-of-pocket expenses for the offering will be approximately $    (exclusive of the ongoing costs of the Liquidity Facilities and certain other ongoing costs).

The Underwriters propose to offer the Class A Certificates to the public initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through Certificates	Concession to Selling Group Members		Discount to Brokers/ Dealers
Class A		%		%

The Class A Certificates are a new issue of securities with no established trading market. Neither American nor any Trust intends to apply for listing of the Class A Certificates on any securities exchange. American expects the same will be true for any issuance of Class B Certificates.

American has been advised by one or more of the Underwriters that they presently intend to make a market in the Class A Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Class A Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class A Certificates. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Because there is no current market for the Certificates, you may have a limited ability to resell Certificates.”

American has agreed to reimburse the several Underwriters for certain expenses and has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the several Underwriters may be required to make in respect thereof.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, the Underwriters and certain of their affiliates have engaged, and in the future may engage, in investment and commercial banking or other transactions with American and its affiliates, including the provision of certain advisory services and the making of loans to American and its affiliates and serving as counterparties to certain hedging arrangements, including fuel and interest rate hedging arrangements. Certain of the Underwriters and their affiliates are lenders to American under credit facilities and routinely hedge, and certain other of those Underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such lending exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Certificates offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Certificates offered hereby. The Underwriters and their affiliates have received, and in the future may receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of American or its affiliates. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

American expects that delivery of the Class A Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the tenth business day following the date hereof (this settlement cycle being referred to as T+10). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Class A Certificates on a day prior to their date of initial delivery of such Certificates will be required, by virtue of the fact that the Class A Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

In order to facilitate the offering of the Class A Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Certificates. Specifically, the Underwriters may overallot the amount of Class A Certificates offered to investors in connection with the offering, creating a short position in the Class A Certificates for the Underwriters as a result of the sale of Class A Certificates in excess of the offering size. In addition, to cover overallotments or to stabilize the price of the Class A Certificates, the Underwriters may bid for, and purchase, the Class A Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to a dealer for distributing the Class A Certificates in the offering, if they repurchase previously distributed Class A Certificates in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Class A Certificates above market levels independent of such activities. The Underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise.

Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Class A Certificates to be higher than it would otherwise be in the absence of such transactions. None of American nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the Class A Certificates. These transactions, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

This prospectus supplement does not constitute an offer of, or an invitation by or on behalf of, us or the Underwriters to subscribe for or purchase any of the Certificates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the offering of the Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this prospectus supplement comes to observe the following restrictions.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Notes constituting part of its allotment solely outside the United States.

Canada (Ontario, Quebec, Alberta or British Columbia only)

Notice to Canadian Residents

Resale Restrictions

The distribution of the Certificates in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the Certificates in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the Certificates in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the Certificates without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under resale restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the Underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the Certificates should consult their legal and tax advisors with respect to the tax consequences of an investment in the Certificates in their particular circumstances and about the eligibility of the Certificates for investment by the purchaser under relevant Canadian legislation.

European Economic Area

The Class A Certificates are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, (i) a retail investor means a person who is one (or more) of: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”) or (B) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Class A Certificates. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Class A Certificates or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Class A Certificates or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement has been prepared on the basis that any offer of Class A Certificates in any member state of the European Economic Area will be made pursuant to an exemption under the Prospectus

Regulation from the requirement to publish a prospectus for offers of Class A Certificates. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom (“UK”) that are qualified investors within the meaning of the Prospectus Regulation as is forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, or (iii) are other persons to whom it may otherwise lawfully be communicated (each such person being referred to as a “relevant person”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Class A Certificates or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Class A Certificates or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

The expression an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Class A Certificates.

Switzerland

The Class A Certificates may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the Certificates constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Certificates or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, American, or the Class A Certificates have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Class A Certificates will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Class A Certificates has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class  A Certificates.

Hong Kong

The Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may be circulated or distributed, or may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore (the “SFA”)) pursuant to Section 273 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Section 309B Notification in respect of the Class A Certificates—The Class A Certificates are (i) capital markets products other than prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (ii) Specified Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”). The Certificates have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CERTIFICATES

The validity of the Class A Certificates are being passed upon for American by Latham & Watkins LLP, New York, New York, and for the Underwriters by Milbank LLP, New York, New York. The respective counsel for American and the Underwriters will rely upon Morris James LLP, Wilmington, Delaware, counsel to Wilmington Trust Company, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, each Trust Supplement and the Certificates and the valid and binding effect thereof, and on the opinion of Latham & Watkins LLP, New York, New York, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and each Trust Supplement by American.

EXPERTS

The consolidated financial statements of American as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

APPRAISALS

The references to AISI, BK and mba, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC at www.sec.gov. We maintain a web site that contains information about us at www.aa.com/investorrelations. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus are a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the offering, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. The registration statement is available to you on the SEC’s web site, www.sec.gov.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report of American on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 19, 2025;

•

Quarterly Reports of American on Form 10-Q for the quarters ended March  31, 2025, June  30, 2025 and September 30, 2025 filed with the SEC on April 24, 2025, July 24, 2025 and October 23, 2025, respectively; and

•

Current Reports of American on Form 8-K filed with the SEC on January 10, 2025 (with respect to Item 5.02 only), March 28, 2025 (with respect to Item 1.01 only), May  29, 2025, June  11, 2025 and August 7, 2025.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

American Airlines, Inc.

1 Skyview Drive

Fort Worth, Texas 76155

(682) 278-9000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

APPENDIX I—INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus supplement where certain defined terms appear.

AAG	S-v, S-20
Actual Disposition Event	S-68
Additional Certificates	S-91
Additional Equipment Notes	S-91
Additional Holder Buyout Right	S-37
Additional Trust	S-91
Administration Expenses	S-66
Aircraft	S-2
Airframe	S-71
AISI	S-3
American	S-v
American Bankruptcy Event	S-64
Applicable Fraction	S-67
Appraisal	S-65
Appraised Current Market Value	S-65
Appraisers	S-3
Assumed Aircraft Value	S-80
Assumed Amortization Schedule	S-33
Average Life Date	S-78
Bankruptcy Code	S-15
Base Rate	S-59
Basic Agreement	S-28
BK	S-3
Business Day	S-32
Cape Town Treaty	S-86
Cash Collateral Account	S-57
Cede	S-34
Certificate Account	S-32
Certificate Buyout Event	S-37
Certificate Owner	S-47
Certificate Owners	S-47
Certificateholders	S-28
Certificates	S-v
CISA	S-105
Class A Certificateholders	S-28
Class A Certificates	S-v, S-28
Class A Trust	S-28
Class A Trustee	S-28
Class B Adjusted Interest	S-68
Class B Buyout Right	S-37
Class B Certificateholders	S-28
Class B Certificates	S-28
Class B Trust	S-28
Class B Trustee	S-28
Class Exemptions	S-99
Code	S-17
Collateral	S-31

Company	S-v
Controlling Party	S-62
Current Distribution Date	S-67
Deemed Disposition Event	S-68
Definitive Certificates	S-48
Delivery Period Event of Loss	S-50
Delivery Period Termination Date	S-73
Deposit	S-49
Deposit Agreement	S-49
Depositary	S-52
Depositary Threshold Rating	S-50
Depreciation Assumption	S-80
Distribution Date	S-29
Dodd Frank Act	S-25
Downgrade Drawing	S-56
Downgrade Event	S-56
DTC	S-34
DTC Participants	S-46
DTC Rules	S-47
EEA	S-104
Eligible B Pool Balance	S-68
Embraer Aircraft	S-2
Engine	S-71
Envoy	S-2
Equipment	S-82
Equipment Note Special Payment	S-66
Equipment Notes	S-75
ERISA	S-17
ERISA Plan	S-98
Escrow Agent	S-53
Escrow Agreement	S-53
Escrow Receipts	S-53
EU Securitization Laws	S-26
EU Securitization Regulation	S-25
EUWA	S-104
Event of Loss	S-89
Excess Liquidity Obligations	S-63
Exchange Act	S-vi
Expected Distributions	S-67
FCA	S-26
FFI	S-96
Final Distributions	S-63
Final Drawing	S-58
Final Legal Distribution Date	S-30
Final Maturity Date	S-77
Final Termination Notice	S-60
Financial Instruments and Exchange Law	S-106
Fitch	S-50
FSMA	S-26
General Account Regulations	S-100
Global Certificate	S-46
Guarantor	S-39

Indenture	S-75
Indenture Events of Default	S-81
Indenture Form	S-44
Indirect Participants	S-46
Insurance Distribution Directive	S-104
Intercreditor Agreement	S-62
Interest Drawings	S-55
Interim Restructuring Arrangement	S-65
Investment Company Act	S-25
IRAs	S-98
IRS	S-93
Issuance Date	S-33
Junior Additional Certificateholder	S-38
Junior Additional Certificates	S-38
Liquidity Event of Default	S-60
Liquidity Expenses	S-67
Liquidity Facilities	S-55
Liquidity Facility	S-55
Liquidity Obligations	S-67
Liquidity Provider	S-55
Liquidity Threshold Rating	S-57
Loan Amount	S-88
Loan Trustee	S-75
Long-Term Rating	S-50
LTVs	S-3
Make Whole-Determination Date	S-78
Make-Whole Amount	S-78
Make-Whole Calculation Date	S-78
Maximum Available Commitment	S-55
Maximum Commitment	S-55
MiFID II	S-104
Minimum Sale Price	S-63
Mortgage Convention	S-86
Most Recent H.15 Page	S-78
Non-Extension Drawing	S-58
Non-Extension Notice	S-58
Note Purchase Agreement	S-43
Note Target Price	S-64
Noteholder	S-76
Operative Documents	S-83
Order	S-104
Outside Termination Date	S-50
Parent Guarantee	S-39
Participation Agreement	S-75
Participation Agreement Form	S-44
Pass Through Trust Agreements	S-28
Paying Agent	S-53
Paying Agent Account	S-32
Performing Equipment Note	S-56
Permitted Investments	S-35
Plan	S-98
Plan Asset Regulation	S-98

Pool Balance	S-32
Pool Factor	S-33
Post Default Appraisals	S-65
PRA	S-26
PRIIPs Regulation	S-104
PTC Event of Default	S-38
PTCE	S-99
Rating Agencies	S-50
Rating Agency Confirmation	S-51
Receiptholder	S-53
Regular Distribution Dates	S-29
Reissuance Trust	S-92
Reissued Certificates	S-92
Reissued Equipment Notes	S-92
Related Equipment Notes	S-77
Remaining Weighted Average Life	S-78
Replacement Depositary	S-50
Replacement Facility	S-57
Required Amount	S-56
Required Terms	S-44
Restructuring Arrangement	S-65
S&P	S-50
Scheduled Payments	S-30
SEC	S-vi
Section 1110	S-15
Section 1110 Period	S-56
Securities Act	S-vi
Senior Additional Certificateholder	S-38
Senior Additional Certificates	S-38
Series A Equipment Notes	S-75
Series B Equipment Notes	S-75
SFA	S-105
Short-Term Rating	S-51
Similar Law	S-98
SMBC	S-52
SMFG	S-52
SOFR	S-59
Special Distribution Date	S-31, S-31, S-31
Special Payment	S-31, S-31, S-31
Special Payments Account	S-32
Special Termination Drawing	S-58
Special Termination Notice	S-60
Stated Interest Rate	S-30
Subordination Agent	S-62
Substitute Aircraft	S-16, S-73
Term SOFR	S-59
Term SOFR Administrator	S-59
Term SOFR Reference Rate	S-59
Termination Notice	S-60
Transportation Code	S-38
Treasury Yield	S-78
Triggering Event	S-31

Trust Indenture Act	S-40
Trust Property	S-28
Trust Supplement	S-28
Trustees	S-28
Trusts	S-28
U.S. Certificateholders	S-93
U.S. Government Securities Business Day	S-59
U.S. Persons	S-93
UK	S-104
UK PRIIPs Regulation	S-104
UK Securitization Framework	S-26
UK Supervisory Authority	S-26
Underwriters	S-iv
Underwriting Agreement	S-101
Weekly Average Yield to Maturity	S-78

APPENDIX II — APPRAISAL LETTERS

American Airlines Inc.

1 Skyview Drive – MD 8B361

Fort Worth, Texas 76155

Sight Unseen New Base Values

25 Aircraft American Airlines Inc. Portfolio

AISI File No.: A5S052BVO-05

Report Date: 15 October 2025

Values as of: 15 October 2025

Main Office: 1440 Dutch Valley Place, Suite 180, Atlanta, Georgia 30324

TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero www.aisi.aero

15 October 2025

American Airlines Inc.

1 Skyview Drive – MD 8B361

Fort Worth, Texas 76155

Subject:	AISI File Number: A5S052BVO-05, AISI Sight Unseen New Base Value Opinion, Twenty-five Aircraft American Airlines Inc. Portfolio

Ref:	(a) American Airlines Inc. Email messages to AISI: 22 September – 07 October 2025 (b) American Airlines Inc. Technical Specifications

Ladies and Gentlemen:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the 15 October 2025 sight unseen new base values as of 15 October 2025, for the American Airlines Inc. portfolio of 25 Aircraft as identified and defined in Table I and reference (a) and (b) above (the ‘Aircraft’).

I. Definitions

The standard terms of reference for commercial aircraft values are base value and current market values of an average aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume an average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current International Society of Transport Aircraft Trading (ISTAT) definitions, as found in the 01 February 2023 ISTAT Appraisers Program Handbook. AISI is a member of ISTAT and employs one ISTAT Certified Senior Appraiser and three ISTAT Certified Appraisers.

Base Value is the Appraiser’s opinion of the value of an aircraft (or other aviation-related asset) in a stable market with a reasonable balance of supply and demand. The Base Value of a tangible asset typically assumes its physical condition is average for an asset of its type and age, and its maintenance status is as described.

Base Value assumes that the value is for an unencumbered single-unit transaction valued for the asset’s highest and best use (as defined by the Appraiser), that the parties to the potential sale would be willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

Market Value or Fair Market Value (or Current Market Value or Current Fair Market Value, if the value pertains to the time of the analysis) is the Appraiser’s opinion of the most likely trading price that may be generated for an aircraft (or other aviation-related asset) under the market circumstances perceived to exist at the time in question.

Market Value assumes that the value is for an unencumbered single-unit transaction valued for the asset’s highest and best use (as defined by the Appraiser), that the parties to the potential sale would be willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be

Main Office: 1440 Dutch Valley Place, Suite 180, Atlanta, Georgia 30324

TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero www.aisi.aero

15 October 2025 AISI File No. A5S052BVO-05

negotiated in an open and unrestricted market on an arm’s-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

Half-life /Half-time (historically also known as Mid-life/Mid-time) describes a maintenance status where all scheduled maintenance events are at mid-point of their scheduled or estimated interval (50% time remaining) and all life-limited components are at the mid-point of their assigned lives.

Full-Life/Full-time describes a maintenance status where all scheduled maintenance events are at zero time (100% time remaining) and all life-limited components have their full lives remaining.

Residual Value is the Appraiser’s opinion of the projected value at a point in time of an aircraft (or other aviation-related asset).

Lease-Encumbered Value (“LEV”) (formerly Securitized Value) is the Appraiser’s opinion of value of an aircraft (or other aviation-related asset) under lease, its associated expected cash flows and Residual Value.

Soft Market Value is the Appraiser’s opinion of the most likely trading price that may be generated for an aircraft (or other aviation-related asset) in a market characterized by supply exceeding demand.

Soft Market Value assumes that the value is for a single-unit transaction valued for the asset’s highest and best use (as defined by the Appraiser), that the parties to the potential sale transaction would be willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

In addition to the ISTAT definitions above, AISI has adopted the following terms.

Maintenance Adjusted reflects an adjustment from half-life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

New Value applies to an aircraft with no utilization that is equipped with new engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed. A New value will always be higher than a full-life value due to an increase in value to the installed engines on the new aircraft as they are first run. An aircraft can only be valued as new prior to or on the date of delivery. An aircraft cannot be brought back to New condition through maintenance as the aircraft has experienced a varying level of wear and tear, even if new engines are installed.

Half-life with newness is defined as the half-life value plus the value of the remaining utilization above 50% of the estimated interval on major life-limited components of the aircraft until the aircraft reaches half-life for the first time. This value is used as a proxy for the actual maintenance adjusted value of an aircraft following delivery and is an estimation solely using the age of the aircraft, assuming average utilization.

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II. Market Analysis – Macro Economic Impacts on the Airline Industry

October 2025

Aircraft and Engine Original Equipment Manufacturer (OEM) Production Shortfalls

It remains clear that the major headwind for the commercial aircraft industry is the continuing struggle of the Aircraft OEMs to meet their reduced production targets. There are several reasons why airliner delivery targets will again not be met in 2025, and likely beyond, despite the lessening impacts from the Ukraine War and the Covid-19 pandemic.

The initial shock and downturn of the economy following the declaration of Covid-19 as a pandemic caused a more severe effect on new aircraft production than any previous aircraft industry “Black Swan” events. Richard Aboulafia with Aerodynamic Advisory points out in Aviation Week, “Typically, a cyclical downturn in this industry involves a 30-35% decline, spread over several years. But in 2020, jetliner output fell by a remarkable 46%. This came on top of the 737 MAX line shutdown. The result was a financially hobbled supply chain scrambling to rehire laid-off workers, secure working capital and resume purchasing.” Five years later, and with the Covid-19 pandemic declared over, OEMs continue to dig themselves out of an unprecedented hole.

As the world aircraft industry struggled to manage the pandemic’s impact, other sectors experienced their own unique challenges with some now in better standing than before the pandemic. Industries such as healthcare, pharmaceuticals, and consumer goods witnessed a surge in demand for their products, particularly the latter, which experienced a boom in markets such as electronics, appliances, and e-commerce. This sudden shift created competition for labor and resources, diverting skilled workers and critical components away from all manufacturing segments of the aviation industry.

In addition to challenges from other industries, manufacturing for the military wing of the aviation industry has had significant effects on OEMs. The invasion of Ukraine, Israel’s operations in Gaza and Lebanon and tensions in East Asia have driven spending for defense to new heights. Total global military expenditures increased by a historic high of 6.8% in 2023, a percentage increase not seen since 2009. The stability and long-term visibility of defense contracts are attractive to aerospace suppliers, as are higher profit margins, as they can rely on a consistent flow of work and revenue. While spending continues to grow in 2025, a focus on the production of military needs provided the best payment terms for contractors, meaning aerospace suppliers will continue to prioritize defense contractors over civil aviation.

The growing cost of labor has taken center stage post-Covid as a number of unions related to transportation in both the United States and Canada have experienced difficult negotiations leading to workforce strikes. A strike by the twelve railroad worker unions was narrowly avoided at the end of 2022, but required a bill passed by Congress to settle the contract which has proven unpopular among union workers since it was signed into law. In 2024, The International Longshoremen’s Association (ILA) threatened to strike in the States as contract negotiations over pay raises stalled. A six-year contract was ratified in early 2025 following a temporary extension. Ports on both Canadian coasts are currently striking causing headaches for North American trade. But most significantly was the seven-week long strike by the International Association of Machinists and Aerospace Workers (IAM) that led to a full shutdown of Boeing’s manufacturing, with the exception of Boeing’s 787 non-union plant in Charleston, South Carolina. While a contract has been agreed upon, the plant closures exacerbated Boeing’s ongoing aircraft delays and caused $50 million losses for every day of the strike. Boeing has issued $15 billion in stock to bolster their finances, which a number of pundits have claimed will not be enough to address Boeing’s ongoing crises.

On top of increased competition for labor and resources, the pandemic exposed vulnerabilities in global supply chains, due to lockdowns, transportation restrictions, and disruptions in international trade, which impacted the

15 October 2025 AISI File No. A5S052BVO-05

flow of essential aircraft components and materials. OEMs heavily rely on intricate supply chains, spanning multiple countries and suppliers, making them susceptible to bottlenecks. Disruptions and delays in the supply chain have had a cascading effect on production schedules, exacerbating the already complex situation. When an OEM like Boeing has a supplier network of over 10,000 active global suppliers, they must rely on those suppliers to steady their own supply chains. The aforementioned competition for labor and resources means many of these suppliers have been unable to tackle issues stemming from supply chain disruptions of their own. This has created major headaches for OEMs as they struggle to keep aircraft deliveries on schedule.

Similar to the aircraft OEMs, labor and material shortages continue to limit the ability of engine manufacturers to meet customer expectations. Due to the unprecedented demand for new single-aisle jets over twin-aisle jets, GE/CFM and Pratt & Whitney are at full capacity for new engine deliveries. Many new A320 family aircraft await LEAP engines in Hamburg. In-service NEO and MAX fleets routinely juggle engine spares to keep aircraft flying, while customers like Spirit Airlines have been forced to ground significant amounts of their new aircraft fleets.

Pratt & Whitney has been the worst hit as they announced on September 11, 2023, that they would need to increase the grounding and inspections of almost all of their geared turbofan engines. These engines have flaws stemming from several parts being manufactured with contaminated metal powder. These contaminated parts are more susceptible to corrosion that can cause cracks throughout the entire engine.

Greg Hayes, the Chief Executive Officer of RTX Corporation (parent corporation of Pratt & Whitney) estimated that nearly 3,000 engines would need to be removed and inspected. To confirm the magnitude of this inspection requirement, there are currently a total of 3,200 PW geared turbofan engines in service with the world’s airlines. Hundreds of aircraft have been grounded as P&W struggles to provide new and replacement engines to both Airbus and to existing PW operators. The need for inspections on powdered metal have led to maintenance repair bottlenecks for PW engines with MRO slots currently sitting at three to four month wait times and an additional 90 day average shop visit time due to constraints related to spare parts. PW expects the logjam of MRO visits to extend well into 2025 and possibly 2026 before they are able to effectively manage powdered metal parts inspections.

These new delivery issues are less pronounced for widebody engine manufacturer Rolls Royce, though they face a number of production problems of their own. For instance, Rolls Royce still has engine cycle and placement restrictions for Trent 1000s even after Boeing curtailed 787 deliveries for over two years. Each of these OEMs has, in recent months, claimed that supply chain and manufacturing issues will be solved within a relatively short timeframe. It remains to be seen if they are able to meet that expectation.

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Airbus and Boeing Annual Aircraft Deliveries
1000
900
800
700
600
500
400
300
200
100
0
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025*
Boeing Deliveries
Airbus Deliveries

Source: Boeing and Airbus	* Estimates

Boeing delivered a high of 806 aircraft in 2018 and Airbus delivered a high of 863 aircraft in 2019. In 2024, Boeing and Airbus delivered 348 and 766 aircraft respectively, the former of which was heavily effected by labor issues. Both aircraft OEMs are not expected to exceed previous annual delivery highs until at least 2026, though Airbus appears to be positioned to meet that landmark sooner. Both OEMs continue to target increases in production rates for all platforms, yet each OEM also continues to face their own unique challenges presented by supply chains, labor, certifications, and now the potential of a global tariff war.

For the time being, aircraft and engine OEMs have inadvertently driven values higher for new and used aircraft by simply not being able to produce the expected levels of production quantity and quality. It is AISI’s opinion that these production issues will continue to exist well into the late 2020s and OEMs will not catch up with their backlogs until the early 2030s, meaning supply constraints will support increasing current market valuations through that time, as well as base value increase for new technology in particular.

Global Conflict

Over three years have passed since Russia invaded Ukraine in February of 2022. Sanctions passed by the United States, Europe and their worldwide partners, along with the closure of airspace to a multitude of operators, added new challenges to the aviation industry’s post-pandemic struggle to regain profitability. It does appear however, that barring any catastrophic events such as the use of nuclear weapons, the effects of the Russian invasion of Ukraine on the values of aircraft have diminished and will continue to do so.

Airlines continue to alter routes to avoid Russian airspace. Long-haul routes across Asia in particular have significantly increased costs for a number of operators. Airlines like Lufthansa and Korean Air are forced to rely on longer ranged aircraft to service city pairs that once traversed prohibited airspace. Ironically, this has

15 October 2025 AISI File No. A5S052BVO-05

produced positive pressure on long range wide body values as the availability of new delivery aircraft with the capability to fly around restricted Russian airspace remain in short supply.

Russian Airspace Closure Impact

Seoul
U.S.
RUSSIA
Paris

Seoul to Paris

Feb. 28

Flight duration

Korean Air (KE901) ● 12:14 hrs

Air France (AF267) ● 13:23 hrs

U.S.
RUSSIA
Beijing
Frankfurt

Frankfurt to Beijing

Mar. 3

Flight duration

Air China (CA582) ● 8:35 hrs

Lufthansa (LH8430) ● 10:13 hrs

Source: Reuters Graphics March 2022

Similarly, conflict in the Middle East, while affecting flight paths for airlines in the region, have not led to any significant effect on aircraft values as the airspace to avoid is comparatively quite small. The effect of both conflicts on global markets have been relatively minor compared to global conflict periods of the past two to three decades. Even the oil markets are demonstrating surprising calmness, though that would change quickly if the security environment in the Red Sea or the Strait of Hormuz were to change.

Covid-19 Pandemic Impacts Significant but Diminishing

Covid-19 pandemic effects on aircraft values continue to lessen, but the supply of aviation labor still remains tight and is pressuring airlines to grant higher wages. Labor represents about 25% of airline costs and passenger ticket prices have trended upward as airlines try to cover higher labor costs. Airline ticket price increases along with inflation-driven higher prices in other sectors, could work to lessen the demand for leisure travel. This is a troubling development as it has been leisure travel that has spurred the post-Covid-19 passenger traffic recovery, even as business travel continues to lag 2019 levels.

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World-wide passenger traffic is recovering as shown by region in the following chart:

Quarterly Passenger Traffic Forecasts

140
120
100
80
60
40
20
0
Passengers (2019 = 100)
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
2019
2020
2021
2022
2023
2024
2025
Africa
Asia-Pacific
Europe
Latin America-Caribbean
Middle East
North America
WORLD

Source: Airport Council International Advisory Bulletin

In 2024, IATA forecasted total airline revenue to equal pre-pandemic levels, driven by the recovery of passenger traffic. Air cargo revenue will continue to moderate to around USD 150 billion, reflecting both softer volumes and yields. Air cargo’s share of total revenue will therefore ease, to around 20%. Although this rebalancing of airline revenue was expected, it is noteworthy that cargo revenue in 2024 was still approximately 50% higher than 2019 levels. This highlights the ongoing critical role played by the cargo sector in the post pandemic airline industry recovery.

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Cargo Industry Revenue Recovery

Billion
26
24
22
20
18
16
14
12
10
Jan-17
May-17
Sep-17
Jan-18
May-18
Sep-18
Jan-19
May-19
Sep-19
Jan-20
May-20
Sep-20
Jan-21
May-21
Sep-21
Jan-22
May-22
Sep-22
Jan-23
May-23
Sep-23
Jan-24
May-24
Sep-24
Actual
Seasonally adjusted

Source: IATA – Economics

GDP Growth Versus Traffic Growth

AISI reviews three key metrics while valuing and predicting the future value retention of commercial aircraft. The first is World Gross Domestic Product (GDP) growth (or decline) which has remained a reliable indicator of the ability of new and used aircraft to be financed and placed into profitable operation. We also believe that the health of world-wide passenger aircraft markets is correlated to GDP growth which then provides us with key validation of GDP performance-related trends.

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World GDP & Passenger Growth

% World GDP Growth
% World Passenger Traffic Growth
70
50
30
10
-10
-30
-50
-70
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025*

Source: ACI Aviation	* Estimate

From 2011 and through 2019, the previous chart confirms that the aviation industry experienced a positive margin between airline passenger traffic growth and world GDP growth. The Covid-19-driven reductions in passenger aircraft capacity had a huge impact on 2020 World traffic growth. The net result was negative 2020 passenger traffic growth levels and those passenger traffic declines eclipsed 2020 World GDP growth declines. So, for the first time since the financial crisis in 2009, world GDP growth declined less than world passenger traffic declined, which was a bearish indicator for aircraft value retention in late 2020 and into 2021.

Since 2021, world passenger traffic growth has been well above world GDP growth. This marks a return to positive aviation industry metrics where more available airline seats are filled with passengers enjoying a recovering world economy. However, we are concerned that this trend may not continue as other economic forces could overwhelm the GDP versus passenger traffic growth overall support of aircraft values.

Jet Fuel Prices

AISI also tracks aviation jet fuel prices while valuing and attempting to predict the future value retention performance of commercial aircraft.

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Crude Oil vs Jet Fuel Price per Gallon

Source: IATA Sustainability and Economics, S&P Global Commodity Insights

The previous chart shows a persistent price gap between crude oil (brent) and jet fuel (referred to as the crack spread). This spread is the result of the lack of world-wide oil refinery capacity. Even though crude oil prices have declined since early 2022, jet fuel prices have remained higher than expected. AISI expects the overall negative effect of high jet fuel prices will be shown in future airline income statements. Operators and lessors know that the ability of airlines to service leases while also seeking to open new routes are curtailed in a high jet fuel price environment. This results in an overall decrease in values for both new and used aircraft as operators see declining margins on passenger ticket sales and overall profitability.

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US Interest Rates

AISI tracks interest rate trends as a proxy for the continuing demand for aircraft financing and the resulting support of aircraft values:

US Federal Funds Interest Rate

Source: Trading Economics | Federal Reserve

The above chart shows the results of the US government policies of enacting trillion-dollar relief plans, along with Federal Reserve policies of quantitative easing to support the US economy, in response to the Covid-19 pandemic. Interest rates were effectively zeroed in 2020 and remained at zero through 2021 and 2022. The effect of prolonged zero interest rates along with high government spending ignited huge inflationary pressures on the US economy. The Federal Reserve corrected by attempting to tighten money supplies and lower inflation through higher interest rates. The prediction of an impending or ongoing recession has not necessarily materialized, but neither has a forecast of steadily declining rates in 2024. High rates of inflation continue to be a bearish indicator for the economy even as the Federal Reserve begins to bring down interest rates to combat slowing job growth.

AISI believes that a low interest rate environment is, overall, a positive driver for aircraft financing opportunities and higher aircraft values. Aircraft leases often support internal rates of return for owners in the 7-10% rate range. In our view, the current high interest rate environment will leave little margin for financiers between the rising costs of aircraft acquisitions and the actual rate of return from aircraft leases. The resulting declines in airline and lessor profitability will work to drive lower aircraft values as collateral damage from an ongoing war on inflation.

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III. Airbus Narrowbody Market

The following chart displays all Airbus Narrowbody aircraft current in service, stored or on order.

Aircraft Type	In Service	Stored*	On Order
A220-100	58	11	41
A220-300	308	64	446
A319-100	824	125	—
A319-NEO	22		230
A320-200	3464	415	—
A320-NEO	1743	499	1794
A321-200	1425	122	—
A321-NEO	1536	311	5312

*	Including aircraft undergoing maintenance

Source: ch-aviation

Airbus Narrowbody Competition Chart

The following chart displays all Airbus Narrowbody aircraft sales ratio, competitors, strength and weaknesses comparison.

Aircraft Type	Total Aircraft Produced Versus Primary Competitor (Ratio)	Primary Competitor	Secondary Competitor	Strength/Weakness to Primary Competitor Comparison
A220-100	Competitor not in production	E175 E2	A220-300	• MTOW: 35,000 lbs. more • Nautical Miles: 1,296 nm more range • Passenger(s): 46 more

A220-300	5 to 3	E190 E2, E195 E2	A220-100	• MTOW: 35,000 lbs. more • Nautical Miles: 850 nm more range • Passenger(s): 46 less

A319-100	1.25 to 1	737-700	A220-300	• MTOW: 25,000 lbs. more • Nautical Miles: 422 nm more range • Passenger(s): 54 more

A320-200	1 to 1	737-800	737-900, A321-200	• MTOW: 4,000 lbs. less • Nautical Miles: 148 nm more range • Passenger(s): 1 more

A320-NEO	1.4 to 1	737 MAX 8	737-800	• MTOW: 9,000 lbs. less • Nautical Miles: 151 nm more range • Passenger(s): 21 less

A321-200	3.3 to 1	737-900ER	A320-200, 737-800	• MTOW: 18,000 lbs. more • Nautical Miles: 535 nm less range • Passenger(s): 5 more

A321-NEO	1 to 1	737-MAX 9, 737- MAX 10	A321-200	• MTOW: 11,000 lbs. more • Nautical Miles: 151 nm more range • Passenger(s): 20 more

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Airbus Narrowbody Market Summary

In the previous chart, the two airbus narrowbody families of aircraft (A220 and A320) are shown versus their competition. Airbus has taken advantage of Boeing’s inability to get world-wide recertification of their 737MAX aircraft family which has allowed Airbus to seriously build market share.

One of the most surprising winners during the Covid 19 pandemic was the A220-300 which saw high utilization rates as carriers opted for lower capacity aircraft in order to profitably serve Covid-19-impacted markets. The A220’s lower direct operating costs along with the production and operational support of Airbus, made the A220-300 one of the best value-retention narrowbodies during the pandemic.

Even though the A319-100 has outsold the B737-700 by 20% over their multi-decade production runs, the A319neo has not gained any sales traction versus the B737-MAX 7. The A319-100 will continue to be retired as the A220 family gains more market acceptance and as operators continue to up-gauge to larger narrowbody aircraft.

The A320-200 remains a solid competitor versus the 737-800 and benefits from the strength of its sister aircraft, the market-dominating A321-200. The A320neo benefits from having two engine choices (CFM

LEAP and the PW GTF) versus the MAX family with CFM’s LEAP as the sole engine option.

The A321-200neo is by far the strongest competitor in the 200+ seat narrowbody market especially for those operators needing ranges similar to the 757. The A321-200neo has also made recent inroads into the fast-growing low-cost carrier market where competitive operating costs and high seat densities are required.

Individual Aircraft Summaries

The A220-100

The A220-100 is a twin engine, narrowbody, two man crew aircraft with a max seating capacity of 133 passengers in mixed class configuration. The MTOW is 134,000 lbs. with a range of 3,100 nautical miles.

The A220-100 was first delivered in 2018 and remains in production.

The A220-100’s impressive performance capabilities stem largely from the aircraft’s advanced aerodynamics, combined with the PW1500G geared turbofan engines, which deliver 20 percent lower fuel burn per seat than previous generation aircraft in this size category. Due to the A220 family’s superior take-off thrust and low-noise characteristics, the A220-100 has been cleared to operate into the small and environmentally sensitive London City Airport.

The A220-100 fills the U.S pilot-union-contract “scope clause” gap between the E-170/E175 (mostly operated by regional, “feeder” airlines) and the smallest major airline aircraft in the 75-to-150 seat passenger aircraft market.

The A220-300

The A220-300 is a twin engine, narrowbody, two man crew aircraft with a max seating capacity of 160 passengers in mixed class configuration. The MTOW is 149,000 lbs. with a range of 3,300 nautical miles. The A220-300 was first delivered in 2016 and remains in production.

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The A220-300’s impressive performance capabilities stem largely from the aircraft’s advanced aerodynamics, combined with the PW1500G geared turbofan engines, which deliver 20 percent lower fuel burn per seat than previous generation aircraft in this size category.

The A220-300 fills the gap between the E190 E2/E195 E2 and the 737 MAX 7 and A319neo with 140 - 160 seats. AISI predicts that the A220-300 will eventually replace the heavier and less-efficient A319neo, especially if Airbus decides to stretch the A220-300 into the A220-500 version that Bombardier had hinted was in its long-term fleet plan.

The A319-100

The A319-100 is a twin engine, narrowbody, two man crew aircraft with a max seating capacity of 160 passengers in mixed class configuration. The MTOW is 166,000 lbs. with a range of 3,672 nautical miles. The A319-100 may be powered by either the CFM56-5 series engine or the IAE V2500 series engine and was first delivered in 1996 and is out of production.

The A320-200

The A320-200 is a twin engine, narrowbody, two man crew aircraft with a max seating capacity of 190 passengers in mixed class configuration. The MTOW is 170,000 lbs. with a range of 3,078 nautical miles. The A320-200 may be powered by either the CFM56-5 series engine or the IAE V2500 series engine and was first delivered in 1988 and is not in production.

The A320neo

The A320neo is a twin engine, narrowbody, two-person cockpit crew aircraft typically seating 165 passengers (an increase of 15 from a typical A320-200 passenger layout) in mixed class configuration. Typical A320neo range with full passenger load is approximately 3,500 nautical miles [nm], an increase from the approximate load of 3,200 nm of the typical A320-200. The first A320neo was delivered to Lufthansa Airlines in January 2016. The A320neo may be powered by either the CFM LEAP-1A26 series engine or the PW1127G geared turbofan engine.

The A321-200

The A321 aircraft is a twin engine light metal alloy construction single aisle narrowbody aircraft with medium to long range. The aircraft is offered with both the CFM56-5B and the IAE V2530 series engines, and in two models, the -100 and the -200, with the difference being increased operating weights for the -200, permitting longer range. Physical dimensions and passenger capacity are the same. Typical capacity and performance characteristics are 185 passengers in a dual class configuration with a range of 2,300 to 2,500 nautical miles (nm) for the A321-100, and 2,700 to 3,000 nm for the A321-200, depending upon takeoff gross weight options, making either model of the aircraft best suited for short to medium range domestic markets.

The A321neo

The A321neo is the newest member of the Airbus A320 family that incorporates the “new engine option” and sharklets with two engine choices. Airbus is also offering an A321neo LR with a 4,000nm range and an A321neo XLR with a 4,700 nm range which targets markets currently being served by the 4,100 nm range 757-200.

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Airbus Narrowbody Value Performance

The chart below shows Airbus Narrowbody value performance by comparing the AISI October 2025 published values versus April 2025 published values.

Aircraft Type	Year Of Build	Base Value % Change	Current Value % Change
A220-100	2025	-0.56%	0.50%
A220-300	2025	-0.68%	-2.50%
A319-100	2019	0.05%	3.04%
A320-200	2019	-1.98%	-0.87%
A320-NEO	2025	0.80%	-2.00%
A321-200	2019	-1.12%	2.02%
A321-NEO	2025	0.42%	-1.00%

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IV. Boeing Narrowbody Market

The following chart shows all Boeing Narrowbody aircraft currently in service, stored or on order.

Aircraft Type	In Service	Stored*	On Order
737-700	619	96	—
737-800	4221	318	—
737-900ER	449	54	—
737-MAX 10	—	—	1271
737-MAX 7	—	—	298
737-MAX 8 (inc. 8200)	1639	70	3021
737-MAX 9	268	11	188

*	Including aircraft undergoing maintenance

Source: ch-aviation

Boeing Narrowbody Competition Chart

The following chart shows all Boeing Narrowbody aircraft sales ratios, competitors, and strength and weaknesses comparison.

Aircraft Type	Total Aircraft Produced Versus Primary Competitor (Ratio)	Primary Competitor	Secondary Competitor	Strength/Weakness to Primary Competitor Comparison
737-700	4 to 5	A319-100	737-800	• MTOW: 11,000 lbs. less • Nautical Miles: 400nm less range • Passenger(s): 11 less

737-800	1 to 1	A320-200	A319-100	• MTOW: 4,000 lbs. more • Nautical Miles: 148 nm less range • Passenger(s): 1 less

737-900ER	2 to 7	A321-200	737-800	• MTOW: 18,000 lbs. less • Nautical Miles: 535 nm less range • Passenger(s): 5 less

737-MAX 7	26 to 1	A319neo	A220-300	• MTOW: 11,000 lbs. more • Nautical Miles: 97 nm more range • Passenger(s): 12 more

737-MAX 8	2 to 3	A320neo	A320-200	• MTOW: 9,000 lbs. more • Nautical Miles: 151 nm less range • Passenger(s): 21 more

737-MAX 9	1 to 8	A320neo	A321-200	• MTOW: 23,000 lbs. less • Nautical Miles: 151 nm less range • Passenger(s): 21 more

737-MAX 10	1 to 7	A321neo	A321-200	• MTOW: 3,000 lbs. less • Nautical Miles: 400 nm less range • Passenger(s): 10 less

15 October 2025 AISI File No. A5S052BVO-05

Boeing Narrowbody Market Summary

Boeing continues to struggle with both wide and narrowbody production issues while pressing for MAX family recertification in mainland China. The overall situation at Boeing is seriously testing long-term customer loyalties to the 737 program and all that’s preventing more erosion in new MAX family orders and deliveries is constraints on the Airbus neo family production system.

The 737-700, 800, and 900 NG (Next Generation) aircraft continue to hold direct operating and maintenance cost advantages over Airbus ceo (current engine option) family aircraft. This supports slightly higher lease rates for NGs versus ceos but both families of aircraft are benefitting from the strong, post-pandemic surge in domestic narrow body market demand.

The 737-800 will see strong end of life value support due to surging demand for freighter conversions. Much fewer 737-700s will be converted as conversion costs for both aircraft are essentially equal but the 737-700 converted freighter has shorter range and one fewer main deck pallet positions.

The 737-900ER will continue to serve mainly US, longer, narrowbody markets but will not enjoy the overall value retention of the Airbus A321-200.

The 737-MAX 7 will benefit from orders from Southwest Airlines, but will remain a niche aircraft. The 737-MAX 8 will continue to be the MAX family best-seller, but will gradually lose market share as operators up-gauge to larger and longer-ranged A321neos. The 737-9 and 10 MAX aircraft will struggle for niche-market share against the Airbus A321neo which will dominate the 200+ passenger-sized narrow body market.

Individual Aircraft Summaries

The 737-700

The 737-700 is a twin engine, narrowbody, two man crew aircraft typically seating 128 passengers in mixed class configuration. Typical range with full passengers at low MTOW is approximately 2,500 nautical miles, while at high MTOW the range increases to approximately 3,200 nautical miles, sufficient for transcontinental domestic operations. The aircraft is part of the Boeing 737-600/700/800/900 Next Generation family, replacing the 737-500/300/400, respectively. The aircraft has a larger wing, a higher cruise speed, longer range, and higher initial cruise altitude capability than its predecessor, the 737-300, while operating at higher gross weights, with the same size passenger cabin and more powerful CFM56-7B variants of the same engine.

The 737-800

The 737-800 is a twin engine, narrowbody, two man crew aircraft, and typically seating 160 passengers in mixed class configuration. The typical range with full passengers at low maximum takeoff weight (MTOW) is approximately 1,925 nautical miles, while at high MTOW the range increases to approximately 2,900 nautical miles. The aircraft is part of the Boeing 737-600/700/800 Next Generation (NG) family, replacing the 737-500/300/400, respectively. The aircraft has a larger wing, a higher cruise speed, longer range, and higher initial cruise altitude capability than its predecessor, the 737-400, while operating at higher gross weights, with a larger passenger cabin and more powerful CFM56-7B variants of the same engine. The B737-800 aircraft was first delivered in 1998.

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The 737-900ER

The 737-900ER is a twin engine, narrowbody, two-man crew aircraft typically seating 180 passengers in a two-class configuration, designed as one of the larger aircraft of the very successful 737 NG family. The 737-900ER replaces the earlier 737-900 which Boeing terminated production of in 2006. The 737-900ER has more flexibility than the 737-900, with a flat aft pressure bulkhead that typically provides additional rear galley space and potentially a row of additional passenger seats at the same pitch, optional auxiliary lower cargo compartment fuel tanks that can provide in excess of 3,200 nm range at high maximum takeoff weight, and aft passenger door options that can increase the exit limit maximum seating capacity from 189 to 215 passengers at closer seat pitches. Typical range with 180 passengers at lower maximum takeoff weight is approximately 2,800 nm.

The 737-MAX 7

The 737 MAX 7 is a twin engine, narrowbody, two man crew aircraft offering seating for 172 passengers. Normal range with full passenger loads is approximately 3,850 nautical miles. The 737 MAX 7 aircraft is expected to be the last variation of the 737-700. The 737-MAX 7 has a cursing speed of approximately 453 knots. The MTOW is 177,000 lbs and the total thrust is 53,570. The aircraft features aft body aerodynamic improvements, split scimitar winglets, and comes with the most modern and fuel-efficient CFM LEAP-1B engine, giving it 14% better fuel economy than the 737-800.

The 737-MAX 8

The 737 MAX 8 is a twin engine, narrow body, two man crew aircraft offering seating for 162 passengers in mixed class, 174 passengers in single class, and 200 passengers in a high density seating configuration. Normal range with full passenger loads is approximately 3,500 nautical miles.

The 737 MAX 8 aircraft is expected to be the last variation of the 737-400 classic and 737-800 Next Generation (NG) family, replacing the 737-800. The aircraft features aft body aerodynamic improvements, split scimitar winglets, and comes with the most modern and fuel-efficient CFM LEAP-1B engine, giving it 14% better fuel economy than its predecessor, the 737-800. The passenger cabin features Boeing’s Sky Interior lighting system and has newer, lighter-weight seats and lavatories. The first 737 MAX 8 was delivered to Malindo Air on 16 May 2017.

The 737-MAX 9

The 737 MAX 9 is a new, twin engine, narrowbody, two man crew aircraft typically seating 193 passengers in two class configuration. The aircraft was designed to be the follow on to the 737-900ER, which was a successful member of the 737-600/700/700ER/800/900ER family. Typical 737 MAX 9 range with 193 passengers and with one auxiliary fuel tank, is a very impressive 3,300 nm.

The 737-MAX 10

The 737-MAX 10 is a twin engine, narrowbody, and is the largest of the Boeing 737 MAX family typically seating 230 passengers with a range of 3,330 nautical miles. The 737-MAX 10 MTOW is 203,000 lbs and the total engine thrust is 58,634lbs. The aircraft features aft body aerodynamic improvements, split scimitar winglets, and comes with the most modern and fuel-efficient CFM LEAP-1B engine, giving it 14% better fuel economy than the 737-800. Boeing claims the 737-MAX 10 is the most profitable single aisle aircraft, due to its ability to offer lower seat mile costs.

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United Airlines is one of the largest customers of the 737-MAX 10 due to the decision to convert 100 of their MAX 9 orders to the MAX 10.

Boeing Narrowbody Value Performance

The chart below shows Boeing Widebody value performance by comparing the AISI October 2025 published values versus April 2025 published values.

Aircraft Type	Year Of Build	Base Value % Change	Current Value % Change
737-700	2019	-2.31%	-3.00%
737-800	2019	-2.41%	-0.43%
737-900ER	2019	-1.83%	-1.00%
737-8	2025	0.65%	-2.00%
737-9	2025	0.55%	-1.50%

15 October 2025 AISI File No. A5S052BVO-05

V. Boeing Widebody Market

The chart below displays all Boeing Widebody aircraft currently in service, stored or on order.

Aircraft Type	In Service	Stored*	On Order
777-200	19	13	—
777-300	29	20	—
777-200ER	222	119	—
777-200LR	37	12	—
777-300ER	718	72	—
777-9	—	—	462
787-8	340	46	29
787-9	654	34	702
787-10	120	8	270

* Including aircraft undergoing maintenance

Source: ch-aviation

Boeing Widebody Competition Chart

The chart below displays all Boeing Widebody aircraft sales ratio, competitors, strength and weaknesses comparison.

Aircraft Type	Total Aircraft Produced Versus Primary Competitor (Ratio)	Primary Competitor	Secondary Competitor	Strength/Weakness to Primary Competitor Comparison

777-200	1 to 4	787-8	A330-200	• MTOW: 43,000 lbs. more • Nautical Miles: 400 nm less range • Passenger(s): 63 more

777-300	1 to 6	787-8	A330-300	• MTOW: 154,000 lbs. more • Nautical Miles: 1,906 nm less range • Passenger(s): 126 less

777-200ER	2 to 3	787-9	787-8	• MTOW: 99,000 lbs. more • Nautical Miles: 582 nm less range • Passenger(s): 21 more

777-200LR	1 to 8	787-9	A350-900	• MTOW: 209,000 lbs. more • Nautical Miles: 1,080 nm less range • Passenger(s): 21 less

777-300ER	1 to 1	A330-900	A330-300	• MTOW: 241,000 lbs. more • Nautical Miles: 1,334 nm less range • Passenger(s): 78 less

777-9	5 to 3	A350-1000	A350-900	• MTOW: 96,000 lbs. more • Nautical Miles: 702 nm less range • Passenger(s): 57 more

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Aircraft Type	Total Aircraft Produced Versus Primary Competitor (Ratio)	Primary Competitor	Secondary Competitor	Strength/Weakness to Primary Competitor Comparison

787-8	2 to 1	A330-900	A330-300	• MTOW: 32,000 lbs. less • Nautical Miles: 1,296 nm more range • Passenger(s): 45 less

787-9	9 to 8	A350-900	A330-900	• MTOW: 60,000 lbs. less • Nautical Miles: 564 nm more range • Passenger(s): 35 less

787-10	5 to 6	A350-1000	A330-900	• MTOW: 122,000 lbs. less • Nautical Miles: 1,296 nm more range • Passenger(s): 46 less

Boeing Widebody Market Summary

Assuming Boeing can resume delivering 787 family aircraft in early 2022, Boeing’s larger widebody twin aircraft family should be able to regain some footing versus the Airbus widebody twin engine aircraft family.

Boeing is very fortunate that their 787 delivery troubles occurred during the collapse of the international travel market due to the Covid-19 pandemic. But new production wide body aircraft continued to be delivered throughout the pandemic and even those anemic delivery numbers were dominated by Airbus as Boeing’s 787 family faced continued re-certification delays.

But certainly hit hardest during the pandemic was Boeing’s 777 family of aircraft. All 777 types smaller than the 777-300ER had huge value declines and it looks like most 777 aircraft other than 777-300ER, will never return from storage

On the good news side for Boeing is the strength of the wide body freighter market and possible freighter conversion opportunities for 777 family aircraft. Mammoth Freighters is offering a 777-200 and 777-300ER freighter conversion program. Israeli Aircraft Industries is continuing to offer 767-200 and 767-300 conversions and has just teamed up with GECAS to offer a 777-300ERSF conversion program. US-based Eastern Airlines is offering a 777-300ER package freighter conversion where passenger seats are removed but large cargo doors are not installed. So owners and operators of 777 family aircraft do have options as the pandemic continues to delay the return of normal international passenger travel.

Individual Aircraft Summaries

The 777-200ER

The 777 is a twin aisle, single passenger deck, two man crew aircraft available in an extremely broad range of payload and range capabilities. The aircraft is designed to fill the capacity gap between the 767-300/400ER and the larger 747-400.

Six major 777 variants have now been delivered; the basic -200 model typically seating about 305 passengers in a three class configuration. This is followed by the 777-200ER with the same capacity but higher operating weights and longer range. The larger 777-300 model seating about 368 passengers in three classes was quickly

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superseded by the 777-300ER with its 7200 nautical mile range. Next developed was the ultra-long range 777-200LR with its 8,360 nautical mile range, and the 777-200F which is the 5000 nm. range 220,000 lb. payload freighter version of the 777-200LR passenger aircraft.

The 777-200 was first delivered in 1994, the lead model of the very successful 777 family. Relatively limited passenger capacity and range had operators clamoring for upgraded capabilities, limiting the total delivered 777-200 fleet to 87 aircraft, only 33 of which are still active with six operators. The 777-200 was last produced in 2007.

The 777-300ER

The 777-300ER is the largest and most delivered, twin engine, wide-body Boeing aircraft. It is a two aisle, single passenger deck, two man cockpit crew aircraft seating approximately 368 passengers in three classes and is capable of 7,200 nautical mile range. The aircraft is offered only with the GE90 engine and is designed to fill the capacity gap between the 777-200 and the larger 747-400, 747-8, and the A380.

The 777-300ER still competes well in its market space and did compel Airbus to introduce the A350-900, as the A380, A330-200, A330-300, and all models of the A340, were never able to mount a serious challenge to the 777-300ER.

The 777-9

Boeing has countered the successful introduction of the A350-900 by developing the 777-8X (384 passengers/ 8,730 nm. range) and the 777-9 (426 passengers / 7,285 nm. range) with entry into service scheduled for late-2023. The 777X has folding wingtips that allow parking in existing 777-300ER passenger terminal gates but the wingtips are deployed prior to takeoff to provide for better range and fuel economy. The 777X family is powered by the newest engine from GE; the GE9 which generates 110, 000 pounds of thrust. The GE9 engine will save 10% in fuel burn when compared to current GE90-115 engine which powers the 777-300ER.

The 787-8

The Boeing 787-8 entered into service with All Nippon Airways in October 2011.

The 787 marked the beginning of a new technological standard for the industry that featured 80% composite construction by volume, bleed-less electric-powered pressurization, anti-ice and air conditioning systems, and 5,000 psi hydraulic systems.

The 787-8 can carry 210 - 250 passengers on routes of 7,650 to 8,200 nautical miles (14,200 to 15,200 km), while the longer 787-9 carries 250 - 290 passengers on routes of 8,000 to 8,500 nautical miles (14,800 to 15,750 km). The 787-10, which basically sacrifices 787-9 range for capacity, carries 290 - 335 passengers up to 7,000 nautical miles (12,900km).

The 787-9

The Boeing 787-9 entered into service with Air New Zealand in June 2014. The 787-9 can carry 250 - 290 passengers on routes of 8,000 to 8,500 nautical miles (14,800 to 15,750 km). It is the strongest seller in the 787 family of aircraft.

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The 787-10

The Boeing 787-10 entered into service with Singapore airlines in March of 2018.

The 787-10, which sacrifices the 787-9’s range for added capacity, can carry 290 - 335 passengers up to 7,000 nautical miles (12,900km). It is important to note that the B787-10 range covers over 90% of all twin isle routes.

Boeing Widebody Value Performance

The chart below shows Boeing Widebody value performance by comparing the AISI October 2025 published values versus April 2025 published values.

Aircraft Type	Year Of Build	Base Value % Change	Current Value % Change
777-200	2005	-8.79%	-2.00%
777-300	2005	-3.67%	-2.00%
777-200ER	2005	-3.00%	-10.00%
777-200LR	2010	-2.85%	5.00%
777-300ER	2022	-2.98%	-2.00%
787-8	2024	-1.40%	-5.00%
787-9	2024	-0.87%	-4.00%
787-10	2024	-0.90%	-4.00%

15 October 2025 AISI File No. A5S052BVO-05

VI. Embraer Regional Jet Market

The chart below displays all Embraer RJ aircraft currently in service, stored or on order.

Aircraft Type	In Service	Stored*	On Order
E170	130	37	—
E175	638	40	201
E190	359	138	—
E190-E2	20	11	37
E195	122	43	—
E195-E2	128	20	256

* Including aircraft undergoing maintenance

Source: ch-aviation

Embraer RJ Competition Chart

The chart below displays all Embraer RJ aircraft sales ratio, competitors, strength and weaknesses comparison.

Aircraft Type	Total Aircraft Produced Versus Primary Competitor (Ratio)	Primary Competitor	Secondary Competitor	Strength/Weakness to Primary Competitor Comparison
E170	5 to 6	CRJ700ER	CRJ200ER	• MTOW: 6,908 lbs. less • Nautical Miles: 405 nm more range • Passenger(s): 20 less

E175	8 to 3	A220-100	CRJ700ER	• MTOW: 45,000 lbs. less • Nautical Miles: 900 nm less range • Passenger(s): 55 less

E190	3 to 1	A220-300	A220-100	• MTOW: 45,000 lbs. less • Nautical Miles: 900 nm less range • Passenger(s): 55 less

E190 E2	1 to 8	A220-300	A220-100	• MTOW: 25,000 lbs. less • Nautical Miles: 422 nm less range • Passenger(s): 54 less

E195	1 to 1	A220-300	A220-100	• MTOW: 34,000 lbs. less • Nautical Miles: 1,000 nm less range • Passenger(s): 44 less

E195 E2	1 to 2	A220-300	A220-100	• MTOW: 13,000 lbs. less • Nautical Miles: 708 nm less range • Passenger(s): 28 less

Embraer RJ Market Summary

After Boeing announced it had cancelled their proposed joint venture, Embraer still hoped that their E-Jet E2 product line would be able to successfully compete against both the Airbus A220-100 and the A220-300. This

15 October 2025 AISI File No. A5S052BVO-05

has not occurred primarily because the E2 product line straddles the market between mainline and regional jet aircraft making the Embraer E2s a generally inferior match against the mainline-only Airbus A220 aircraft.

For instance, the E-175E2 was designed based on Embraer’s mistaken belief that powerful US pilot unions would relax their requirement that the E-175E2 be flown only by US major airline pilots. These pilot contract scope clauses limit the size of aircraft that regional airlines can fly under contract to 76 seats and with an associated maximum takeoff weight (MTOW) limit. This means that the largest jets regional carriers can operate are the Embraer E175s or the Mitsubishi CRJ900s (formerly Bombardier CRJ900s). So while the E175 has continued to sell robustly, the E175-E2’ entry into service has been delayed due to lack of sales, and in the opinion of AISI, will likely never go into production.

The E-190 and the E-195 have sold well but are being replaced by the upgraded E-2 versions of each aircraft. However, the clean-sheet newest design of the A220 aircraft family has shown to be a significant operational cost advantage over Embraer’s E-2 product line.

But more importantly, the strength of Airbus behind their narrowbody family including the A220-100 and the A220-300, have proven to give the A220 family a decisive edge over Embraer’s E-2 product line.

Individual Aircraft Summaries

The E175

The Embraer E175 is a member of the extensive Embraer, E-Jet, narrowbody turbojet aircraft fleet, ranging from the smallest E170 to the next larger E175, to the E190 and to the largest, E195. All aircraft of this family have common cockpits and a high degree of parts commonality. The family also enjoys a high degree of pilot qualification commonality.

The E175 is a predominantly metal construction low-wing, twin, wing mounted engine, narrowbody, two man cockpit crew aircraft typically seating 76 passengers in a dual class configuration. Range with full passengers for the E175 standard version (STD) is approximately 1,750 nautical miles, for the E175 long range (LR) version, range is 2,100 nautical miles, and for the E175 advanced range (AR) version, the range increases to approximately 2,200 nautical miles.

The E175STD may be powered by either the CF34-8E or -8E5 engine variants. The E175LR can be powered by the CF34-8E, -8E5, or the -8E5A1 engine variants. The E175AR is powered solely by the CF34-8E5 engine. All E175 versions are relatively close in capabilities and essentially constitute one market segment.

The E190

The E190 is a predominantly metal construction low wing twin wing mounted engine, narrowbody, two man cockpit crew aircraft typically seating 96 to 104 passengers in a single class configuration. Typical range with full passengers at low MTOW is approximately 1,650 nautical miles, while at high MTOW the range increases to approximately 2,300 nautical miles.

The E190 may be powered by variants of the CF34-10E series engine. There are standard (ST and SR), long range (LR) and high gross weight (AR) versions of the EMB190. These variants are relatively close in capabilities and essentially constitute one market segment. The AR variant is the most popular with 252 deliveries to 29 operators.

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The E190-E2

The E190-E2 is a narrowbody turbojet aircraft fleet and a member of the Embraer E2 family. As compared to the E-190 the E-190E2 wingspan increased to 110 ft., resulting in reduction of its horizontal stabilizer down force thus lowering fuel burn by 1.5%. The E190-E2 is has the capacity to seat 114 seats in a single class configuration. For E190-E2 the thrust options are PW 1900, PW2100, PW2200 & PW2300.

The E195

The Embraer E195 is the largest member of the Embraer narrowbody turbojet aircraft. The E195 is a predominantly metal construction low wing twin wing mounted engine, narrowbody, two man cockpit crew aircraft typically seating 100 in dual class and 124 passengers in a single class configuration. Typical range with full passengers at low MTOW is approximately 1,650 nautical miles, while at high MTOW the range increases to approximately 2,300 nautical miles.

The E195 may be powered by variants of the CF34-10E series engine. There are standard (ST and SR), long range (LR) and high gross weight (AR) versions of the EMB195. These variants are relatively close in capabilities and essentially constitute one market segment. The AR variant is the not as popular as the LR with 70 deliveries taken by 10 operators.

The E195-E2

The E195-E2 is a predominantly metal construction low wing twin wing mounted engine, narrowbody two person cockpit crew aircraft. Embraer incorporated into the proven E-Jets platform many all new technologies that have increased E195-E2 performance. This includes fourth generation fly-by-wire, which allows for a 20% reduction of the empennage area, minimizing drag and weight. The E195-E2 is designed to save up to 24% in fuel and 20% in maintenance costs per seat, when compared to the current E195. These savings are accomplished with a combination of the new engine technology and the optimization of its structure and various systems. The E195-E2 is powered by the Pratt and Whitney geared turbofan (GTF) engine. For E195-E2 the thrust options are PW 1900, PW2100, PW2200 & PW2300.

Embraer RJ Value Performance

The chart below shows Embraer RJ value performance by comparing the AISI October 2025 published values versus April 2025 published values.

Aircraft Type	Year Of Build	Base Value % Change	Current Value % Change
E170	2018	-2.69%	-12.00%
E175	2025	-1.23%	-1.00%
E190	2019	-2.00%	-1.39%
E190-E2	2025	-0.58%	-1.75%
E195	2019	-2.09%	-3.00%
E195-E2	2025	-0.65%	-1.50%

15 October 2025 AISI File No. A5S052BVO-05

VII. Valuation

AISI methodology for assigning a base and current market valuation at the as of date for each aircraft begins with using AISI’s published base and current market values for aircraft of like model and year of manufacture. Aircraft delivered in the current year consider the month of delivery as well, and values are adjusted to account for inflation and escalated OEM costs such as labor and materials. These values are then adjusted for the engine variant, current Maximum Takeoff Weight (MTOW), and the high-dollar options equipped on the aircraft.

Aircraft values in this report assume complete conformance with all ISTAT value definitions as described in Section One. AISI has accepted all data provided by the client as fact, particularly with respect to ownership, status and condition of the valued assets. AISI has not conducted an independent investigation nor have we otherwise sought to verify the accuracy of the data provided to us by the client.

In addition, all base and current market values are provided under the following assumptions:

•	The aircraft is registered with a competent and internationally recognized regulatory authority

•	The aircraft has complete and verifiable documentation and is in airworthy condition

•	The aircraft is being operated in accordance with its maintenance planning document

•	The aircraft is currently being operated in compliance within the terms of its lease, if applicable.

Values provided for future delivery aircraft are New values as defined in Section One. New values are in delivery date $USD.

It is our considered opinion that sight unseen New base values as of 15 October 2025, in October 2025 U.S. Dollars, of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

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Table I - American Airlines Inc. Portfolio

AISI File A5S052BVO-05

Report Dated: 15 October 2025

Values as of: 15 October 2025

No	Type	MSN	DOM	Engine	MTOW	New* Base Value Oct-25 $MUS Dollars
1	A321 XLR	12409	Oct-25	CFM LEAP 1A33X	222,667	76.45
2	A321 XLR	12490	Dec-25	CFM LEAP 1A33X	222,667	76.74
3	737 MAX 8	68228	Oct-25	LEAP 1B25	182,200	55.99
4	737 MAX 8	68205	Oct-25	LEAP 1B25	182,200	55.99
5	737 MAX 8	68229	Nov-25	LEAP 1B25	182,200	56.07
6	737 MAX 8	68361	Nov-25	LEAP 1B25	182,200	56.07
7	737 MAX 8	68362	Nov-25	LEAP 1B25	182,200	56.07
8	737 MAX 8	68108	Dec-25	LEAP 1B25	182,200	56.20
9	737 MAX 8	68111	Jan-26	LEAP 1B25	182,200	56.34
10	737 MAX 8	68456	Dec-25	LEAP 1B25	182,200	56.20
11	737 MAX 8	68109	Dec-25	LEAP 1B25	182,200	56.20
12	737 MAX 8	68110	Dec-25	LEAP 1B25	182,200	56.20
13	737 MAX 8	68112	Jan-26	LEAP 1B25	182,200	56.34
14	737 MAX 8	69214	Jan-26	LEAP 1B25	182,200	56.34
15	787-9	66019	Oct-25	GEnx-1B74/75	561,500	157.53
16	787-9	66020	Nov-25	GEnx-1B74/75	561,500	157.75
17	787-9	66021	Dec-25	GEnx-1B74/75	561,500	158.13
18	E175-200LR	17001010	Oct-25	CF34-8E5	85,517	30.27
19	E175-200LR	17001013	Nov-25	CF34-8E5	85,517	30.31
20	E175-200LR	17001014	Dec-25	CF34-8E5	85,517	30.39
21	E175-200LR	17001016	Dec-25	CF34-8E5	85,517	30.39
22	E175-200LR	17001017	Dec-25	CF34-8E5	85,517	30.39
23	E175-200LR	17001019	Dec-25	CF34-8E5	85,517	30.39
24	E175-200LR	TBD	Feb-26	CF34-8E5	85,517	30.54
25	E175-200LR	TBD	Mar-26	CF34-8E5	85,517	30.61
TOTALS						1543.90

* Nev values are in delivery date $USD

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report. AISI consents to the inclusion of this appraisal report in the Prospectus Supplement and to the inclusion of AISI’s name in the Prospectus Supplement as an expert under the caption “Appraisals”.

15 October 2025 AISI File No. A5S052BVO-05

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Nick Miller

Certified Appraiser, International Society of Transport Aircraft Trading

Dave A. Miller

Certified Appraiser, International Society of Transport Aircraft Trading

VALUATION OF A 25 AIRCRAFT PORTFOLIO

As of October 15, 2025 Client: American Airlines, Inc.

Report Date: October 16, 2025

7315 Wisconsin Ave, Ste 500W Bethesda, MD 20814

I.	VALUATION SUMMARY

BK Associates, Inc. (“BK”) has been engaged by American Airlines, Inc. (“Client”) to provide a desktop valuation, setting forth BK’s opinions of the base values (BV) of a 25 aircraft portfolio, as of October 15, 2025.

AIRCRAFT DESCRIPTION

The Portfolio aircraft are identified by type, date of manufacture, engine model/variant, and maximum takeoff weight (MTOW) in the attached Figure 1. Figure 1 reflects the BVs in millions of U.S. dollars, as of October 15, 2025.

PURPOSE OF THE VALUATION ENGAGEMENT

It is understood by BK that the Conclusion of Value will be used by Client for potential financing. This report was prepared solely for the purposes described herein and, accordingly, should not be used for any other purpose. In addition, this report should not be distributed to any party other than client, without the express knowledge and written consent of the client or BK.

RELEVANT DATES

BK was engaged to value the subject aircraft as of the Valuation Date, October 15, 2025. In this valuation, BK considered only circumstances that existed as of and events that occurred up to the Valuation Date. However, events occurring after the Valuation Date but before the date of this report (i.e., subsequent events) were taken into account to the extent that they were indicative of conditions that were known or knowable as of the Valuation Date.

PREMISE OF VALUE

The valuation premise may be either in-use (i.e., going concern) or liquidation. The determining factor being the highest and best use as considered from a market participant’s perspective. The values issued in this report are based on an in-use valuation premise, which assumes that the aircraft will continue to operate.

CONCLUSIONS

Based upon BK’s knowledge of these various aircraft types, BK’s knowledge of the capabilities and uses to which they have been put in various parts of the world, BK’s knowledge of the marketing of used aircraft, and BK’s knowledge of aircraft in general, it is BK’s opinion that the values are in 2025 U.S. dollars as found in the attached Figure 1.

II.	DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

III.	ASSUMPTIONS

BK has made the following assumptions and determinations with respect to these aircraft in preparing this valuation:

1.	The aircraft are in good physical condition.

2.	The historical maintenance documentation has been maintained to acceptable international standards.

3.	The specifications of the aircraft are those most common for aircraft of their type and vintage.

4.	The aircraft are in standard passenger configurations, unless specifically stated otherwise.

5.	The aircraft are current as to all Airworthiness Directives and Service Bulletins.

6.	Their modification statuses are comparable to those of aircraft of their type and vintage.

7.	They are operated under an appropriate civil airworthiness authority.

8.	Their utilization is comparable to industry averages.

9.	There is no history of accident or incident damage that BK is aware of.

IV.	MARKET OUTLOOK

The performance and value of any aircraft is affected to varying degrees by conditions in the global economy. Some of the key influences include gross domestic product, fuel price, and the lending environment. This section of the report will analyze what the current outlook is for each.

GROSS DOMESTIC PRODUCT (GDP)1

GDP & Traffic Growth
140
120
100
80
60
40
20
0
-20
-40
-60
-80
-100
-120
-140
70%
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
-100%
-110%
-120%
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024E
2025F
World Airline Profit ($ Bils)
RPK % Growth
GDP Growth %

Source: IATA.org

Aviation is a highly cyclical industry, marked with high highs and low lows. Historically, GDP and traffic have been good indicators of the health of the industry, as they are highly correlated. Economic prosperity leads to an increase in disposable income and subsequently an increase in demand for air travel. An increase in demand for air travel means an increase in demand for aircraft and related equipment.

[1]	https://www.imf.org/en/Publications/WEO/Issues/2025/07/29/world-economic-outlook-update-july-2025

The aviation industry, along with the global economy at large, was severely impacted by the COVID-19 pandemic. As a result of travel restrictions and broader economic downturns, both traffic and GDP sharply dropped. However, access to the COVID-19 vaccine brought down caseloads, easing travel restrictions, and brightened economic prospects for advanced economies. GDP growth stabilized in 2023 and was expected to remain stable for the next couple years; however, the landscape has changed as governments around the world reorder policy priorities. According to the International Monetary Fund (IMF), global GDP grew by 3.3% in 2024, and is projected to grow by 3.0% in 2025 and 3.1% in 2026. Advanced economies grew by 1.8% in 2024, but growth is projected to decrease to 1.5% and 1.6% in 2025 and 2026, respectively. Developing economies grew by 4.3% in 2024 and are projected to grow at a slower pace at 4.1% and 4.0% in 2025 and 2026, respectively.

FUEL ENVIRONMENT2 3 4 5 6 7 8 9

Fuel
140
120
100
80
60
40
20
0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
Feb-15
Aug-15
Feb-16
Aug-16
Feb-17
Aug-17
Feb-18
Aug-18
Feb-19
Aug-19
Feb-20
Aug-20
Feb-21
Aug-21
Feb-22
Aug-22
Feb-23
Aug-23
Feb-24
Aug-24
Feb-25
Aug-25
Brent Crude ($ USD)
Jet Fuel A ($ USD)

Source: U.S. Energy Information Administration

The chart above shows the volatility in the fuel market over the last decade in U.S. Dollars. Brent crude has a strong correlation with Jet Fuel A prices. After a period of high prices, crude oil began to decline in the fall of 2014. Prices remained low through early 2016 and then steadily rose, reaching a four-year high in October 2018. Following a sharp price drop in November 2018, crude oil prices remained relatively stable through January 2020, averaging around $63 per barrel. As a result of the COVID-19 pandemic, along with the price war

[2]	https://www.ft.com/content/bc938195-82d3-43eb-b031-740028451382
[3]	https://www.bloomberg.com/news/articles/2020-04-01/saudi-arabia-resists-trump-s-attempt-to-broker-an- oil-war-truce
[4]	https://www.airlines.org/argus-us-jet-fuel-index/
[5]	https://www.nbcnews.com/politics/politics-news/us-ban-russian-oil-imports-rcna19119
[6]	https://apnews.com/article/gas-prices-record-high-russia-ukraine-ac7fcc350ad1f1c71db4185b99fef112
[7]	https://economictimes.indiatimes.com/markets/commodities/news/crude-oil-price-falls-for-fifth-straight-day-amid-rising-us-stockpile/articleshow/81561171.cms
[8]	https://www.eia.gov/outlooks/steo/
[9]	https://www.reuters.com/sustainability/climate-energy/jet-fuel-demand-falters-chinese-curb-overseas-trips-us-policies-weigh-2025-07-09/

between Russia and Saudi Arabia, both Brent Crude and Jet Fuel A saw severe drops in price in early 2020. Crude and Fuel hit the lowest points in April 2020, and both began recovery. During the first half of 2022, prices started to increase significantly, as a result of Russia’s invasion of Ukraine in February 2022. From January 2022 to June 2022, Brent Crude and Jet Fuel A prices increased by 40% and 68%, respectively. After June 2022, prices started dropping in 2022 and were a bit more stable in 2023. As of 2025, global Jet fuel demand recovery remains slow due to the decline in long-haul flights from Asia post-pandemic. U.S. tariffs and immigration policies imposed by the Trump administration further dampened demand for air travel and Jet fuel. According to Airlines for America’s U.S. Jet Fuel Index, fuel was trading at $2.20 per gallon as of September 23, 2025.

Historically, jet fuel and airline profitability have had an inverse relationship. Higher fuel means higher fares, worse profitability and in turn, lower demand. According to the Department of Energy’s latest short-term outlook, crude oil prices in 2023 were $82 per barrel, an 18% decrease compared to 2022, and had a minimal drop to $81 per barrel in 2024. As of September 2025, the U.S. Department of Energy expects oil prices to drop to $68 per barrel through 2025 before falling drastically to $51 per barrel in 2026.

LENDING LANDSCAPE 10 11 12 13 14 15 16 17 18

The lending environment is also a material consideration when evaluating the current market. The last 10 years have been marked with historically low interest rates. However, while indicators of economic activity and employment have continued to strengthen, inflation remains elevated. This reflects pandemic-related supply and demand imbalances, higher energy prices, and broader price pressures.

In March of 2022, the Federal Reserve raised interest rates for the first time since 2018. On June 1, 2022, the Fed began reducing its holdings of Treasury securities and agency mortgage-backed securities. On May 1, 2024, the Committee announced its plan to continue to reduce its holding of Treasury securities, but slightly altered from their June 2023 plans. Beginning June 2024, for Treasury securities, the Committee will reduce the monthly redemption cap from $60 billion to $25 billion. For agency mortgage-backed securities, the Committee will maintain a monthly cap of $35 billion and will reinvest any payments that exceed the cap into Treasury securities.

On September 17, 2025, the Federal Open Market Committee (FOMC) noted that recent indicators suggested economic activity growth moderated in the first half of the year. Job gains have slowed, and the unemployment rate edged up, but remains slow. Inflation has moved up and remains somewhat elevated. The FOMC noted it remains committed to achieving its target 2.0% inflation rate in the long run, although uncertainty about the economic outlook remains elevated, and downside risks to employment have risen. Considering its goals and the shift in the balance of risks, the Committee decided to lower the target range for federal funds to 4.00% to 4.25%. The Committee will continue to monitor incoming data, the evolving outlook, and the balance of risks and adjust rates when applicable.

[10]	https://www.federalreserve.gov/newsevents/speech/powell20220321a.htm
[11]	https://www.federalreserve.gov/newsevents/pressreleases/monetary20220504a.htm
[12]	https://www.federalreserve.gov/newsevents/pressreleases/monetary20220504b.htm
[13]	https://www.wsj.com/articles/fed-raises-interest-rates-for-first-time-since-2018- 11647453603?mod=trending_now_news_5
[14]	https://www.federalreserve.gov/newsevents/pressreleases/monetary20241218a.htm
[15]	https://www.federalreserve.gov/newsevents/pressreleases/monetary20250917a.htm
[16]	https://www.reuters.com/markets/us/goldman-sachs-raises-odds-us-recession-45-2025-04-07/
[17]	https://www.reuters.com/markets/us/goldman-sachs-cuts-us-recession-odds-35-45-trade-truce-optimism- 2025-05-13/
[18]	https://www.reuters.com/business/goldman-sachs-trims-us-recession-probability-30-2025-06-12/

Goldman Sachs announced in July 2025 a decreased probability of a U.S. recession in the next 12 months at 20%. Their forecast has been reduced from their June 2025 prediction of 30%.

OTHER RELEVANT CONSIDERATIONS 19 20 21 22 23 24 25 26

Global events and regulations can have a severe impact on the aviation ecosystem. The COVID-19 pandemic triggered a sharp economic shock, causing passenger revenues to fall over 68% in 2020 and industry losses to exceed $137 billion. Many airlines burned through cash, with some collapsing or declaring bankruptcy, while survivors relied on debt, cost cuts, and government aid to stay afloat.

By February 2024, air traffic exceeded pre-pandemic levels, and by December 2024, global RPKs were up 10.4% year-on-year, 3.8% above 2019 figures. International travel led this growth, with Asia Pacific and European carriers contributing 51.2% and 22.7% of the increase, respectively. All regions surpassed pre-COVID levels, though conflicts and restricted airspace continued to disrupt global traffic flows.27 28

Russia’s 2022 invasion of Ukraine triggered airspace closures, sanctions, and rerouted flights, increasing costs—especially on Asian routes—while Chinese and Middle Eastern carriers gained an advantage by retaining access to Russian airspace. Traveler concerns reduced demand to nearby regions, and airlines and GDS providers suspended ties with Aeroflot. The conflict has also severely disrupted global supply chains, causing material shortages, rising costs, and aircraft delivery delays due to Russia’s key role in producing aerospace metals and components.

On February 12, 2025, President Trump announced plans to begin negotiations to end the war in Ukraine following talks with President Putin. At a February 18 meeting in Saudi Arabia, U.S. and Russian officials agreed to pursue a resolution. A peace framework could ease sanctions on Russia, restore trade and supply chains, and reopen airspace access. However, efforts are still in early stages and require cooperation from Ukraine and European nations for any progress or sanctions relief. 29

The ongoing Middle East conflict, particularly Israel’s war with Hamas, has continued to disrupt aviation and raise costs for international carriers since October 2023. Many airlines, including U.S. carriers, suspended flights to Israel due to missile threats and restricted airspace. Although a ceasefire briefly held in January 2025, fighting resumed in March. As of June 2025, ceasefire talks are ongoing, with Hamas offering to release hostages in exchange for an Israeli withdrawal from Gaza. While the U.S. supports negotiations, it opposes any UN resolution lacking key conditions.30 Despite diplomatic momentum, most commercial carriers have not resumed flights to Israel, citing ongoing risk.

[19]	https://www.iata.org/en/iata-repository/pressroom/fact-sheets/industry-statistics/
[20]	https://www.iata.org/en/pressroom/2024-releases/2024-01-31-02/
[21]	https://www.iata.org/en/iata-repository/publications/economic-reports/air-passenger-market-analysis- december-2023/
[22]	https://www.cnn.com/2022/02/24/europe/ukraine-russia-attack-timeline-intl/index.html
[23]	https://www.cnn.com/travel/article/ukraine-conflict-eastern-europe-travel/index.html
[24]	https://www.cnn.com/travel/article/russia-ukraine-hurt-travel-recovery-cmd/index.html
[25]	https://centreforaviation.com/analysis/reports/ukraine-invasion-foreign-aircraft-lessors-to-russias-airlines-confront-sanctions-dilemma-599884
[26]	https://mitsloan.mit.edu/ideas-made-to-matter/ripple-effects-russia-ukraine-war-test-global-economies
[27]	https://www.iata.org/en/iata-repository/publications/economic-reports/air-passenger-market-analysis- february-2024/
[28]	https://www.iata.org/en/iata-repository/publications/economic-reports/air-passenger-market-analysis-december-2024/
[29]	https://apnews.com/article/russia-ukraine-war-riyadh-talks-trump-putin-rubio-0c3beebfef5839e9d509ff58239a6bc5
[30]	https://www.reuters.com/world/middle-east/us-backed-gaza-aid-group-halt-distribution-wednesday-un-vote-ceasefire-demand-2025-06-04/

Geopolitical risks intensified in June when Iran launched missile and drone attacks against Israel in retaliation for Israeli airstrikes. A few days later, Iran struck the U.S. Al Udeid air base in Qatar, prompting over 160 flight diversions, forced rerouting via Saudi Arabia and Afghanistan, and widespread airspace closures across the Gulf (Qatar, UAE, Kuwait, Iraq, Bahrain). Although a ceasefire between Israel and Iran appears to be holding as of late June 2025, many airlines continue to avoid Iranian and Iraqi airspace.31 32

Regional tensions, including Red Sea shipping disruptions, have strained global supply chains and jet fuel availability, increasing price volatility and operational costs for transatlantic and connecting carriers. In parallel, escalating U.S. trade measures have intensified pressure on aviation, with steel and aluminum tariffs rising to 50% by June 2025, increasing production costs and disrupting supply chains. Industry leaders warn these tariffs may raise consumer prices and limit flexibility. 33 34

V.	AIRCRAFT MARKET ANALYTICS

AIRCRAFT DEMAND35

Annual Orders (Net in Year of Cancellation)
3,500
3,000
2,500
2,000
1,500
1,000
500
0
-500
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025 YTD
Boeing
Airbus

Source: Boeing.com; Airbus.com

The number of orders placed in a given year is a good indicator of where the industry is in the cycle. An aircraft type launched in the right business cycle can lead to a large order stream and, ultimately, a strong residual value. After the COVID-19 pandemic in 2020, orders increased year-over-year through 2023, and in 2024, orders started to slow down and have decreased compared to 2023. In 2024, Airbus received 826 new orders (net in year of cancelation), a large decrease compared to 2023 with 2,094 orders, but did improve deliveries with 766 in 2024, compared to 735 in 2023. Most orders were again for the A321neo, followed by the A320neo, combined had 636 gross orders, making up 72% of Airbus 2024 gross orders. In comparison, Boeing saw decreases in deliveries and orders in 2024 compared to 2023, with delivering 348 aircraft, while receiving 569 gross orders, but only 377 when

[31]	https://www.globalguardian.com/newsroom/iran-launches-retaliatory-strike-on-al-udeid-airbase-in-qatar
[32]	https://www.aljazeera.com/news/2025/6/24/travel-disruptions-still-hit-middle-east-in-wake-of-us-israel-iran-conflict?
[33]	https://www.reuters.com/business/aerospace-defense/tariffs-rush-some-business-jet-deals-drive-aviation-cost-fears-2025-03-13/
[34]	https://www.travelpulse.com/news/features/trade-wars-expected-to-cause-decline-in-us-tourism
[35]	https://www.iata.org/en/iata-repository/publications/economic-reports/global-outlook-for-air-transport-december-2024/

accounting for cancelations. Though the 737 MAX family has ran into some issues in the past few years, the aircraft has been and still is the most ordered aircraft across the board, with a total of 415 gross orders in 2024.

Through August 2025, Airbus and Boeing have secured 600 and 725 gross orders, respectively. Net orders, accounting for cancellations and conversions, amounted to 504 orders for Airbus and 679 orders for Boeing. The A321neo remains Airbus’ most ordered aircraft in 2025, with 289 gross orders to date, while Boeing has received 378 MAX family orders. Boeing has also received 250 gross 787 family orders while Airbus has secured 90 gross orders for the A330 series and 99 orders for the A350 family. Boeing’s net orders in 2025 so far represent an 80% increase over 2024 year-end orders. On deliveries, as of August 2025, Airbus delivered 434 aircraft including 210 A321neos and 114 A320neos as well as 48 widebody A330s and A350s. Boeing meanwhile has delivered 385 aircraft through August 2025. This includes 285 MAX family deliveries representing a 10% increase over total MAX family deliveries in 2024. Boeing has also delivered 54 787 family aircraft through August of this year.

According to IATA, and as seen with Airbus and Boeing, the surge of aircraft orders in 2023 has slowed down, especially with record high backlogs. However, with record high backlogs, and still some production constraints, deliveries are still not what they once were, particularly before the COVID-19 pandemic. IATA estimates with the current backlog, and production slowly building up, wait times may take up to 14 years for an aircraft, a significant jump from when it was 6 years from 2013 to 2019. In 2023, a total of 1,377 aircraft were delivered, and it is estimated that 1,254 were delivered in 2024. However, deliveries are expected to pick up again in 2025 and 2026, with a forecast of 1,802 and 2,077 deliveries, respectively. Airbus and Boeing together delivered 819 aircraft through August 2025.

GEOGRAPHIC DIVERSITY

Regional Diversification
EMB-170/175
B787-9
B737-MAX 8
A321neo/A321 XLR
0
10
20
30
40
50
60
No. Countries

Source: JetInventory.com

The aircraft in this portfolio are popular all over the world. Of the active, parked and stored aircraft, there is a dominance in Asia and North America, on a regional level. As of August 31, 2025, the A321neo/A321 XLR is in 52 countries, the B737-MAX 8 is in 48 countries, the B787-9 is in 39 countries and the EMB-170/175 is in 32 countries. The United States has the most A321neo/A321 XLR, B737-MAX 8 and EMB-170/175 aircraft with 351, 504 and 497 of them, respectively. China has the most B787-9 aircraft with 91 of them. Regional diversification is a major influence on value. The more diverse the operation of the aircraft, the easier it is to remarket it.

OPERATOR BASE

Operator Base
140
120
100
80
60
40
20
0
12.0
10.0
8.0
6.0
4.0
2.0
-
A321neo/A321 XLR
B737-MAX 8
B787-9
EMB-170/175
No. Operators
Avg Age

Source: JetInventory.com

The graph above illustrates the operator base of each active, parked and stored aircraft type in this portfolio, compared with the age of the global fleet, as of August 31, 2025. The A321neo/A321 XLR has 116 operators, the B737-MAX 8 has 84 operators, the B787-9 has 60 operators and the EMB-170/175 has 49 operators. The largest operator of A321neo/A321 XLR aircraft is Indigo with 147 of them. The largest operator of B737-MAX 8 aircraft is Southwest Airlines with 275 of them. The largest operator of B787-9 aircraft is United Airlines with 45 of them. The largest operator of EMB-170/175 aircraft is Skywest Airlines with 264 of them. Operator base, like region diversification, is an important influence on value. The more operators there, the easier it is to remarket the aircraft.

VI.	VALUATION METHODOLOGY

Current values are normally based on comparison to recent sales of comparable aircraft. Unfortunately, aircraft transactions are not made public. Since the 1990s, the major airlines and other aviation industry entities in the United States have claimed, with support of the government and the courts that the realizations in their aircraft sales should be kept confidential. Prior to that, all transactions were reported to the government and the prices were available to the public. However, BK tracks transactions through various means such as discussions with clients, as well as relevant players involved in transactions, and releases in the press. Equipment manufacturers also share with BK confidential cost data related to their products.

BK Associates has accumulated a database of over 13,000 data points of aircraft sales that occurred since 1970. From analysis of this data, BK is aware, for example, what the average aircraft should sell for as a percentage of its new price, as well as the high and low values that have occurred in strong and weak markets.

Based on this data, BK has developed relationships between aircraft age and sale price. BK has developed refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group, variations are determined by the performance capabilities of each aircraft relative to the others. BK tracks hundreds of different aircraft types and models and determines current and forecast base values. These relationships are verified and changed or updated, if necessary, as sales data becomes available.

This relationship between sale price as a function of age and the new price is depicted in the following figure.

Regarding the current market values, based on BK’s analysis of numbers of aircraft available for sale, numbers in storage, fleet size, operator base, short-term projected demand, and recent transactions and listings, BK has determined likely current market values.

One of the most important factors affecting the current market is supply and demand, as evidenced by the numbers of aircraft available for sale and in storage. The following, consolidated from online sources, lists similar aircraft and host aircraft, which are publicly advertised for sale or lease. Additionally, aircraft currently active, scrapped, and in storage are quantified. However, it should be understood that some operators and lessors do not publicize their aircraft availability and the list of stored aircraft does not directly compliment the availability listing.

As of August 2025

	Active	Parked	Stored	Removed	Available For Sale	% of Fleet For Sale
A321neo/A321 XLR	1,572	43	192	—	—	0.0%
B737-MAX 8	1,645	25	10	2	—	0.0%
B787-9	671	3	8	—	1	0.1%
EMB-170/175	920	5	37	29	—	0.0%

Experience has shown that when more than one percent of the fleet is available for sale, downward pressure begins on current market values.

VII.	DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by the addressee and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; and accident damage has not been incurred that would affect market values. Further, we have assumed unless otherwise stated, that the Aircraft is in typical configuration for the type. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. BK Associates, Inc. consents to the inclusion of this appraisal in the Prospectus Supplement and to the inclusion of BK Associates, Inc.’s name in the Prospectus Supplement as an expert under the caption “Appraisals”.

Sincerely,

BK ASSOCIATES, INC.

Justin Tryon

Analyst

Caelan Doherty

Financial Analyst

Pooja Gardemal, CPA/ABV

Managing Director

ISTAT Certified Appraiser

JT/CD/PG

VIII.	APPENDIX: FIGURE 1

AMERICAN AIRLINES, INC. PORTFOLIO

BASE VALUES (BV)

VALUES AS OF OCTOBER 15, 2025

ALL VALUES IN U.S. $ MILLIONS

	MSN	FAA #	AIRCRAFT TYPE	MFG. DATE	MTOW LB	ENGINE TYPE	BV
1	12409	N303NY	A321 XLR	Oct-25	222,667	LEAP-1A33X	71.79
2	12490	N305NY	A321 XLR	Dec-25	222,667	LEAP-1A33X	72.07
3	68228	N313UR	B737MAX8	Oct-25	182,200	LEAP-1B25	58.23
4	68205	N812UP	B737MAX8	Oct-25	182,200	LEAP-1B25	58.23
5	68229	N302US	B737MAX8	Nov-25	182,200	LEAP-1B25	58.33
6	68361	N314UT	B737MAX8	Nov-25	182,200	LEAP-1B25	58.33
7	68362	N315UU	B737MAX8	Nov-25	182,200	LEAP-1B25	58.33
8	68108	N316UV	B737MAX8	Dec-25	182,200	LEAP-1B25	58.44
9	68111	N313VA	B737MAX8	Jan-26	182,200	LEAP-1B25	58.50
10	68456	N317UW	B737MAX8	Dec-25	182,200	LEAP-1B25	58.44
11	68109	N318UX	B737MAX8	Dec-25	182,200	LEAP-1B25	58.44
12	68110	N319UY	B737MAX8	Dec-25	182,200	LEAP-1B25	58.44
13	68112	N314VB	B737MAX8	Jan-26	182,200	LEAP-1B25	58.50
14	69214	N315VC	B737MAX8	Jan-26	182,200	LEAP-1B25	58.50
15	66019	N850AN	B787-9	Oct-25	561,500	GEnx-1B74/75	160.75
16	66020	N851MK	B787-9	Nov-25	561,500	GEnx-1B74/75	160.93
17	66021	N852ML	B787-9	Dec-25	561,500	GEnx-1B74/75	161.10
18	17001010	N336TS	E175-200LR	Oct-25	85,517	CF34-8E5	38.46
19	17001013	N337MR	E175-200LR	Nov-25	85,517	CF34-8E5	38.55
20	17001014	N320BK	E175-200LR	Dec-25	85,517	CF34-8E5	38.63
21	17001016	N346BB	E175-200LR	Dec-25	85,517	CF34-8E5	38.63
22	17001017	N338AS	E175-200LR	Dec-25	85,517	CF34-8E5	38.63
23	17001019	N339HG	E175-200LR	Dec-25	85,517	CF34-8E5	38.63
24	NA	N340TC	E175-200LR	Feb-26	85,517	CF34-8E5	38.80
25	NA	N341MB	E175-200LR	Mar-26	85,517	CF34-8E5	38.88

DESKTOP VALUATION OF:

Twenty-Five (25) Various Aircraft

CLIENT:

American Airlines, Inc.

DATE:

October 15, 2025

Headquarters:

2101 Wilson Boulevard Suite 1001 Arlington, Virginia 22201 USA Tel: +1 703 276 3200 Email: mba @mba.aero Americas | Europe | Asia	www.mba.aero

1. INTRODUCTION AND EXECUTIVE SUMMARY

mba Aviation (mba) has been retained by American Airlines, Inc. (the “Client”) to provide a Desktop Appraisal to determine the Current Base Values of 12 Boeing MAX 8 aircraft, three Boeing 787-9 aircraft, two Airbus A321XLR aircraft, and eight Embraer E175 aircraft (the “Subject Aircraft”) at various delivery dates, as of October 1, 2025. The Subject Aircraft are fully identified in Section 10 of this Report.

In performing this Appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise, and current analysis of market trends and conditions, along with value information from its quarterly publication REDBOOK—4Q 2025.

Based on the information set forth in this Report, it is mba’s opinion that the total Current Base Values of the Subject Aircraft at delivery are as follows and as set forth in Section 10.

Current Base Value (US$)
(25) Subject Aircraft	$1,516,280,000

Section 8 of this report presents definitions of various terms, such as Current Base Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

American Airlines, Inc. Job File #25142 Page 1 of 40

2. QUALIFICATIONS

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 30 years, and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (ISTAT). mba employs a team of ISTAT Certified Appraisers and ISTAT Certified Senior Appraisers. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America, Europe, and Asia.

mba publishes quarterly values updates on its online platform REDBOOK, which provides current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft in addition to engines and helicopters.

mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory, and maintenance concerns.

American Airlines, Inc. Job File #25142 Page 2 of 40

3. CURRENT MARKET CONDITIONS

GENERAL PASSENGER MARKET OBSERVATIONS — 4TH QUARTER 2025

A key component of any appraisal is an understanding of the market at the time the valuation is rendered, contextualized by recent notable developments. Secondary market aircraft values reached new highs yet again in 2025, driven by several factors: aircraft maintenance costs have risen by double digits, values for spare engines and used engines have skyrocketed, availability remains low, new aircraft production remains constrained, and inflation rates are still relatively high. However, whether values have peaked for certain types, especially current generation narrowbodies, remains a topic of concern. Questions surrounding future economic and political policies may lead to a retraction in demand late in 2025 or early 2026. In the following sections, mba defines and explores air traffic growth metrics, the current state of supply and demand in the passenger aircraft market, macroeconomic and microeconomic conditions raising costs and values, the state of the current ownership and leasing of the global fleet, and the leasing market’s impacts on values over time.

PASSENGER TRAFFIC DEMAND

ASK Growth (YoY) Source: IATA September 2025, mba analysis	Available Seat Kilometers (ASKs), which the International Air Transport Association (IATA) defines as measures of carrying capacity available to generate revenue, are a leading indicator of passenger demand. ASKs have shown significantly slowed growth over the last 18 months. Total Domestic ASKs, which fully recovered from the pandemic in 2023, have continued to beat 2019 levels by an average of 11.3 percentage points throughout 2025 but demonstrate this deceleration in growth, which may point to further retraction in the upcoming low season.

American Airlines, Inc. Job File #25142 Page 3 of 40

By far, the two largest markets for domestic air passenger travel are the U.S., representing approximately 38.0% of global domestic ASKs, and China, accounting for approximately 27.0%. Both markets have slowed and, at times, have seen negative growth throughout 2025.

U.S. and China Domestic ASK Growth (YoY)

Source: IATA September 2025, mba analysis

Trailing monthly indicators, such as Revenue Passenger Kilometers (RPKs)—the number of kilometers traveled by paying passengers—and Passenger Load Factor (PLF), have also shown another year of domestic and international passenger growth at a much slower pace than in recent years. It is important to note that 2025 is the first year that International ASKs have outstripped 2019 levels, which is earlier than anticipated and is driving up medium- to long-haul aircraft demand.

Domestic RPKs and PLFs

86.0%
84.0%
82.0%
80.0%
78.0%
76.0%
74.0%
72.0%
70.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
-10.0%
Jan-23
Apr-23
Jul-23
Oct-23
Jan-24
Apr-24
Jul-24
Oct-24
Jan-25
Apr-25
Jul-25
PLF Domestic
Domestic RPKs

International RPKs and PLFs

87.0%
85.0%
83.0%
81.0%
79.0%
77.0%
75.0%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
Jan-23
Apr-23
Jul-23
Oct-23
Jan-24
Apr-24
Jul-24
Oct-24
Jan-25
Apr-25
Jul-25
Int'l PLF
Int'l RPK Growth

Sources: IATA September 2025; mba analysis

American Airlines, Inc. Job File #25142 Page 4 of 40

AIRCRAFT SUPPLY AND DEMAND

STORED AIRCRAFT AND MAINTENANCE CONCERNS

Another factor impacting aircraft supply is the number of grounded aircraft. In 2020, there was a massive spike in the number of stored passenger aircraft, with a trend towards aircraft being stored at a much younger age than before the pandemic. By October 2020, nearly 6,000 aircraft were in long-term storage. According to an analysis from mba’s REDBOOK Fleet+, approximately 3,000 aircraft listed as stored in October 2020—mostly legacy types, such as the MD- 80 and 737 Classics, as well as stalwarts like the A320-200 and 747-400—are now retired. As of October 2025, storage numbers have come down across all aircraft types, except for turboprops, and the age of stored aircraft more closely aligns with the end-of-life stage for each body type.	Aircraft in Storage Source: REDBOOK Fleet+, October 2025

Narrowbodies in Storage or Maintenance Source: REDBOOK Fleet+, October 2025	Engine issues continue to plague the global fleet, with 500 A320neos and 300 A321neos currently stored or undergoing maintenance. The majority of these are presumed to be grounded due to engine shop visits. Production delays are the other major driver of supply constraints. Though order books and backlogs remain strong, Boeing and Airbus continue to face issues delivering new aircraft due to ongoing supply chain pressures and manufacturing woes. Aircraft demand is forecasted to continue accelerating in the coming years, further widening the gap between demand and supply.

American Airlines, Inc. Job File #25142 Page 5 of 40

COSTS AND VALUES

As aircraft manufacturers face higher production costs due to rising raw material prices (e.g., titanium, aluminum, carbon fiber) and inflation, the cost of purchasing new aircraft has risen. The current trend of extending leases to lock in capacity for the foreseeable future has led to further constraints in aircraft supply. Airlines seeking to expand their fleets are facing higher financing and leasing costs, as well as increasing labor and operating expenses. For the first time since the Great Recession, new aircraft pricing has not escalated in line with inflation rates or dollar purchasing power, which was famously over 5.0% for several years. Instead, it was held within a tight band between 0.5% and 1.5% year over year (YoY) for over 15 years. While escalation caps as high as 3.5% annually have become the norm, mba has not raised future build values by more than 1.5% per annum.

Another factor under consideration in the current era is the effect of rising maintenance and materials costs. According to mba’s proprietary costing models, airframe and engine performance restoration costs have historically inflated by 2.0% to 2.5% annually, whereas Life-Limited Parts (LLPs) outstripped those costs at rates of 4.5% to 7.0% annually until 2020. However, since the pandemic, airframe costs on the most popular narrowbodies have risen an average of 8.9% annually due to supply chain issues and the increased challenges of obtaining raw materials needed to manufacture aircraft and engines. Landing gear overhaul costs rose an average of 7.7% YoY as well.	Narrowbody Engine LLP Costs Source: OEM List Prices, mba analysis 2025

Millions
$0.00
$4.00
$8.00
CFM56-5B4/P
CFM56-7B26
V2527-A5SelectOne
LEAP-1A26
CFM56-7B24
CFM56-7B27
CFM56-7B26/3
V2533-A5
PW1127G
PW1133G
2020 LLP
2025 LLP

More significantly, engine performance restoration costs for the most popular narrowbody engine types have risen an average of 7.5% annually since 2020, and LLP costs have escalated 9.7% annually. Since 2020, performance restoration costs for the most popular widebody engines have risen an average of 9.5%, and their LLP costs have risen by an average of 10.4%. This has resulted in an increased demand for green-time engines and used LLPs for the most popular engines, driving up both the value of engines available in the secondary market and the value of aircraft that can be parted out for their engines. This, in turn, drives up Market Values for all popular aircraft types, whether in run-out or operating condition.

American Airlines, Inc. Job File #25142 Page 6 of 40

NARROWBODY ORDERS AND DELIVERIES

In 2023, orders for narrowbody aircraft reached new heights due to continued demand for new technology narrowbody aircraft, followed by a weak year for orders in 2024. Though order books and backlogs remain strong, Boeing and Airbus continue to face issues delivering new aircraft due to ongoing supply chain pressures and manufacturing woes.

Narrowbody Deliveries

1200
1000
800
600
400
200
0
2019
2020
2021
2022
2023
2024
YTD 2025
Airbus Narrowbodies
Boeing Narrowbodies

Narrowbody Orders

3000
2500
2000
1500
1000
500
0
2019
2020
2021
2022
2023
2024
YTD 2025
Airbus Narrowbodies
Boeing Narrowbodies

Sources: Boeing Commercial, Airbus Orders and Deliveries, through August 31, 2025

Boeing has faced numerous new production challenges with the MAX family, starting in April 2023, when a flaw in the manufacturing process was found to affect two of the components fitted on the aircraft. Another manufacturing defect was discovered in August 2023, resulting in additional delays in MAX production prior to the door plug failure in early 2024. The manufacturer had planned to ramp up production to 50 aircraft per month by 2026, but the U.S. Federal Aviation Authority (FAA) currently limits the total number of monthly certificates for MAX aircraft to 38, a number that the OEM managed to meet for the first time in January 2025, and again in June 2025.

Airbus has not met its current target of 50 neo aircraft per month but did ramp up its production of neos in 4Q24 to 271 aircraft in three months. The OEM plans to raise the production rate to 75 aircraft monthly by 2027.

American Airlines, Inc. Job File #25142 Page 7 of 40

WIDEBODY ORDERS AND DELIVERIES

As international traffic demand recovered in 2023, orders for widebody aircraft poured in. A total of 751 widebody aircraft were ordered in 2023, compared to the last robust year, 2019, when 348 widebody aircraft were ordered. In 2024, orders fell by half, but in the first eight months of 2025, 90 A330s, 99 A350s, 84 777Xs, 120 787-9s, and 129 787-10s were ordered. Deliveries have fallen short of desired production rates, continuing to strain the supply of widebody aircraft, which is being hit harder than in the last few years, as international air travel has now fully recovered to 2019 levels.

Widebody Orders

Sources: Boeing Commercial, Airbus Orders and Deliveries, through August 31, 2025

Widebody Deliveries

400
300
200
100
0
2018
2019
2020
2021
2022
2023
2024
YTD 2025
A330
A350
A380
777-300ER
787-10
787-8
787-9

Sources: Boeing, Airbus, mba analysis

Widebody Backlog

(August 31, 2025)

A330-800neo
A330-900neo
A350-1000
A350-900
777X
787-10
787-9
787-8
0
200
400
600
800

As of the end of August 2025, both Boeing and Airbus have very strong backlogs for their widebody aircraft. The A350 remains popular, with a backlog of 432 A350-900s and 260 A350-1000s. Growing interest in the A330-900neo has increased the backlog to 293 aircraft, bringing the total order book to 452 aircraft, compared to only 307 a year ago. Boeing’s 787-9 backlog has risen from 583 aircraft a year ago to 692, growing its net order book by over 150 orders. The 787-8 has nearly depleted its order book, but over 100 orders for both the 787-10 and the yet-to-be-certified 777X have been logged over the last 12 months.

American Airlines, Inc. Job File #25142 Page 8 of 40

REGIONAL JET ORDERS AND DELIVERIES

Although orders and deliveries of both narrowbody and widebody commercial aircraft have been strong over the past two decades, they have declined for regional jets (RJs) during the same period due to several factors. According to OAG, as recently as 2010, regional jets represented 20.4% of global commercial flights and 4.7% of ASKs. As of October 2025, they are responsible for only 9.9% of monthly flights and 1.8% of ASKs.

Regional Jet Deliveries

Sources: mba REDBOOK Fleet +

Regional Jet Status

Sources: mba REDBOOK Fleet +, October 2025

The older generation of regional jets is aging out of active service. CRJs make up 26.2% of the active RJ fleet globally, but that fleet has an average age of 16.9 years. 20.1% of the delivered fleet has retired, with an average age of 24 years. ERJs now make up only 14.8% of the active fleet, and as the average age of the retired fleet is just over 25 years, most of these aircraft will be retiring over the next decade. The first generation of E-Jets, many of which are still in service, make up just over half of all active regional jets globally, and they will likely continue to carry on strongly for the next five to 10 years.

American Airlines, Inc. Job File #25142 Page 9 of 40

Active and Stored Regional Jets

Sources: mba REDBOOK Fleet +, October 2025

Active Regional Jets

Sources: mba REDBOOK Fleet +, October 2025

Due to scope clauses, regional jets are most popular in North America, but if these contracts change, it may radically shift the global demand for these aircraft types. The E175 makes up 47.6% of all active regional jets as of October 2025; 682 aircraft (56.0% of regional jets) are flying in North America. Nonetheless, the E175 is by far the most popular regional jet in active service today.

American Airlines, Inc. Job File #25142 Page 10 of 40

GLOBAL MARKET OUTLOOK

Overall, the aviation industry continues to face a spate of interesting questions in the coming quarters. Aircraft demand has far outstripped supply over the last year, elevating secondary market aircraft values. New aircraft pricing has been rising faster than historical norms due to ongoing supply chain constraints and full order books until the end of the decade. The persistent supply-demand imbalance, underpinned by production delays, low availability, and full maintenance, repair, and overhaul (MRO) networks, will likely continue to support values for the next few years, with narrowbody and widebody passenger aircraft benefiting the most. However, macroeconomic forecasts and economic policy uncertainty may lead to a correction for aircraft values sooner than otherwise predicted.

Though Market Value growth has decelerated quarter over quarter this year, the YoY comparison of value movements shows considerable market recovery, particularly for widebody aircraft. When the market will reach its peak remains in question. Yet, the passenger aircraft market overall is expected to have elevated Market Values and Lease Rates across current and new generation aircraft until the end of the year.

American Airlines, Inc. Job File #25142 Page 11 of 40

4. 737 MAX 8

OVERVIEW

The 737 MAX is the fourth generation of the Boeing 737 family, succeeding the Originals (i.e., -100 and -200), the Classics (i.e., -300, -400, and -500), and the Next Generation (NG) (i.e., the -600, -700, -800, -900, and -900ER). The 737 MAX 8, also referred to as the 737-8, was the first member of the MAX generation to be delivered, serving as the successor to the highly popular 737-800. The Federal Aviation Administration (FAA) certified the aircraft in March 2017, and the first aircraft was delivered to Malaysian carrier Malindo Air in May that same year. The 737 MAX 8 is fitted with sole-source CFM LEAP-1B engines, while its competitor, the A320neo, offers both CFM LEAP-1A engines and Pratt & Whitney PW1100 Geared Turbofan (GTF) engines. In addition to fuel-burn, noise, and emissions improvements, the MAX also offers longer airframe-check intervals.

The MAX aircraft family faced a number of manufacturing and quality issues early on, beginning with the fleet’s grounding in March 2019 following a second fatal crash involving the aircraft. On November 18, 2020, 20 months after the grounding, the FAA published an Airworthiness Directive (AD) specifying “design changes that must be made before the aircraft returns to service,” with most other civil aviation authorities following suit, including China, which finally granted clearance for the operation of MAX aircraft in December 2023.

On January 5, 2024, a Spirit AeroSystems–manufactured door plug filling an optional emergency rear mid-cabin emergency exit blew off an Alaska Airlines 737 MAX 9, causing rapid decompression in the aircraft. The National Transportation Safety Board’s (NTSB) preliminary report found that four key bolts were missing when the aircraft left the final assembly line. However, the MAX 8 was not impacted by the issue since it does not have the option for a plugged emergency exit.

POSITIVES

•	Successor to the highly popular 737-800.

•	Order book is based on a large, geographically diverse operator base.

•	Longer airframe maintenance intervals decrease operator costs over the life of the aircraft.

•	Sole-source engines ease remarketing to secondary operators.

•	LEAP-1B has shown a 15.0% fuel-burn improvement over current technology engines.

American Airlines, Inc. Job File #25142 Page 12 of 40

NEUTRAL

•	Not a clean-sheet replacement for the NGs, as originally intended.

•	The MAX 7’s delayed entry into service has prompted some customers to convert MAX 7 orders to MAX 8s.

•

The high-density configuration of the MAX 8, the -200, has only recently begun operating for non-Ryanair entities (e.g., Akasa Air and Allegiant). How it will be accepted in the secondary market remains to be seen.

FLEET STATUS

As of October 2025, over 1,600 commercial passenger 737 MAX 8 aircraft have been delivered, including 212 MAX 8-200s. A small number of undelivered aircraft remain with Boeing, though that number has decreased sharply from over 300 just after the grounding order was lifted. Most of these aircraft are based in China and, therefore, have yet to be certificated due to the Chinese government’s importation acceptance processes. The 737 MAX 8 has slightly more orders than its closest competitor, the A320neo, which has received 4,038 commercial orders and delivered 2,234 as of August 31, 2025. However, the A320neo family as a whole has received over 11,000 net orders compared to the 737 MAX family’s 5,190 net orders for the MAX 8 and 9 as of August 31, 2025. There are an additional 1,581 for the unidentified MAX 7 and 10. The FAA capped Boeing’s production rate for the MAX aircraft at 38 per month, halting plans to ramp up production following the January 2024 Air Alaska MAX 9 door plug incident.

	MAX 8	MAX 8-200
Firm Orders	4,263	497
Firm Backlog	2,795	285
Delivered	1,468	212
Destroyed/Retired	2	0
Government/Private	15	6
Stored	1,451	206
Active Aircraft	61	3
Number of Operators	61	7
Average Fleet Age (Yrs)	4.36	2.63

Source: mba REDBOOK Fleet+, October 2025

American Airlines, Inc. Job File #25142 Page 13 of 40

NOTABLE DEVELOPMENTS

•

In September 2025, Norwegian announced that it was expanding its Boeing order book by exercising its option to purchase 30 additional Boeing 737 MAX 8 aircraft, bringing the total number of firm orders to 80 aircraft (Airfinance Global).

•	In September 2025, Macquarie AirFinance placed a new order for 30 Boeing 737 Max 8 aircraft, marking the operating lessor’s second direct order with the U.S. manufacturer.

•	In June 2025, All Nippon Airways entered into an agreement with Boeing that included 22 737 MAX 8 aircraft, scheduled for delivery beginning in 2029 (Aero-News Journal).

•	In February 2025, Gol Linhas Aereas agreed to sale-and-leaseback transactions with lessors for eight Boeing 737 MAX 8 aircraft, according to court documents (Airfinance Global).

•	In November 2024, Boeing announced that Avia Solutions Group, the world’s largest ACMI carrier, had confirmed an order for 40 MAX 8 aircraft.

FLEET DEMOGRAPHICS

Southwest Airlines is the largest operator of the MAX 8, with 281 aircraft in operation. It also holds the largest backlog, comprising 433 aircraft (of unknown variants), which account for 8.99% of Boeing’s published backlog for MAX aircraft as of August 31, 2025. United Airlines holds the second-largest share of the backlog, with 280 unfilled orders for MAX aircraft. However, the majority of the aircraft United has accepted are MAX 9s, which is a likely indicator of the composition of the rest of the order book. While the number of delivered MAX aircraft continues to grow, operators are beginning to reintroduce previously parked fleets into active service. The largest operator holding a relatively small percentage of the total fleet strongly indicates that the aircraft will have a highly diverse operator base.

The 737 MAX 8 is popular with both low-cost and network carriers and has been used on both domestic and short-haul international flights. Although short- to medium-haul international routes have been predominantly served by widebody aircraft, the 737 MAX 8 allowed operators to decrease capacity and boost load factors on thinner routes. It should be noted that three of the five largest customers for the MAX have order books that will potentially double and, in some cases, triple their existing fleets.

American Airlines, Inc. Job File #25142 Page 14 of 40

FIVE LARGEST 737 MAX 8 OPERATORS

Source: REDBOOK Fleet+, October 2025

CURRENT FLEET BY REGION

North America is currently home to the largest number of 737 MAX 8, with 37.8% of the total delivered fleet. Asia’s share of the fleet has grown as China has resumed allowing aircraft deliveries. As the aircraft program is relatively young, the regional diversity represented in the chart to the right is a positive indicator, as future deliveries could lead to an increase in the number of operators and geographical diversity.

Europe
24.8%
Latin America
and Caribbean
8.9%
Middle East
5.7%
Africa
2.3%
Oceania
1.1%
Asia
19.3%
North America
37.8%

Source: REDBOOK Fleet+, October 2025

American Airlines, Inc. Job File #25142 Page 15 of 40

AIRCRAFT AVAILABILITY

According to MyAirTrade, as of October 2025, one 737 MAX 8 aircraft currently operating for MIAT Mongolian has been available for only ACMI lease since January. Availability was high during the pandemic and peaked in mid-2023, with six aircraft listed for lease only, and has steadily declined since October 2023.

737 MAX 8 Availability

DELIVERIES BY YEAR

In May 2020, in anticipation of the MAX grounding being lifted in the second half of the year, Boeing restarted production of the MAX with new procedures in place to reduce incidences of foreign object debris (FOD) damage and increase production efficiency. A large number of 737 MAX 8 aircraft were assembled in 2019, but a portion of these aircraft have yet to be delivered. The current production rate is slated to continue at 38 MAX aircraft per month.

737 MAX 8 Deliveries

350
300
250
200
150
100
50
0
72
230
49
17
205
308
308
237
170
2017
2018
2019
2020
2021
2022
2023
2024
YTD 2025

Sources: REDBOOK Fleet+; Boeing

American Airlines, Inc. Job File #25142 Page 16 of 40

AIRCRAFT RANKING

mba’s Aircraft Ranking model considers numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The 737 MAX 8’s ranking has steadily improved over the past several years, and in 2025, for the first time since the grounding, it ranks higher than the A320neo. As more aircraft are delivered and returned to service, mba anticipates that the 737 MAX 8 will exhibit one of the best scores for narrowbodies. However, it will continue to be held back slightly by the low number of seats compared to larger narrowbody aircraft.

OUTLOOK

Despite the grounding and several years of cancellations, the MAX program has a larger order book than ever, though its competition, the A320neo family, has been much more successful to date. Due to its size, the 737 MAX 8 aircraft is well positioned to eventually replace the 737-800, of which nearly 5,000 have been delivered. However, several years of low-priced oil in the mid-2010s hindered the 737 MAX 8’s initial success as operators delayed their transition to the 737 MAX 8 in favor of the lower acquisition cost of the 737-800. Another factor that may affect MAX 8 sales is the number of other planned variants of the MAX family, which may cannibalize some MAX 8 orders while still not offering the range and passenger capacity of the larger Airbus A321neo. However, as of 4Q25, neither the MAX 7 nor the MAX 10 has been certified. Since the aircraft’s return to service, mba’s long-term outlook for the 737 MAX 8 has been favorable and is improving as the program matures and its order book grows.

American Airlines, Inc. Job File #25142 Page 17 of 40

5. A321XLR

OVERVIEW

First announced at the 2019 Paris Air Show, the Airbus A321XLR, type-certificated as the A321-200NY, is the first contemporary entrant into the long-haul narrowbody segment. The XLR is an improvement on the A321neo (new engine option), which entered service in 2017 and was the successor to the A321-200 or ceo (current engine option). While not a clean-sheet design, the A321neo features new technology CFM International LEAP-1A or Pratt and Whitney (P&W) PW1100 GTF (geared turbofan) engines, which offer up to 33,000 lb. of thrust. Airbus achieved European Aviation Safety Agency (EASA) certification for the A321XLR in July 2024, in tandem with the certification of the LEAP-1A33 engines. The first XLR was expected to deliver to Aer Lingus, but pilot disputes at the Irish carrier caused Iberia to be able to take the first aircraft in October 2024. The PW1133 was certified by the Federal Aviation Administration (FAA) in December 2024 and by EASA in February 2025, resulting in the first Pratt-powered delivery to Wizz Air in May 2025.

Compared to the A321ceo, the baseline A321neo boasted a 450 nautical mile (NM) range improvement, 2,000 lb. of increased payload, and up to a 20.0% increase in fuel efficiency, most of which is derived from fuel-burn improvements of the new engines over the IAE V2500 and CFM56-5B engines used on the A321-200. Airbus also offers the A321neoLR, which adds up to three auxiliary center tanks (ACTs) and a 97t MTOW, enabling the aircraft to fly up to 4,000 NM. The A321XLR is fitted with fixed and optional auxiliary center tanks (ACTs). It has a maximum takeoff weight (MTOW) of 101 tonnes and a range of up to 4,700 NM. Given its long-range capability, the aircraft was expected to be configured more similarly to trans-Atlantic widebody aircraft than a domestic narrowbody, but layout options abound. Low-cost carrier (LCC) Wizz Air’s XLRs are in a single-class configuration, but Iberia’s have seven rows of 1-1 layout in business class. Aer Lingus has a mixed business class layout, alternating between three 2-2 rows and two 1-1 rows, while Qantas has a standard 2-2 layout over five rows.

Although it is a variant of the A321neo, the A321XLR differs from the standard-build neo in several ways: it features modified slats and flaps, designs borrowed from widebody aircraft for improved low-speed flight, as well as improved brakes and landing gear designed for an MTOW of 101 metric tons, and higher landing speeds. Various airframe reinforcements have been introduced to support the higher MTOW, including at wing and center wing box ribs, along with belly fairing and landing gear bays at the door surroundings and orbital joints. The water and waste tank capacities have also been enlarged, and freezing protection has been implemented specifically for longer flights.

American Airlines, Inc. Job File #25142 Page 18 of 40

Possibly the most significant differentiator between current A321neo variants and the XLR is the fitting of a fixed-rear center tank (RCT), which holds 12,900 liters of fuel (equivalent in volume to four ACTs) but takes up the space of only two installed ACTs and weighs approximately 400 kilograms (as much as only one ACT). This raises the baseline XLR fuel capacity to 36,390 liters, 54.9% more than the baseline A321neo. An optional ACT would add another 3,121 liters, resulting in a maximum range of approximately 4,700 NM in a two-class seating configuration, 700 NM longer than the A321LR, and 28.8% more than the baseline A321neo.

POSITIVES

•	The type is a new entrant into the long-haul narrowbody segment, replacing a highly popular, long-lived type, Boeing’s 757.

•	It has a strong known order book with a diverse geographic mixture.

NEUTRAL

•	Dual engine choice helps with initial campaigns but may limit remarketing should one engine type become preferred.

•	It has a high initial purchase price with potential for steep residual depreciation depending on secondary market acceptance of the XLR capability versus using the aircraft as a standard A321neo.

NEGATIVES

•	A320neo and A321neo LEAP and GTF operators have experienced teething issues with both engines, resulting in earlier-than-anticipated maintenance shop visits and subsequent aircraft groundings.

•	Though significant technological improvements have been made to the aircraft family, the XLR is still based on the same 1980s design as its predecessor, the A320ceo.

American Airlines, Inc. Job File #25142 Page 19 of 40

FLEET STATUS

While less than 20.0% of the current narrowbody fleet is categorized as large narrowbodies (i.e., the A321, the Boeing 757, and the Boeing 737 MAX 9 and 10), Airbus’s 2024 current market forecast expects that ~37.0% of the single-aisle market will be categorized as large aircraft by 2030. This expected increase is supported by the A321neo’s order book, which has grown to over 63.5% of the neo family order book and 73.0% of the neo family backlog as of August 31, 2025. In 2014, when Airbus first published orders for neos, only 755 orders were placed for the larger A321neo, compared to 2,817 orders for the A320neo. While the A320neo order book has grown by 46.7% since then, the A321neo order book has grown over eight-fold. Though current Airbus data does not indicate the exact breakout of XLRs from the A321neo orders, Airbus has announced that there have been over 500 orders from more than 20 different customers.

Net Commercial Orders	500+
Backlog	485+
Delivered	15
Not in Service/ Stored Aircraft	4
Active Aircraft	11
Number of Operators	5	*
Number of Customers with Backlog	27	**
Average Fleet Age (Yrs)	0.5

*	American Airlines has taken delivery of two aircraft, but they remain awaiting certificated seats, leaving only four active operators.
**	Though multiple airlines are part of the International Airlines Group, they are counted separately.

Sources: REDBOOK Fleet+, October 2025; Airbus, August 31, 2025

NOTABLE DEVELOPMENTS

•	There are four delivered XLRs currently not in service:

•

On September 11, 2025, Wizz Air’s first A321 XLR, delivered to subsidiary Wizz Air UK in May 2025, experienced a tail strike, experiencing serious damage, but no injuries (Flight Global). Wizz Air UK and Wizz Air Malta each have an additional aircraft in service as of October 2025 (REDBOOK Fleet+).

•	On August 12, 2025, Iberia’s fourth XLR, delivered in June 2025, experienced a bird strike and sustained substantial damage to its radome (The Aviation Herald).

•

American Airlines was the first North American customer to take delivery of the XLR but has had its two delivered aircraft awaiting cabin installation in Europe since August 2025. They are unlikely to enter into service before the end of the year (Air Data News).

American Airlines, Inc. Job File #25142 Page 20 of 40

•

In August 2025, Qantas Group placed an order for 20 additional XLRs, 16 with lie-flat business class seats for intercontinental long-haul flights in the Asia Pacific region. This brings Qantas’s order book to 48 aircraft.

•	In July 2025, JetBlue announced it would sell some of its XLRs ahead of delivery. Two of these are slated to join Aegean Airlines in the coming months (Simple Flying, Luchtvaart Nieuws).

•

In July 2025, Wizz Air announced it would cut its commitment for XLRs from an initial order book of 47 aircraft to a maximum of 10–15, as it is shuttering its Abu Dhabi operations. The operator group is converting its unwanted orders to other neo variants (Flight Global, Aviation Week).

FLEET DEMOGRAPHICS

Airbus does not publish the XLR order book. Rather, it accounts for these orders under the A321neo family orders. However, according to mba’s REDBOOK Fleet+ as of October 2025, there are 27 known customers for the A321XLR. The largest order book belongs to IndiGo Airlines, with 69 announced orders, followed by United Airlines and American Airlines, with 50 orders each. Most orders have been placed directly by operators, while several lessors have placed direct orders and purchased the aircraft positions that JetBlue is selling.

TEN LARGEST A321XLR ORDER BOOKS

Known XLR Order Book

American Airlines, Inc. Job File #25142 Page 21 of 40

FIVE CURRENT A321XLR OPERATORS

A321XLR Delivered Aircraft

Sources: REDBOOK Fleet+, October 2025; Airbus, Operator Announcements

ORDER BOOK AND FLEET BY REGION

With the small number of XLRs delivered thus far, the regional distribution is quite narrow. Eleven aircraft operate in Europe, and two operate in Australia. The two American Airlines aircraft that await cabins are likely to begin operations in North America soon. However, while it is not yet known where the lessor orders will be placed, the operator order book alone displays a very geographically diverse base.

Oceania
11.5%
Europe
12.9%
Middle East
8.5%
Asia
17.4%
Latin America
& Caribbean
6.6%
Lessor / N/A
18.5%
Northern
America
24.6%

Source: REDBOOK Fleet+ October 2025

ENGINE PROGRAM DEVELOPMENTS

Airbus does not distinguish its orders by engine choice, so it is unknown whether there will be a dominant engine preference. However, the GTF has been the favored engine for the A321neo non-XLR fleet thus far. P&W has introduced an improved configuration of the GTF, known as the Advantage engine, which was certified for the A321XLR towards the end of 2024. It should become the build standard for all P&W GTF engines in 2026. The Advantage engine provides a 1.0% fuel-burn benefit over the current-build engines and greater takeoff thrust, with up to 8.0% greater thrust at hot-and-high airports, though no improvements to time on wing are currently expected. The GTF Advantage configuration is not retrofittable on the previously built PW1100Gs but is intermixable and interchangeable with non-Advantage engines. How the Advantage engines will impact aircraft values remains to be seen, but they will likely provide a value boost to the future A321neos rather than negatively impacting the large in-service fleet that has already been delivered.

American Airlines, Inc. Job File #25142 Page 22 of 40

AIRCRAFT AVAILABILITY

As is typical for a brand-new aircraft of its type, mba does not foresee availability in the secondary market for this aircraft type in the near term, outside of sale-leasebacks and position trades between lessors.

OUTLOOK

mba values the A321XLR as a standalone aircraft with a unique depreciation curve compared to the A321neo and LR. With Base Values for the XLR approximately US$10 million higher than mba’s default build A321neo and higher spreads possible depending on future escalation and BFE options, the aircraft will initially be attractive to buyers who specifically value the long-range attributes of the aircraft on thinner routes. As the aircraft is expected to operate mainly on long-haul narrowbody routes during its first lease, it offers flexibility to a wider secondary market, whereby carriers may plan to use the aircraft on a mix of short- to long-haul operations.

Overall, mba has a positive outlook for A321XLR values, as it represents a generational improvement and is capable of addressing an underserved yet highly niche operational segment of airliners. Frequent comparisons have been made to the 757-200, which entered into service in 1982 and was produced for nearly 25 years. Over 900 757-200s were built, and Airbus sees its addressable market exceeding that number. mba anticipates that Market Values for the aircraft will be stable in the near term, given the current lack of narrowbody and widebody aircraft and strong international passenger traffic growth. The long-term residuals of the aircraft will mainly depend on the timing and competitiveness of a clean-sheet, middle-of-the-market aircraft by Boeing and/or Airbus to meet green initiatives and market acceptance of the aircraft as a long-range narrowbody and the premium attached. With no current direct competition for the XLR on the market or announced, the aircraft has considerable opportunity to maintain strong Market Values in the near to mid-term. In the long term, mba expects the XLR premium to become more closely aligned with the A321neoLR as the aircraft approach the end of their first lease.

American Airlines, Inc. Job File #25142 Page 23 of 40

6. 787-9

OVERVIEW

Boeing introduced the 787 family in April 2004 as a clean-sheet replacement for the 767 family. Due to the launch delays of the smaller 787-8, the 787-9’s delivery date was pushed back by four years, from 2010 to 2014. Launch customer Air New Zealand received the first 787-9 in July 2014, though All Nippon Airways (ANA) performed the first revenue passenger flight in August 2014. The 787-9 is six meters longer than the 787-8 and typically carries 280 passengers in a standard three-class configuration. The aircraft has a maximum takeoff weight (MTOW) of 561,500 lb., more than 50,000 lb. above the MTOW of the 787-8, providing the variant additional range capability. The twin-engine 787-9 is powered by either General Electric (GE) GEnx-1B series engines or Rolls-Royce Trent 1000 family engines.

POSITIVES

•	The aircraft is by far the most favored member of the 787 family, accounting for more than half of all 787 family unfilled orders and deliveries.

•	The 787-9 is a new technology aircraft, not likely to see a replacement soon.

•	The composite fuselage is expected to decrease maintenance costs and corrosion issues over the aircraft’s lifespan.

•	Its large operator base is geographically diverse, a positive indicator for secondary market placements.

•	Range and performance capabilities provide operators with additional route and aircraft replacement opportunities.

NEUTRAL

•	Dual-source engines from GE and Rolls-Royce could impact residual values should one engine type become preferred.

NEGATIVES

•

The A330-900neo, the most direct competitor to the 787-9, entered service in 2018. While the A330neo is re-engined rather than a clean-sheet design, it offers comparable operating economics at a slightly discounted price.

•

Due to production flaws found throughout the 787 family, Boeing was forced to cease production of the aircraft from November 2020 to March 2021, again from May 2021 until August 2022, and yet again from January to March 2023.

American Airlines, Inc. Job File #25142 Page 24 of 40

FLEET STATUS

As of October 2025, 678 active commercial 787-9 aircraft serve 51 operators. There are seven aircraft in long-term storage. Boeing has received 1,377 net commercial orders for the 787-9, with 692 aircraft remaining on backlog. Its order book is more than double that of the 787-8. It also remains significantly higher than the order book for the Airbus A330-900neo, which received 452 net orders, of which 159 have been delivered as of August 31, 2025.

Net Orders	1,377
Backlog	692
Delivered	685
Destroyed/Retired	0
Not in Service/Long-Term Storage	7
Active Aircraft	678
Number of Operators	51
Average Fleet Age (Yrs)	7.0

Sources: mba REDBOOK Fleet+; Boeing and Airbus Orders and Deliveries, October 2025

NOTABLE DEVELOPMENTS

•	In September 2025, Uzbekistan Airways placed an order for up to 22 Boeing 787s, including 14 787-9s with options for eight more aircraft (Airfinance Global).

•	In September 2025, WestJet placed an order for seven 787-9 Dreamliner widebody aircraft, with options for four more (Simple Flying).

•	In August 2025, Irish lessor Avolon began the process of selling a Boeing 787-9 aircraft to Virgin Atlantic Airways, according to a regulatory document (Airfinance Global).

FLEET DEMOGRAPHICS

United Airlines has recently become the largest operator of the type with 46 aircraft (6.7% of the total active fleet). Japan’s All Nippon Airways (ANA) trails closely as the second-largest operator with 44 aircraft (6.4% of the total active fleet). The 787-9 typically seats 280 passengers but can carry up to 360 passengers in a single-class configuration. It is approved for 330-minute ETOPS by the FAA and EASA, which allows flexibility in operators’ route selection. The long-range capabilities of the 787-9 have enabled operators to place the aircraft on some of the world’s longest routes, making it a staple for Trans-Pacific routes. Compared to aircraft like the 777-300ER, the 787-9’s smaller size has also allowed carriers to operate new routes that would have been uneconomical otherwise.

American Airlines, Inc. Job File #25142 Page 25 of 40

FIVE LARGEST 787-9 OPERATORS

Source: mba REDBOOK Fleet+, October 2025

CURRENT FLEET BY ENGINE TYPE

There are two engine options for the 787-9: the Trent 1000 by Rolls-Royce and the GEnx-1B by GE. Since its introduction into service, the Trent 1000 has faced a series of issues, such as IPC and HPT blade cracking. These issues have resulted in operational disruptions, forcing Rolls-Royce to push out three engine packages to fix and improve the engines. Since the introduction of the latest variant, the Trent 1000 TEN, in 2018, most of the earlier issues have been resolved. While the media has heavily covered issues plaguing the Trent 1000, the GEnx has also had its share of durability, reliability, and performance issues. In response, GE has introduced Performance Improvement Packages (PIPs) to meet fuel-burn targets and improve engine durability. GEnx-1B–powered aircraft make up 59.5% of the total order book, so GEnx-1B will likely be the preferred engine type for the 787-9.

American Airlines, Inc. Job File #25142 Page 26 of 40

In-Service 787-9s by Engine Type	787-9 Orders by Engine Type

Sources: mba REDBOOK FLEET+ October 2025, Boeing Orders and Deliveries, August 31, 2025

CURRENT FLEET BY REGION

Asia is home to the largest fleet of 787-9s, with just under a third of the total fleet. Europe is home to the second-largest fleet, with 20.4% of all 787-9 aircraft. As the aircraft is relatively new, the regional diversity represented in the chart is a positive indicator for secondary market placements of the type.

Source: mba REDBOOK Fleet+, October 2025

American Airlines, Inc. Job File #25142 Page 27 of 40

AIRCRAFT AVAILABILITY

According to MyAirTrade, as of October 2025, no aircraft have been publicly listed for immediate sale or lease in nearly two years, though seven ex-Norwegian aircraft remain in storage.

DELIVERIES BY YEAR

Ten years into production, Boeing has delivered 689 passenger-configured 787-9s, with 40 new deliveries in 2023 and only 29 in 2024. Boeing aims to increase its 787-9 delivery rate to 10 per month by 2026; however, it has delivered only 42 aircraft in the first 10 months of 2025 so far.

787-9 Deliveries

Sources: mba REDBOOK Fleet+; Boeing, October 1, 2025

AIRCRAFT RANKING

mba’s Aircraft Ranking model considers numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

American Airlines, Inc. Job File #25142 Page 28 of 40

The 787-9 has mba’s highest score for a passenger widebody aircraft, faring much better than its competition due to its backlog, age, and new technology. The aircraft’s score is expected to remain stable in the medium term, while the rankings of older competitors, like the A330-200 and -300, are expected to decline. The closest competitor, the A330-900neo, scores significantly lower due to a small order book; however, the aircraft’s score is expected to increase once more aircraft enter service.

OUTLOOK

mba’s current and long-term outlook for the 787-9 is positive, with the expectation that values for the type will remain stable. With more seats than the smaller 787-8 and more range than the 787-10, the 787-9 has become the workhorse of the family. Many 787-8 orders were converted to the larger 787-9, and order books indicate that operators prefer the latter. Before the global pandemic, the 787-9 had strong lease rates, stable Market Values, and no secondary market availability. During the pandemic, a few aircraft were surprisingly returned early off lease or renegotiated, resulting in a 5.0% downward impact on Market Values. Thanks to the recovery of long-haul passenger traffic, Market Values began strengthening in 2023. Market Values for the type are now trading at or above base and are expected to remain elevated in the near term, as demand far outstrips supply.

American Airlines, Inc. Job File #25142 Page 29 of 40

7. E175

OVERVIEW

The Embraer E175, launched in 2003, is a stretched version of Embraer’s earlier E170 regional jet model. It received its ANAC (Brazil) type certification in December 2004, its EASA certification in January 2005, and its FAA certification in August 2006. By lengthening the E170 by two fuselage panels, Embraer brought the maximum seating of the aircraft up to 88 passengers, intending to compete against the older BAE 146, Fokker 70, and Bombardier’s CRJ-700 and CRJ-900 regional jets. Since its launch, Embraer has continually improved the E175 to remain competitive against similar aircraft in the market. Aerodynamic improvements made in 2013 resulted in a 5.5% fuel-burn improvement compared to earlier models, including installing winglets and redesigning parts of the exterior airframe. These upgrades allowed the E175 to book a large number of orders in 2014, pushing past the CRJ-900’s order book. In late 2017, Embraer launched the E175SC, an E175 limited to 70 seats, which allows operators to take advantage of the improvements made to the aircraft while fitting within 70-seat scope clause contracts.

POSITIVES

•	Sole-source engines can help ease remarketing to secondary operators.

•	The addition of winglets and aerodynamic improvements starting in 2013 increased fuel-burn efficiency by over 5.5%.

•	The E175 continues to receive new orders and has a healthy backlog of over 200 aircraft.

•

The E175-E2 was originally expected to enter into service in 2020, but its design has not yet been finalized; therefore, it is not expected to enter service before the next decade, and its current design places it out of compliance with current U.S. scope clause MTOW restrictions.

•	Fleet concentration in large domestic markets has kept the active-to-stored aircraft ratio low compared to competitor aircraft.

NEGATIVES

•	With scope clauses as the primary driver of demand, any changes to the agreements that allow for larger aircraft in the U.S. could severely impact values.

•	The re-engined E175-E2, once it enters service, should offer a 16.0% per-seat fuel-burn advantage over the E175-E1.

American Airlines, Inc. Job File #25142 Page 30 of 40

FLEET STATUS

As of October 2025, 768 active E175 aircraft are in service with 21 commercial operators. There are also 13 aircraft listed as in storage, according to mba’s REDBOOK Fleet+. Embraer has received 1,000 firm orders for the aircraft as of Embraer’s latest published result, garnering nearly 200 new orders since the onset of the pandemic. The E175’s chief competitors, the CRJ-900 and CRJ-700, which are both out of production, had 491 and 330 orders, respectively. Preference for the E175 can be attributed to the modification of the aircraft’s winglets, airframe aerodynamics, and engine upgrades, giving the aircraft a fuel-burn advantage over the CRJ-900 and CRJ-700. Additionally, it is the only regional jet of its class still in production.

Firm Orders	1,000
Firm Backlog	207
Delivered	793
Destroyed/Retired	9
Government/Private	3
Stored	13
Active Aircraft	768
Number of Operators	21
Average Fleet Age (Yrs)	9.3

Sources: mba REDBOOK Fleet+, October 2025; Embraer 2Q 2025

NOTABLE DEVELOPMENTS

•	In June 2025, SkyWest ordered 60 additional E175s to augment its fleet and secured purchase rights for 50 more, with deliveries scheduled to begin in 2027 (Aviation Week).

•

In February 2025, Embraer disclosed in a securities filing that it had approved an extension of the pause on development for another four years, citing a lack of foreseen changes to U.S. scope clauses and continued interest in the E175-E1 (Reuters, Simple Flying).

•

In October 2024, Mesa Airlines announced a new fleet agreement with United Airlines that caps its fleet at 60 aircraft, which must be entirely E175s by March 2025. This will lead to Mesa removing all of its CRJ-900s (approximately 20 aircraft) from service (Flight Global).

American Airlines, Inc. Job File #25142 Page 31 of 40

FLEET DEMOGRAPHICS

SkyWest is the largest operator of the E175, with 265 aircraft operating for the airline, accounting for just over one-third of the active and parked fleet. Republic Airways is the second largest operator, with nearly a quarter of the fleet. In April 2025, Republic Airways and Mesa Airlines announced a merger that will further cement Republic’s E175 fleet. Once the merger is completed, Jazz Air in Canada will become the fifth-largest operator. This means that nearly 90.0% of the E175 fleet is concentrated in just a few hands, which will likely keep values stable in the near term, but could also jeopardize that stability if any of the major operators decides to shed fleet or runs into financial trouble.

FIVE LARGEST E175 OPERATORS

SkyWest Airlines (USA) 265 Aircraft (33.9% of fleet)
Republic Airways (USA) 184 Aircraft (1 Stored) (23.6% of fleet)
Envoy Air (USA) 128 Aircraft (16.4% of fleet)
Mesa Airlines (USA) 60 Aircraft (7.7% of fleet)
Horizon Air (USA) 47 Aircraft (6.0% of fleet)
Active
Stored

Source: mba REDBOOK Fleet+, October 2025

American Airlines, Inc. Job File #25142 Page 32 of 40

CURRENT FLEET BY REGION

With the top five operators based in North America, it is no surprise that the vast majority of E175s (90.6% of the fleet) operate on the continent. The next largest region is Europe, with only 4.6% of the in-service fleet. The rest of the fleet is distributed in small fleets throughout Asia, the Middle East, Africa, and Latin America. While the CRJ-900 fleet is slightly more geographically diverse, North America still accounts for nearly 70.0% of that fleet.	Source: mba REDBOOK Fleet+, October 2025

North America 90.6%
Europe 4.6%
Asia 2.5%
Africa 1.3%
Latin America and Caribbean 0.6%
Middle East 0.4%

The lack of geographical diversity places the E175 residual values at risk if the aircraft falls out of favor in the North American market. However, as the smaller ERJ-135 and ERJ-145 have successfully been redelivered to operators in South America and Africa, a secondary market for the E175 outside of North America seems likely in the future.

AIRCRAFT AVAILABILITY

According to MyAirTrade, as of October 2025, no aircraft have been publicly listed for sale or lease since February 2024. However, according to mba’s REDBOOK Fleet+, six aircraft appear to have been returned to their lessors by operators like Oman Air, Alitalia, and SkyHigh and have yet to find new leases.

DELIVERIES BY YEAR

With a large percentage of the fleet based in the U.S., deliveries are tied to the needs of the airlines based in North America. In 2011, Embraer reached a three-year low in E175 deliveries, likely due to canceled orders that Embraer had warned would impact total deliveries. However, after modifying the aircraft and boosting its competitiveness against the CRJ-900 in 2013, Embraer regained market share beginning in 2014.

American Airlines, Inc. Job File #25142 Page 33 of 40

Sources: mba REDBOOK Fleet+, October 2025

AIRCRAFT RANKING

mba’s Aircraft Ranking model considers numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The E175 is by far the highest-scoring regional jet aircraft. The high rating can be attributed to its sizeable order book, remaining backlog, limited availability, and young fleet age. However, the small operator base and limited seating capacity are two main factors negatively impacting the score. mba expects the ranking to hold steady in the short to medium term but will likely see some decline should the E175-E2 enter into service, which is not expected until 2029 at the earliest, though it will likely be pushed back further.

American Airlines, Inc. Job File #25142 Page 34 of 40

OUTLOOK

Values are expected to remain stable in the near term, despite many carriers’ preference to upgauge their fleets. The re-engined E175-E2 is currently suspended but is expected to replace the E175 eventually. However, concerns over the increased weight of the E175-E2 not conforming to the U.S. scope clause agreements have caused Embraer to further delay the entry into service, with the hopes that scope clauses will have been renegotiated and potentially relaxed. If scope clause agreements are not amended to allow heavier aircraft to compete in the space, the current generation E175 may experience further value stability and an even longer production life than initially anticipated. The aircraft has already outperformed the residual values of its smaller predecessors and remains in limited availability. Values strengthened throughout 2024 and fully stabilized in 2025, with Market Values for all vintages equal to Base. While Market Values are not anticipated to reach the heightened levels seen on narrowbody aircraft, mba has a neutral to optimistic outlook on the type in the near term.

American Airlines, Inc. Job File #25142 Page 35 of 40

8. DEFINITIONS

DESKTOP APPRAISAL

A desktop appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft. (ISTAT Handbook)

BASE VALUE

ISTAT defines Base Values as the Appraiser’s opinion of the value of an aircraft in a stable market with a reasonable balance of supply and demand. The Base Value of a tangible asset typically assumes its physical condition is average for an asset of its type and age, and its maintenance status is as described.

Base Value assumes that the value is for an unencumbered single-unit transaction valued for the asset’s highest and best use (as defined by the Appraiser), that the parties to the potential sale would be willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers. As Base Value pertains to a somewhat idealized market it will often not be the same as Market Value. As a starting point, the Base Value of a tangible asset typically assumes its maintenance status is at Half-life/Half-time.

American Airlines, Inc. Job File #25142 Page 36 of 40

9. METHODOLOGY

In developing the values of the Subject Aircraft, mba did not inspect the Subject Aircraft or the records and documentation associated with the Subject Aircraft but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the Subject Aircraft are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul statuses of the airframe, engines, landing gear, and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations, or terms of ownership unless otherwise specified.

11.	Undelivered aircraft are assumed to be in Full-Life condition.

12.	Economic conditions for future deliveries are assumed to be consistent to those at the time of valuation.

American Airlines, Inc. Job File #25142 Page 37 of 40

10. VALUATION

Aircraft Portfolio

No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lb.)	Engine Type	Operator

1	A321XLR	12409	N303NY	Oct-25	222,667	Leap-1A33X	American Airlines

2	A321XLR	12490	N305NY	Dec-25	222,667	Leap-1A33X	American Airlines

3	737 MAX 8	68205	N812UP	Oct-25	182,200	LEAP-1B25	American Airlines

4	737 MAX 8	68228	N313UR	Oct-25	182,200	LEAP-1B25	American Airlines

5	737 MAX 8	68229	N302US	Nov-25	182,200	LEAP-1B25	American Airlines

6	737 MAX 8	68361	N314UT	Nov-25	182,200	LEAP-1B25	American Airlines

7	737 MAX 8	68362	N315UU	Nov-25	182,200	LEAP-1B25	American Airlines

8	737 MAX 8	68108	N316UV	Dec-25	182,200	LEAP-1B25	American Airlines

9	737 MAX 8	68456	N317UW	Dec-25	182,200	LEAP-1B25	American Airlines

10	737 MAX 8	68109	N318UX	Dec-25	182,200	LEAP-1B25	American Airlines

11	737 MAX 8	68110	N319UY	Dec-25	182,200	LEAP-1B25	American Airlines

12	737 MAX 8	68111	N313VA	Jan-26	182,200	LEAP-1B25	American Airlines

13	737 MAX 8	68112	N314VB	Jan-26	182,200	LEAP-1B25	American Airlines

14	737 MAX 8	69214	N315VC	Jan-26	182,200	LEAP-1B25	American Airlines

15	787-9	66019	N850AN	Oct-25	561,500	GEnx-1B74/75	American Airlines

16	787-9	66020	N851MK	Nov-25	561,500	GEnx-1B74/75	American Airlines

17	787-9	66021	N852ML	Dec-25	561,500	GEnx-1B74/75	American Airlines

18	E175	17001010	N336TS	Oct-25	85,517	CF34-8E5	American Airlines

19	E175	17001013	N337MR	Nov-25	85,517	CF34-8E5	American Airlines

20	E175	17001014	N320BK	Dec-25	85,517	CF34-8E5	American Airlines

21	E175	17001016	N346BB	Dec-25	85,517	CF34-8E5	American Airlines

22	E175	17001017	N338AS	Dec-25	85,517	CF34-8E5	American Airlines

23	E175	17001019	N339HG	Dec-25	85,517	CF34-8E5	American Airlines

24	E175	TBD1	N340TC	Feb-26	85,517	CF34-8E5	American Airlines

25	E175	TBD2	N341MB	Mar-26	85,517	CF34-8E5	American Airlines

American Airlines, Inc. Job File #25142 Page 38 of 40

Aircraft Portfolio Valuations
(US$ Million)

No.	Aircraft Type	Serial Number	MTOW Adj.	Engine Adj.	CBV at Delivery

1	A321XLR	12409	$0.00	$0.00	$74.22

2	A321XLR	12490	$0.00	$0.00	$74.40

3	737 MAX 8	68205	$0.06	($0.35)	$54.94

4	737 MAX 8	68228	$0.06	($0.35)	$54.94

5	737 MAX 8	68229	$0.06	($0.35)	$55.00

6	737 MAX 8	68361	$0.06	($0.35)	$55.00

7	737 MAX 8	68362	$0.06	($0.35)	$55.00

8	737 MAX 8	68108	$0.06	($0.35)	$55.07

9	737 MAX 8	68456	$0.06	($0.35)	$55.07

10	737 MAX 8	68109	$0.06	($0.35)	$55.07

11	737 MAX 8	68110	$0.06	($0.35)	$55.07

12	737 MAX 8	68111	$0.06	($0.35)	$55.14

13	737 MAX 8	68112	$0.06	($0.35)	$55.14

14	737 MAX 8	69214	$0.06	($0.35)	$55.14

15	787-9	66019	$0.09	$0.00	$151.20

16	787-9	66020	$0.09	$0.00	$151.32

17	787-9	66021	$0.09	$0.00	$151.45

18	E175	17001010	$0.00	$0.00	$31.58

19	E175	17001013	$0.00	$0.00	$31.61

20	E175	17001014	$0.00	$0.00	$31.63

21	E175	17001016	$0.00	$0.00	$31.63

22	E175	17001017	$0.00	$0.00	$31.63

23	E175	17001019	$0.00	$0.00	$31.63

24	E175	TBD1	$0.00	$0.00	$31.69

25	E175	TBD2	$0.00	$0.00	$31.71

	Total		$0.99	($4.20)	$1,516.28

Legend for Portfolio Valuation
MTOW Adj. -	Adjustment for Maximum Takeoff Weight
Engine Adj. -	Adjustment for Engine Type
CBV at Delivery -	Current Base Value at Delivery

American Airlines, Inc. Job File #25142 Page 39 of 40

11. COVENANTS

This Report has been prepared for the exclusive use of American Airlines, Inc. and shall not be provided to other parties by mba without the express consent of American Airlines, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion of the values of the Subject Aircraft as requested. mba further certifies that it does not have and does not expect to have any financial or other interest in the Subject Aircraft. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This Report represents mba’s opinion of the values of the Subject Aircraft as requested and is intended to be advisory only. Therefore, mba assumes no responsibility or legal liability for any actions taken or not taken by American Airlines, Inc. or any other party with regard to the Subject Aircraft and engines. By accepting this Report, all parties agree that mba shall bear no such responsibility or legal liability. mba consents to the inclusion of this Report in the Prospectus Supplement and to the inclusion of mba’s name in the Prospectus Supplement as an expert under the caption “Appraisals.”

PREPARED BY:

Junwei Tan
Analyst | Asset Valuations
mba Aviation

October 15, 2025

REVIEWED BY:

Lindsey Webster
Senior Vice President | Asset Valuations
mba Aviation
ISTAT Certified Appraiser

American Airlines, Inc. Job File #25142 Page 40 of 40

APPENDIX III—SUMMARY OF APPRAISED VALUES

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Appraiser’s Valuations
				AISI	BK	mba
Airbus A321 XLR	N303NY	12409	October 2025	$76,450,000	71,790,323	74,220,000
Airbus A321 XLR	N305NY	12490	December 2025	76,740,000	72,068,846	74,400,000
Boeing 737 MAX 8	N313UR	68228	October 2025	55,990,000	58,225,546	54,940,000
Boeing 737 MAX 8	N812UP	68205	October 2025	55,990,000	58,225,546	54,940,000
Boeing 737 MAX 8	N302US	68229	November 2025	56,070,000	58,330,291	55,000,000
Boeing 737 MAX 8	N314UT	68361	November 2025	56,070,000	58,330,291	55,000,000
Boeing 737 MAX 8	N315UU	68362	November 2025	56,070,000	58,330,291	55,000,000
Boeing 737 MAX 8	N316UV	68108	December 2025	56,200,000	58,435,035	55,070,000
Boeing 737 MAX 8	N317UW	68456	December 2025	56,200,000	58,435,035	55,070,000
Boeing 737 MAX 8	N318UX	68109	December 2025	56,200,000	58,435,035	55,070,000
Boeing 737 MAX 8	N319UY	68110	December 2025	56,200,000	58,435,035	55,070,000
Boeing 737 MAX 8	N313VA	68111	January 2026	56,340,000	58,502,072	55,140,000
Boeing 737 MAX 8	N314VB	68112	January 2026	56,340,000	58,502,072	55,140,000
Boeing 737 MAX 8	N315VC	69214	January 2026	56,340,000	58,502,072	55,140,000
Boeing 787-9	N850AN	66019	October 2025	157,530,000	160,753,397	151,200,000
Boeing 787-9	N851MK	66020	November 2025	157,750,000	160,926,871	151,320,000
Boeing 787-9	N852ML	66021	December 2025	158,130,000	161,100,345	151,450,000
Embraer E175	N336TS	17001010	October 2025	30,270,000	37,982,434	31,580,000
Embraer E175	N337MR	17001013	November 2025	30,310,000	38,062,848	31,610,000
Embraer E175	N320BK	17001014	December 2025	30,390,000	38,143,263	31,630,000
Embraer E175	N346BB	17001016	December 2025	30,390,000	38,143,263	31,630,000
Embraer E175	N338AS	17001017	December 2025	30,390,000	38,143,263	31,630,000
Embraer E175	N339HG	17001019	December 2025	30,390,000	38,143,263	31,630,000
Embraer E175	N340TC	NA	February 2026	30,540,000	38,304,092	31,690,000
Embraer E175	N341MB	NA	March 2026	30,610,000	38,384,506	31,710,000

Total:				$1,543,900,000	$1,636,523,874	$1,516,280,000

(1)

The indicated registration number, manufacturer’s serial number and scheduled delivery month for each Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and Airbus S.A.S. and financed under this offering. The actual delivery date of any Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “—Deliveries of Aircraft.” The manufacturer’s serial number listed as “NA” signifies that the manufacturer’s serial number for such Aircraft is not yet available as of the date hereof and is to be determined at a later date. In addition, American has certain rights to finance a Substitute Aircraft in lieu of any Aircraft if (x) the delivery of such Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month or (y) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of any Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type. See “—Substitute Aircraft.”

III-1

APPENDIX IV—LOAN TO VALUE RATIO TABLES

The following tables set forth the projected loan to Aircraft value ratios for the Series A Equipment Notes issued in respect of each Aircraft (i) as of the Issuance Date, (ii) each Aircraft currently scheduled for delivery to American during the period from October 2025 to March 2026 and (iii) as of each Regular Distribution Date thereafter. For purposes of these tables, (a) the Equipment Notes for each Aircraft are assumed to be issued and outstanding as of the Issuance Date even though none of the Equipment Notes will have been issued on the Issuance Date since the Aircraft have not yet been financed pursuant to this offering on the Issuance Date (and, in the case of the Aircraft, not yet even delivered to American on the Issuance Date), and (b) the LTVs for any Regular Distribution Date after the Issuance Date but prior to the Regular Distribution Date set forth in clause (ii) for such Aircraft are not included as they are not meaningful since there are no scheduled principal payments during this period because such Regular Distribution Date set forth in clause (ii) for such Aircraft is the first Regular Distribution Date to occur after such Aircraft is expected to have been financed pursuant to this offering.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes after giving effect to the payments scheduled to be made on each Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes.”

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

A. Airbus A321 XLR

	Assumed Aircraft Value	Series A N303NY
Date		Outstanding Balance	LTV
At Issuance	$74,153,441.03	$42,364,000.00
May 11, 2026	73,041,139.42	42,364,000.00	58.0%
November 11, 2026	71,928,837.80	41,197,455.07	57.3%
May 11, 2027	70,816,536.19	40,030,910.14	56.5%
November 11, 2027	69,704,234.57	38,864,365.21	55.8%
May 11, 2028	68,591,932.95	37,697,820.28	55.0%
November 11, 2028	67,479,631.34	36,531,275.35	54.1%
May 11, 2029	66,367,329.72	35,364,730.42	53.3%
November 11, 2029	65,255,028.11	34,198,185.49	52.4%
May 11, 2030	64,142,726.49	33,031,640.56	51.5%
November 11, 2030	63,030,424.88	31,865,095.63	50.6%
May 11, 2031	61,918,123.26	30,698,550.70	49.6%
November 11, 2031	60,805,821.65	29,532,005.77	48.6%
May 11, 2032	59,693,520.03	28,365,460.84	47.5%
November 11, 2032	58,581,218.42	27,198,915.91	46.4%
May 11, 2033	57,468,916.80	26,032,370.98	45.3%
November 11, 2033	56,356,615.18	24,865,826.05	44.1%
May 11, 2034	55,244,313.57	23,699,281.12	42.9%
November 11, 2034	54,132,011.95	22,532,736.19	41.6%
May 11, 2035	53,019,710.34	21,366,191.26	40.3%
November 11, 2035	51,907,408.72	20,199,646.33	38.9%
May 11, 2036	50,795,107.11	19,033,101.40	37.5%
November 11, 2036	49,682,805.49	17,866,556.47	36.0%
May 11, 2037	48,570,503.88	16,700,011.54	34.4%
November 11, 2037	47,458,202.26	15,533,466.61	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N305NY
Date		Outstanding Balance	LTV
At Issuance	$74,400,000.00	$42,505,000.00
May 11, 2026	73,284,000.00	42,505,000.00	58.0%
November 11, 2026	72,168,000.00	41,334,572.46	57.3%
May 11, 2027	71,052,000.00	40,164,144.92	56.5%
November 11, 2027	69,936,000.00	38,993,717.38	55.8%
May 11, 2028	68,820,000.00	37,823,289.84	55.0%
November 11, 2028	67,704,000.00	36,652,862.30	54.1%
May 11, 2029	66,588,000.00	35,482,434.76	53.3%
November 11, 2029	65,472,000.00	34,312,007.22	52.4%
May 11, 2030	64,356,000.00	33,141,579.68	51.5%
November 11, 2030	63,240,000.00	31,971,152.14	50.6%
May 11, 2031	62,124,000.00	30,800,724.60	49.6%
November 11, 2031	61,008,000.00	29,630,297.06	48.6%
May 11, 2032	59,892,000.00	28,459,869.52	47.5%
November 11, 2032	58,776,000.00	27,289,441.98	46.4%
May 11, 2033	57,660,000.00	26,119,014.44	45.3%
November 11, 2033	56,544,000.00	24,948,586.90	44.1%

	Assumed Aircraft Value	Series A N305NY
Date		Outstanding Balance	LTV
May 11, 2034	55,428,000.00	23,778,159.36	42.9%
November 11, 2034	54,312,000.00	22,607,731.82	41.6%
May 11, 2035	53,196,000.00	21,437,304.28	40.3%
November 11, 2035	52,080,000.00	20,266,876.74	38.9%
May 11, 2036	50,964,000.00	19,096,449.20	37.5%
November 11, 2036	49,848,000.00	17,926,021.66	36.0%
May 11, 2037	48,732,000.00	16,755,594.12	34.4%
November 11, 2037	47,616,000.00	15,585,166.58	32.7%
May 11, 2038	—	—	0.0%

B. Boeing 737 MAX 8

	Assumed Aircraft Value	Series A N313UR
Date		Outstanding Balance	LTV
At Issuance	$55,990,000.00	$31,987,000.00
May 11, 2026	55,150,150.00	31,987,000.00	58.0%
November 11, 2026	54,310,300.00	31,106,198.55	57.3%
May 11, 2027	53,470,450.00	30,225,397.10	56.5%
November 11, 2027	52,630,600.00	29,344,595.65	55.8%
May 11, 2028	51,790,750.00	28,463,794.20	55.0%
November 11, 2028	50,950,900.00	27,582,992.75	54.1%
May 11, 2029	50,111,050.00	26,702,191.30	53.3%
November 11, 2029	49,271,200.00	25,821,389.85	52.4%
May 11, 2030	48,431,350.00	24,940,588.40	51.5%
November 11, 2030	47,591,500.00	24,059,786.95	50.6%
May 11, 2031	46,751,650.00	23,178,985.50	49.6%
November 11, 2031	45,911,800.00	22,298,184.05	48.6%
May 11, 2032	45,071,950.00	21,417,382.60	47.5%
November 11, 2032	44,232,100.00	20,536,581.15	46.4%
May 11, 2033	43,392,250.00	19,655,779.70	45.3%
November 11, 2033	42,552,400.00	18,774,978.25	44.1%
May 11, 2034	41,712,550.00	17,894,176.80	42.9%
November 11, 2034	40,872,700.00	17,013,375.35	41.6%
May 11, 2035	40,032,850.00	16,132,573.90	40.3%
November 11, 2035	39,193,000.00	15,251,772.45	38.9%
May 11, 2036	38,353,150.00	14,370,971.00	37.5%
November 11, 2036	37,513,300.00	13,490,169.55	36.0%
May 11, 2037	36,673,450.00	12,609,368.10	34.4%
November 11, 2037	35,833,600.00	11,728,566.65	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N812UP
Date		Outstanding Balance	LTV
At Issuance	$55,990,000.00	$31,987,000.00
May 11, 2026	55,150,150.00	31,987,000.00	58.0%
November 11, 2026	54,310,300.00	31,106,198.55	57.3%
May 11, 2027	53,470,450.00	30,225,397.10	56.5%
November 11, 2027	52,630,600.00	29,344,595.65	55.8%
May 11, 2028	51,790,750.00	28,463,794.20	55.0%
November 11, 2028	50,950,900.00	27,582,992.75	54.1%
May 11, 2029	50,111,050.00	26,702,191.30	53.3%
November 11, 2029	49,271,200.00	25,821,389.85	52.4%
May 11, 2030	48,431,350.00	24,940,588.40	51.5%
November 11, 2030	47,591,500.00	24,059,786.95	50.6%
May 11, 2031	46,751,650.00	23,178,985.50	49.6%
November 11, 2031	45,911,800.00	22,298,184.05	48.6%
May 11, 2032	45,071,950.00	21,417,382.60	47.5%
November 11, 2032	44,232,100.00	20,536,581.15	46.4%
May 11, 2033	43,392,250.00	19,655,779.70	45.3%
November 11, 2033	42,552,400.00	18,774,978.25	44.1%

	Assumed Aircraft Value	Series A N812UP
Date		Outstanding Balance	LTV
May 11, 2034	41,712,550.00	17,894,176.80	42.9%
November 11, 2034	40,872,700.00	17,013,375.35	41.6%
May 11, 2035	40,032,850.00	16,132,573.90	40.3%
November 11, 2035	39,193,000.00	15,251,772.45	38.9%
May 11, 2036	38,353,150.00	14,370,971.00	37.5%
November 11, 2036	37,513,300.00	13,490,169.55	36.0%
May 11, 2037	36,673,450.00	12,609,368.10	34.4%
November 11, 2037	35,833,600.00	11,728,566.65	32.7%
May 11, 2038	—	—	0.0%

		Series A N302US
Date	Assumed Aircraft Value	Outstanding Balance	LTV
At Issuance	$56,070,000.00	$32,033,000.00
May 11, 2026	55,228,950.00	32,033,000.00	58.0%
November 11, 2026	54,387,900.00	31,150,931.88	57.3%
May 11, 2027	53,546,850.00	30,268,863.76	56.5%
November 11, 2027	52,705,800.00	29,386,795.64	55.8%
May 11, 2028	51,864,750.00	28,504,727.52	55.0%
November 11, 2028	51,023,700.00	27,622,659.40	54.1%
May 11, 2029	50,182,650.00	26,740,591.28	53.3%
November 11, 2029	49,341,600.00	25,858,523.16	52.4%
May 11, 2030	48,500,550.00	24,976,455.04	51.5%
November 11, 2030	47,659,500.00	24,094,386.92	50.6%
May 11, 2031	46,818,450.00	23,212,318.80	49.6%
November 11, 2031	45,977,400.00	22,330,250.68	48.6%
May 11, 2032	45,136,350.00	21,448,182.56	47.5%
November 11, 2032	44,295,300.00	20,566,114.44	46.4%
May 11, 2033	43,454,250.00	19,684,046.32	45.3%
November 11, 2033	42,613,200.00	18,801,978.20	44.1%
May 11, 2034	41,772,150.00	17,919,910.08	42.9%
November 11, 2034	40,931,100.00	17,037,841.96	41.6%
May 11, 2035	40,090,050.00	16,155,773.84	40.3%
November 11, 2035	39,249,000.00	15,273,705.72	38.9%
May 11, 2036	38,407,950.00	14,391,637.60	37.5%
November 11, 2036	37,566,900.00	13,509,569.48	36.0%
May 11, 2037	36,725,850.00	12,627,501.36	34.4%
November 11, 2037	35,884,800.00	11,745,433.24	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N314UT
Date		Outstanding Balance	LTV
At Issuance	$56,070,000.00	$32,033,000.00
May 11, 2026	55,228,950.00	32,033,000.00	58.0%
November 11, 2026	54,387,900.00	31,150,931.88	57.3%
May 11, 2027	53,546,850.00	30,268,863.76	56.5%
November 11, 2027	52,705,800.00	29,386,795.64	55.8%
May 11, 2028	51,864,750.00	28,504,727.52	55.0%
November 11, 2028	51,023,700.00	27,622,659.40	54.1%

	Assumed Aircraft Value	Series A N314UT
Date		Outstanding Balance	LTV
May 11, 2029	50,182,650.00	26,740,591.28	53.3%
November 11, 2029	49,341,600.00	25,858,523.16	52.4%
May 11, 2030	48,500,550.00	24,976,455.04	51.5%
November 11, 2030	47,659,500.00	24,094,386.92	50.6%
May 11, 2031	46,818,450.00	23,212,318.80	49.6%
November 11, 2031	45,977,400.00	22,330,250.68	48.6%
May 11, 2032	45,136,350.00	21,448,182.56	47.5%
November 11, 2032	44,295,300.00	20,566,114.44	46.4%
May 11, 2033	43,454,250.00	19,684,046.32	45.3%
November 11, 2033	42,613,200.00	18,801,978.20	44.1%
May 11, 2034	41,772,150.00	17,919,910.08	42.9%
November 11, 2034	40,931,100.00	17,037,841.96	41.6%
May 11, 2035	40,090,050.00	16,155,773.84	40.3%
November 11, 2035	39,249,000.00	15,273,705.72	38.9%
May 11, 2036	38,407,950.00	14,391,637.60	37.5%
November 11, 2036	37,566,900.00	13,509,569.48	36.0%
May 11, 2037	36,725,850.00	12,627,501.36	34.4%
November 11, 2037	35,884,800.00	11,745,433.24	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N315UU
Date		Outstanding Balance	LTV
At Issuance	$56,070,000.00	$32,033,000.00
May 11, 2026	55,228,950.00	32,033,000.00	58.0%
November 11, 2026	54,387,900.00	31,150,931.88	57.3%
May 11, 2027	53,546,850.00	30,268,863.76	56.5%
November 11, 2027	52,705,800.00	29,386,795.64	55.8%
May 11, 2028	51,864,750.00	28,504,727.52	55.0%
November 11, 2028	51,023,700.00	27,622,659.40	54.1%
May 11, 2029	50,182,650.00	26,740,591.28	53.3%
November 11, 2029	49,341,600.00	25,858,523.16	52.4%
May 11, 2030	48,500,550.00	24,976,455.04	51.5%
November 11, 2030	47,659,500.00	24,094,386.92	50.6%
May 11, 2031	46,818,450.00	23,212,318.80	49.6%
November 11, 2031	45,977,400.00	22,330,250.68	48.6%
May 11, 2032	45,136,350.00	21,448,182.56	47.5%
November 11, 2032	44,295,300.00	20,566,114.44	46.4%
May 11, 2033	43,454,250.00	19,684,046.32	45.3%
November 11, 2033	42,613,200.00	18,801,978.20	44.1%
May 11, 2034	41,772,150.00	17,919,910.08	42.9%
November 11, 2034	40,931,100.00	17,037,841.96	41.6%
May 11, 2035	40,090,050.00	16,155,773.84	40.3%
November 11, 2035	39,249,000.00	15,273,705.72	38.9%
May 11, 2036	38,407,950.00	14,391,637.60	37.5%
November 11, 2036	37,566,900.00	13,509,569.48	36.0%
May 11, 2037	36,725,850.00	12,627,501.36	34.4%
November 11, 2037	35,884,800.00	11,745,433.24	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N316UV
Date		Outstanding Balance	LTV
At Issuance	$56,200,000.00	$32,107,000.00
May 11, 2026	55,357,000.00	32,107,000.00	58.0%
November 11, 2026	54,514,000.00	31,222,894.20	57.3%
May 11, 2027	53,671,000.00	30,338,788.40	56.5%
November 11, 2027	52,828,000.00	29,454,682.60	55.8%
May 11, 2028	51,985,000.00	28,570,576.80	55.0%
November 11, 2028	51,142,000.00	27,686,471.00	54.1%
May 11, 2029	50,299,000.00	26,802,365.20	53.3%
November 11, 2029	49,456,000.00	25,918,259.40	52.4%
May 11, 2030	48,613,000.00	25,034,153.60	51.5%
November 11, 2030	47,770,000.00	24,150,047.80	50.6%
May 11, 2031	46,927,000.00	23,265,942.00	49.6%
November 11, 2031	46,084,000.00	22,381,836.20	48.6%
May 11, 2032	45,241,000.00	21,497,730.40	47.5%
November 11, 2032	44,398,000.00	20,613,624.60	46.4%
May 11, 2033	43,555,000.00	19,729,518.80	45.3%
November 11, 2033	42,712,000.00	18,845,413.00	44.1%
May 11, 2034	41,869,000.00	17,961,307.20	42.9%
November 11, 2034	41,026,000.00	17,077,201.40	41.6%
May 11, 2035	40,183,000.00	16,193,095.60	40.3%
November 11, 2035	39,340,000.00	15,308,989.80	38.9%
May 11, 2036	38,497,000.00	14,424,884.00	37.5%
November 11, 2036	37,654,000.00	13,540,778.20	36.0%
May 11, 2037	36,811,000.00	12,656,672.40	34.4%
November 11, 2037	35,968,000.00	11,772,566.60	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N317UW
Date		Outstanding Balance	LTV
At Issuance	$56,200,000.00	$32,107,000.00
May 11, 2026	55,357,000.00	32,107,000.00	58.0%
November 11, 2026	54,514,000.00	31,222,894.20	57.3%
May 11, 2027	53,671,000.00	30,338,788.40	56.5%
November 11, 2027	52,828,000.00	29,454,682.60	55.8%
May 11, 2028	51,985,000.00	28,570,576.80	55.0%
November 11, 2028	51,142,000.00	27,686,471.00	54.1%
May 11, 2029	50,299,000.00	26,802,365.20	53.3%
November 11, 2029	49,456,000.00	25,918,259.40	52.4%
May 11, 2030	48,613,000.00	25,034,153.60	51.5%
November 11, 2030	47,770,000.00	24,150,047.80	50.6%
May 11, 2031	46,927,000.00	23,265,942.00	49.6%
November 11, 2031	46,084,000.00	22,381,836.20	48.6%
May 11, 2032	45,241,000.00	21,497,730.40	47.5%
November 11, 2032	44,398,000.00	20,613,624.60	46.4%
May 11, 2033	43,555,000.00	19,729,518.80	45.3%
November 11, 2033	42,712,000.00	18,845,413.00	44.1%
May 11, 2034	41,869,000.00	17,961,307.20	42.9%
November 11, 2034	41,026,000.00	17,077,201.40	41.6%
May 11, 2035	40,183,000.00	16,193,095.60	40.3%

	Assumed Aircraft Value	Series A N317UW
Date		Outstanding Balance	LTV
November 11, 2035	39,340,000.00	15,308,989.80	38.9%
May 11, 2036	38,497,000.00	14,424,884.00	37.5%
November 11, 2036	37,654,000.00	13,540,778.20	36.0%
May 11, 2037	36,811,000.00	12,656,672.40	34.4%
November 11, 2037	35,968,000.00	11,772,566.60	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N318UX
Date		Outstanding Balance	LTV
At Issuance	$56,200,000.00	$32,107,000.00
May 11, 2026	55,357,000.00	32,107,000.00	58.0%
November 11, 2026	54,514,000.00	31,222,894.20	57.3%
May 11, 2027	53,671,000.00	30,338,788.40	56.5%
November 11, 2027	52,828,000.00	29,454,682.60	55.8%
May 11, 2028	51,985,000.00	28,570,576.80	55.0%
November 11, 2028	51,142,000.00	27,686,471.00	54.1%
May 11, 2029	50,299,000.00	26,802,365.20	53.3%
November 11, 2029	49,456,000.00	25,918,259.40	52.4%
May 11, 2030	48,613,000.00	25,034,153.60	51.5%
November 11, 2030	47,770,000.00	24,150,047.80	50.6%
May 11, 2031	46,927,000.00	23,265,942.00	49.6%
November 11, 2031	46,084,000.00	22,381,836.20	48.6%
May 11, 2032	45,241,000.00	21,497,730.40	47.5%
November 11, 2032	44,398,000.00	20,613,624.60	46.4%
May 11, 2033	43,555,000.00	19,729,518.80	45.3%
November 11, 2033	42,712,000.00	18,845,413.00	44.1%
May 11, 2034	41,869,000.00	17,961,307.20	42.9%
November 11, 2034	41,026,000.00	17,077,201.40	41.6%
May 11, 2035	40,183,000.00	16,193,095.60	40.3%
November 11, 2035	39,340,000.00	15,308,989.80	38.9%
May 11, 2036	38,497,000.00	14,424,884.00	37.5%
November 11, 2036	37,654,000.00	13,540,778.20	36.0%
May 11, 2037	36,811,000.00	12,656,672.40	34.4%
November 11, 2037	35,968,000.00	11,772,566.60	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N319UY
Date		Outstanding Balance	LTV
At Issuance	$56,200,000.00	$32,107,000.00
May 11, 2026	55,357,000.00	32,107,000.00	58.0%
November 11, 2026	54,514,000.00	31,222,894.20	57.3%
May 11, 2027	53,671,000.00	30,338,788.40	56.5%
November 11, 2027	52,828,000.00	29,454,682.60	55.8%
May 11, 2028	51,985,000.00	28,570,576.80	55.0%
November 11, 2028	51,142,000.00	27,686,471.00	54.1%
May 11, 2029	50,299,000.00	26,802,365.20	53.3%
November 11, 2029	49,456,000.00	25,918,259.40	52.4%
May 11, 2030	48,613,000.00	25,034,153.60	51.5%

	Assumed Aircraft Value	Series A N319UY
Date		Outstanding Balance	LTV
November 11, 2030	47,770,000.00	24,150,047.80	50.6%
May 11, 2031	46,927,000.00	23,265,942.00	49.6%
November 11, 2031	46,084,000.00	22,381,836.20	48.6%
May 11, 2032	45,241,000.00	21,497,730.40	47.5%
November 11, 2032	44,398,000.00	20,613,624.60	46.4%
May 11, 2033	43,555,000.00	19,729,518.80	45.3%
November 11, 2033	42,712,000.00	18,845,413.00	44.1%
May 11, 2034	41,869,000.00	17,961,307.20	42.9%
November 11, 2034	41,026,000.00	17,077,201.40	41.6%
May 11, 2035	40,183,000.00	16,193,095.60	40.3%
November 11, 2035	39,340,000.00	15,308,989.80	38.9%
May 11, 2036	38,497,000.00	14,424,884.00	37.5%
November 11, 2036	37,654,000.00	13,540,778.20	36.0%
May 11, 2037	36,811,000.00	12,656,672.40	34.4%
November 11, 2037	35,968,000.00	11,772,566.60	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N313VA
Date		Outstanding Balance	LTV
At Issuance	$56,340,000.00	$32,187,000.00
May 11, 2026	55,494,900.00	32,187,000.00	58.0%
November 11, 2026	54,649,800.00	31,300,691.30	57.3%
May 11, 2027	53,804,700.00	30,414,382.60	56.5%
November 11, 2027	52,959,600.00	29,528,073.90	55.8%
May 11, 2028	52,114,500.00	28,641,765.20	55.0%
November 11, 2028	51,269,400.00	27,755,456.50	54.1%
May 11, 2029	50,424,300.00	26,869,147.80	53.3%
November 11, 2029	49,579,200.00	25,982,839.10	52.4%
May 11, 2030	48,734,100.00	25,096,530.40	51.5%
November 11, 2030	47,889,000.00	24,210,221.70	50.6%
May 11, 2031	47,043,900.00	23,323,913.00	49.6%
November 11, 2031	46,198,800.00	22,437,604.30	48.6%
May 11, 2032	45,353,700.00	21,551,295.60	47.5%
November 11, 2032	44,508,600.00	20,664,986.90	46.4%
May 11, 2033	43,663,500.00	19,778,678.20	45.3%
November 11, 2033	42,818,400.00	18,892,369.50	44.1%
May 11, 2034	41,973,300.00	18,006,060.80	42.9%
November 11, 2034	41,128,200.00	17,119,752.10	41.6%
May 11, 2035	40,283,100.00	16,233,443.40	40.3%
November 11, 2035	39,438,000.00	15,347,134.70	38.9%
May 11, 2036	38,592,900.00	14,460,826.00	37.5%
November 11, 2036	37,747,800.00	13,574,517.30	36.0%
May 11, 2037	36,902,700.00	12,688,208.60	34.4%
November 11, 2037	36,057,600.00	11,801,899.90	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N314VB
Date		Outstanding Balance	LTV
At Issuance	$56,340,000.00	$32,187,000.00
May 11, 2026	55,494,900.00	32,187,000.00	58.0%
November 11, 2026	54,649,800.00	31,300,691.30	57.3%
May 11, 2027	53,804,700.00	30,414,382.60	56.5%
November 11, 2027	52,959,600.00	29,528,073.90	55.8%
May 11, 2028	52,114,500.00	28,641,765.20	55.0%
November 11, 2028	51,269,400.00	27,755,456.50	54.1%
May 11, 2029	50,424,300.00	26,869,147.80	53.3%
November 11, 2029	49,579,200.00	25,982,839.10	52.4%
May 11, 2030	48,734,100.00	25,096,530.40	51.5%
November 11, 2030	47,889,000.00	24,210,221.70	50.6%
May 11, 2031	47,043,900.00	23,323,913.00	49.6%
November 11, 2031	46,198,800.00	22,437,604.30	48.6%
May 11, 2032	45,353,700.00	21,551,295.60	47.5%
November 11, 2032	44,508,600.00	20,664,986.90	46.4%
May 11, 2033	43,663,500.00	19,778,678.20	45.3%
November 11, 2033	42,818,400.00	18,892,369.50	44.1%
May 11, 2034	41,973,300.00	18,006,060.80	42.9%
November 11, 2034	41,128,200.00	17,119,752.10	41.6%
May 11, 2035	40,283,100.00	16,233,443.40	40.3%
November 11, 2035	39,438,000.00	15,347,134.70	38.9%
May 11, 2036	38,592,900.00	14,460,826.00	37.5%
November 11, 2036	37,747,800.00	13,574,517.30	36.0%
May 11, 2037	36,902,700.00	12,688,208.60	34.4%
November 11, 2037	36,057,600.00	11,801,899.90	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N315VC
Date		Outstanding Balance	LTV
At Issuance	$56,340,000.00	$32,187,000.00
May 11, 2026	55,494,900.00	32,187,000.00	58.0%
November 11, 2026	54,649,800.00	31,300,691.30	57.3%
May 11, 2027	53,804,700.00	30,414,382.60	56.5%
November 11, 2027	52,959,600.00	29,528,073.90	55.8%
May 11, 2028	52,114,500.00	28,641,765.20	55.0%
November 11, 2028	51,269,400.00	27,755,456.50	54.1%
May 11, 2029	50,424,300.00	26,869,147.80	53.3%
November 11, 2029	49,579,200.00	25,982,839.10	52.4%
May 11, 2030	48,734,100.00	25,096,530.40	51.5%
November 11, 2030	47,889,000.00	24,210,221.70	50.6%
May 11, 2031	47,043,900.00	23,323,913.00	49.6%
November 11, 2031	46,198,800.00	22,437,604.30	48.6%
May 11, 2032	45,353,700.00	21,551,295.60	47.5%
November 11, 2032	44,508,600.00	20,664,986.90	46.4%
May 11, 2033	43,663,500.00	19,778,678.20	45.3%
November 11, 2033	42,818,400.00	18,892,369.50	44.1%
May 11, 2034	41,973,300.00	18,006,060.80	42.9%
November 11, 2034	41,128,200.00	17,119,752.10	41.6%
May 11, 2035	40,283,100.00	16,233,443.40	40.3%
November 11, 2035	39,438,000.00	15,347,134.70	38.9%

	Assumed Aircraft Value	Series A N315VC
Date		Outstanding Balance	LTV
May 11, 2036	38,592,900.00	14,460,826.00	37.5%
November 11, 2036	37,747,800.00	13,574,517.30	36.0%
May 11, 2037	36,902,700.00	12,688,208.60	34.4%
November 11, 2037	36,057,600.00	11,801,899.90	32.7%
May 11, 2038	—	—	0.0%

C. Boeing 787-9

	Assumed Aircraft Value	Series A N850AN
Date		Outstanding Balance	LTV
At Issuance	$156,494,465.50	$89,405,000.00
May 11, 2026	154,147,048.52	89,405,000.00	58.0%
November 11, 2026	151,799,631.54	86,943,123.19	57.3%
May 11, 2027	149,452,214.55	84,481,246.38	56.5%
November 11, 2027	147,104,797.57	82,019,369.57	55.8%
May 11, 2028	144,757,380.59	79,557,492.76	55.0%
November 11, 2028	142,409,963.61	77,095,615.95	54.1%
May 11, 2029	140,062,546.62	74,633,739.14	53.3%
November 11, 2029	137,715,129.64	72,171,862.33	52.4%
May 11, 2030	135,367,712.66	69,709,985.52	51.5%
November 11, 2030	133,020,295.68	67,248,108.71	50.6%
May 11, 2031	130,672,878.69	64,786,231.90	49.6%
November 11, 2031	128,325,461.71	62,324,355.09	48.6%
May 11, 2032	125,978,044.73	59,862,478.28	47.5%
November 11, 2032	123,630,627.75	57,400,601.47	46.4%
May 11, 2033	121,283,210.76	54,938,724.66	45.3%
November 11, 2033	118,935,793.78	52,476,847.85	44.1%
May 11, 2034	116,588,376.80	50,014,971.04	42.9%
November 11, 2034	114,240,959.82	47,553,094.23	41.6%
May 11, 2035	111,893,542.83	45,091,217.42	40.3%
November 11, 2035	109,546,125.85	42,629,340.61	38.9%
May 11, 2036	107,198,708.87	40,167,463.80	37.5%
November 11, 2036	104,851,291.89	37,705,586.99	36.0%
May 11, 2037	102,503,874.90	35,243,710.18	34.4%
November 11, 2037	100,156,457.92	32,781,833.37	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N851MK
Date		Outstanding Balance	LTV
At Issuance	$156,665,623.57	$89,503,000.00
May 11, 2026	154,315,639.22	89,503,000.00	58.0%
November 11, 2026	151,965,654.87	87,038,424.64	57.3%
May 11, 2027	149,615,670.51	84,573,849.28	56.5%
November 11, 2027	147,265,686.16	82,109,273.92	55.8%
May 11, 2028	144,915,701.81	79,644,698.56	55.0%
November 11, 2028	142,565,717.45	77,180,123.20	54.1%
May 11, 2029	140,215,733.10	74,715,547.84	53.3%
November 11, 2029	137,865,748.75	72,250,972.48	52.4%
May 11, 2030	135,515,764.39	69,786,397.12	51.5%
November 11, 2030	133,165,780.04	67,321,821.76	50.6%
May 11, 2031	130,815,795.68	64,857,246.40	49.6%
November 11, 2031	128,465,811.33	62,392,671.04	48.6%
May 11, 2032	126,115,826.98	59,928,095.68	47.5%
November 11, 2032	123,765,842.62	57,463,520.32	46.4%
May 11, 2033	121,415,858.27	54,998,944.96	45.3%
November 11, 2033	119,065,873.92	52,534,369.60	44.1%

	Assumed Aircraft Value	Series A N851MK
Date		Outstanding Balance	LTV
May 11, 2034	116,715,889.56	50,069,794.24	42.9%
November 11, 2034	114,365,905.21	47,605,218.88	41.6%
May 11, 2035	112,015,920.86	45,140,643.52	40.3%
November 11, 2035	109,665,936.50	42,676,068.16	38.9%
May 11, 2036	107,315,952.15	40,211,492.80	37.5%
November 11, 2036	104,965,967.79	37,746,917.44	36.0%
May 11, 2037	102,615,983.44	35,282,342.08	34.4%
November 11, 2037	100,265,999.09	32,817,766.72	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N852ML
Date		Outstanding Balance	LTV
At Issuance	$156,893,448.31	$89,633,000.00
May 11, 2026	154,540,046.59	89,633,000.00	58.0%
November 11, 2026	152,186,644.86	87,164,844.93	57.3%
May 11, 2027	149,833,243.14	84,696,689.86	56.5%
November 11, 2027	147,479,841.41	82,228,534.79	55.8%
May 11, 2028	145,126,439.69	79,760,379.72	55.0%
November 11, 2028	142,773,037.97	77,292,224.65	54.1%
May 11, 2029	140,419,636.24	74,824,069.58	53.3%
November 11, 2029	138,066,234.52	72,355,914.51	52.4%
May 11, 2030	135,712,832.79	69,887,759.44	51.5%
November 11, 2030	133,359,431.07	67,419,604.37	50.6%
May 11, 2031	131,006,029.34	64,951,449.30	49.6%
November 11, 2031	128,652,627.62	62,483,294.23	48.6%
May 11, 2032	126,299,225.89	60,015,139.16	47.5%
November 11, 2032	123,945,824.17	57,546,984.09	46.4%
May 11, 2033	121,592,422.44	55,078,829.02	45.3%
November 11, 2033	119,239,020.72	52,610,673.95	44.1%
May 11, 2034	116,885,618.99	50,142,518.88	42.9%
November 11, 2034	114,532,217.27	47,674,363.81	41.6%
May 11, 2035	112,178,815.54	45,206,208.74	40.3%
November 11, 2035	109,825,413.82	42,738,053.67	38.9%
May 11, 2036	107,472,012.09	40,269,898.60	37.5%
November 11, 2036	105,118,610.37	37,801,743.53	36.0%
May 11, 2037	102,765,208.65	35,333,588.46	34.4%
November 11, 2037	100,411,806.92	32,865,433.39	32.7%
May 11, 2038	—	—	0.0%

D. Embraer E175

	Assumed Aircraft Value	Series A N336TS
Date		Outstanding Balance	LTV
At Issuance	$31,580,000.00	$18,042,000.00
May 11, 2026	31,106,300.00	18,042,000.00	58.0%
November 11, 2026	30,632,600.00	17,545,191.30	57.3%
May 11, 2027	30,158,900.00	17,048,382.60	56.5%
November 11, 2027	29,685,200.00	16,551,573.90	55.8%
May 11, 2028	29,211,500.00	16,054,765.20	55.0%
November 11, 2028	28,737,800.00	15,557,956.50	54.1%
May 11, 2029	28,264,100.00	15,061,147.80	53.3%
November 11, 2029	27,790,400.00	14,564,339.10	52.4%
May 11, 2030	27,316,700.00	14,067,530.40	51.5%
November 11, 2030	26,843,000.00	13,570,721.70	50.6%
May 11, 2031	26,369,300.00	13,073,913.00	49.6%
November 11, 2031	25,895,600.00	12,577,104.30	48.6%
May 11, 2032	25,421,900.00	12,080,295.60	47.5%
November 11, 2032	24,948,200.00	11,583,486.90	46.4%
May 11, 2033	24,474,500.00	11,086,678.20	45.3%
November 11, 2033	24,000,800.00	10,589,869.50	44.1%
May 11, 2034	23,527,100.00	10,093,060.80	42.9%
November 11, 2034	23,053,400.00	9,596,252.10	41.6%
May 11, 2035	22,579,700.00	9,099,443.40	40.3%
November 11, 2035	22,106,000.00	8,602,634.70	38.9%
May 11, 2036	21,632,300.00	8,105,826.00	37.5%
November 11, 2036	21,158,600.00	7,609,017.30	36.0%
May 11, 2037	20,684,900.00	7,112,208.60	34.4%
November 11, 2037	20,211,200.00	6,615,399.90	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N337MR
Date		Outstanding Balance	LTV
At Issuance	$31,610,000.00	$18,059,000.00
May 11, 2026	31,135,850.00	18,059,000.00	58.0%
November 11, 2026	30,661,700.00	17,561,723.19	57.3%
May 11, 2027	30,187,550.00	17,064,446.38	56.5%
November 11, 2027	29,713,400.00	16,567,169.57	55.8%
May 11, 2028	29,239,250.00	16,069,892.76	55.0%
November 11, 2028	28,765,100.00	15,572,615.95	54.1%
May 11, 2029	28,290,950.00	15,075,339.14	53.3%
November 11, 2029	27,816,800.00	14,578,062.33	52.4%
May 11, 2030	27,342,650.00	14,080,785.52	51.5%
November 11, 2030	26,868,500.00	13,583,508.71	50.6%
May 11, 2031	26,394,350.00	13,086,231.90	49.6%
November 11, 2031	25,920,200.00	12,588,955.09	48.6%
May 11, 2032	25,446,050.00	12,091,678.28	47.5%
November 11, 2032	24,971,900.00	11,594,401.47	46.4%
May 11, 2033	24,497,750.00	11,097,124.66	45.3%
November 11, 2033	24,023,600.00	10,599,847.85	44.1%

	Assumed Aircraft Value	Series A N337MR
Date		Outstanding Balance	LTV
May 11, 2034	23,549,450.00	10,102,571.04	42.9%
November 11, 2034	23,075,300.00	9,605,294.23	41.6%
May 11, 2035	22,601,150.00	9,108,017.42	40.3%
November 11, 2035	22,127,000.00	8,610,740.61	38.9%
May 11, 2036	21,652,850.00	8,113,463.80	37.5%
November 11, 2036	21,178,700.00	7,616,186.99	36.0%
May 11, 2037	20,704,550.00	7,118,910.18	34.4%
November 11, 2037	20,230,400.00	6,621,633.37	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N320BK
Date		Outstanding Balance	LTV
At Issuance	$31,630,000.00	$18,070,000.00
May 11, 2026	31,155,550.00	18,070,000.00	58.0%
November 11, 2026	30,681,100.00	17,572,420.29	57.3%
May 11, 2027	30,206,650.00	17,074,840.58	56.5%
November 11, 2027	29,732,200.00	16,577,260.87	55.8%
May 11, 2028	29,257,750.00	16,079,681.16	55.0%
November 11, 2028	28,783,300.00	15,582,101.45	54.1%
May 11, 2029	28,308,850.00	15,084,521.74	53.3%
November 11, 2029	27,834,400.00	14,586,942.03	52.4%
May 11, 2030	27,359,950.00	14,089,362.32	51.5%
November 11, 2030	26,885,500.00	13,591,782.61	50.6%
May 11, 2031	26,411,050.00	13,094,202.90	49.6%
November 11, 2031	25,936,600.00	12,596,623.19	48.6%
May 11, 2032	25,462,150.00	12,099,043.48	47.5%
November 11, 2032	24,987,700.00	11,601,463.77	46.4%
May 11, 2033	24,513,250.00	11,103,884.06	45.3%
November 11, 2033	24,038,800.00	10,606,304.35	44.1%
May 11, 2034	23,564,350.00	10,108,724.64	42.9%
November 11, 2034	23,089,900.00	9,611,144.93	41.6%
May 11, 2035	22,615,450.00	9,113,565.22	40.3%
November 11, 2035	22,141,000.00	8,615,985.51	38.9%
May 11, 2036	21,666,550.00	8,118,405.80	37.5%
November 11, 2036	21,192,100.00	7,620,826.09	36.0%
May 11, 2037	20,717,650.00	7,123,246.38	34.4%
November 11, 2037	20,243,200.00	6,625,666.67	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N346BB
Date		Outstanding Balance	LTV
At Issuance	$31,630,000.00	$18,070,000.00
May 11, 2026	31,155,550.00	18,070,000.00	58.0%
November 11, 2026	30,681,100.00	17,572,420.29	57.3%
May 11, 2027	30,206,650.00	17,074,840.58	56.5%
November 11, 2027	29,732,200.00	16,577,260.87	55.8%
May 11, 2028	29,257,750.00	16,079,681.16	55.0%
November 11, 2028	28,783,300.00	15,582,101.45	54.1%

	Assumed Aircraft Value	Series A N346BB
Date		Outstanding Balance	LTV
May 11, 2029	28,308,850.00	15,084,521.74	53.3%
November 11, 2029	27,834,400.00	14,586,942.03	52.4%
May 11, 2030	27,359,950.00	14,089,362.32	51.5%
November 11, 2030	26,885,500.00	13,591,782.61	50.6%
May 11, 2031	26,411,050.00	13,094,202.90	49.6%
November 11, 2031	25,936,600.00	12,596,623.19	48.6%
May 11, 2032	25,462,150.00	12,099,043.48	47.5%
November 11, 2032	24,987,700.00	11,601,463.77	46.4%
May 11, 2033	24,513,250.00	11,103,884.06	45.3%
November 11, 2033	24,038,800.00	10,606,304.35	44.1%
May 11, 2034	23,564,350.00	10,108,724.64	42.9%
November 11, 2034	23,089,900.00	9,611,144.93	41.6%
May 11, 2035	22,615,450.00	9,113,565.22	40.3%
November 11, 2035	22,141,000.00	8,615,985.51	38.9%
May 11, 2036	21,666,550.00	8,118,405.80	37.5%
November 11, 2036	21,192,100.00	7,620,826.09	36.0%
May 11, 2037	20,717,650.00	7,123,246.38	34.4%
November 11, 2037	20,243,200.00	6,625,666.67	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N338AS
Date		Outstanding Balance	LTV
At Issuance	$31,630,000.00	$18,070,000.00
May 11, 2026	31,155,550.00	18,070,000.00	58.0%
November 11, 2026	30,681,100.00	17,572,420.29	57.3%
May 11, 2027	30,206,650.00	17,074,840.58	56.5%
November 11, 2027	29,732,200.00	16,577,260.87	55.8%
May 11, 2028	29,257,750.00	16,079,681.16	55.0%
November 11, 2028	28,783,300.00	15,582,101.45	54.1%
May 11, 2029	28,308,850.00	15,084,521.74	53.3%
November 11, 2029	27,834,400.00	14,586,942.03	52.4%
May 11, 2030	27,359,950.00	14,089,362.32	51.5%
November 11, 2030	26,885,500.00	13,591,782.61	50.6%
May 11, 2031	26,411,050.00	13,094,202.90	49.6%
November 11, 2031	25,936,600.00	12,596,623.19	48.6%
May 11, 2032	25,462,150.00	12,099,043.48	47.5%
November 11, 2032	24,987,700.00	11,601,463.77	46.4%
May 11, 2033	24,513,250.00	11,103,884.06	45.3%
November 11, 2033	24,038,800.00	10,606,304.35	44.1%
May 11, 2034	23,564,350.00	10,108,724.64	42.9%
November 11, 2034	23,089,900.00	9,611,144.93	41.6%
May 11, 2035	22,615,450.00	9,113,565.22	40.3%
November 11, 2035	22,141,000.00	8,615,985.51	38.9%
May 11, 2036	21,666,550.00	8,118,405.80	37.5%
November 11, 2036	21,192,100.00	7,620,826.09	36.0%
May 11, 2037	20,717,650.00	7,123,246.38	34.4%
November 11, 2037	20,243,200.00	6,625,666.67	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N339HG
Date		Outstanding Balance	LTV
At Issuance	$31,630,000.00	$18,070,000.00
May 11, 2026	31,155,550.00	18,070,000.00	58.0%
November 11, 2026	30,681,100.00	17,572,420.29	57.3%
May 11, 2027	30,206,650.00	17,074,840.58	56.5%
November 11, 2027	29,732,200.00	16,577,260.87	55.8%
May 11, 2028	29,257,750.00	16,079,681.16	55.0%
November 11, 2028	28,783,300.00	15,582,101.45	54.1%
May 11, 2029	28,308,850.00	15,084,521.74	53.3%
November 11, 2029	27,834,400.00	14,586,942.03	52.4%
May 11, 2030	27,359,950.00	14,089,362.32	51.5%
November 11, 2030	26,885,500.00	13,591,782.61	50.6%
May 11, 2031	26,411,050.00	13,094,202.90	49.6%
November 11, 2031	25,936,600.00	12,596,623.19	48.6%
May 11, 2032	25,462,150.00	12,099,043.48	47.5%
November 11, 2032	24,987,700.00	11,601,463.77	46.4%
May 11, 2033	24,513,250.00	11,103,884.06	45.3%
November 11, 2033	24,038,800.00	10,606,304.35	44.1%
May 11, 2034	23,564,350.00	10,108,724.64	42.9%
November 11, 2034	23,089,900.00	9,611,144.93	41.6%
May 11, 2035	22,615,450.00	9,113,565.22	40.3%
November 11, 2035	22,141,000.00	8,615,985.51	38.9%
May 11, 2036	21,666,550.00	8,118,405.80	37.5%
November 11, 2036	21,192,100.00	7,620,826.09	36.0%
May 11, 2037	20,717,650.00	7,123,246.38	34.4%
November 11, 2037	20,243,200.00	6,625,666.67	32.7%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N340TC
Date		Outstanding Balance	LTV
At Issuance	$31,690,000.00	$18,380,000.00
May 11, 2026	31,690,000.00	18,380,000.00	58.0%
November 11, 2026	31,214,650.00	17,873,884.06	57.3%
May 11, 2027	30,739,300.00	17,367,768.12	56.5%
November 11, 2027	30,263,950.00	16,861,652.18	55.7%
May 11, 2028	29,788,600.00	16,355,536.24	54.9%
November 11, 2028	29,313,250.00	15,849,420.30	54.1%
May 11, 2029	28,837,900.00	15,343,304.36	53.2%
November 11, 2029	28,362,550.00	14,837,188.42	52.3%
May 11, 2030	27,887,200.00	14,331,072.48	51.4%
November 11, 2030	27,411,850.00	13,824,956.54	50.4%
May 11, 2031	26,936,500.00	13,318,840.60	49.4%
November 11, 2031	26,461,150.00	12,812,724.66	48.4%
May 11, 2032	25,985,800.00	12,306,608.72	47.4%
November 11, 2032	25,510,450.00	11,800,492.78	46.3%
May 11, 2033	25,035,100.00	11,294,376.84	45.1%
November 11, 2033	24,559,750.00	10,788,260.90	43.9%
May 11, 2034	24,084,400.00	10,282,144.96	42.7%
November 11, 2034	23,609,050.00	9,776,029.02	41.4%

	Assumed Aircraft Value	Series A N340TC
Date		Outstanding Balance	LTV
May 11, 2035	23,133,700.00	9,269,913.08	40.1%
November 11, 2035	22,658,350.00	8,763,797.14	38.7%
May 11, 2036	22,183,000.00	8,257,681.20	37.2%
November 11, 2036	21,707,650.00	7,751,565.26	35.7%
May 11, 2037	21,232,300.00	7,245,449.32	34.1%
November 11, 2037	20,756,950.00	6,739,333.38	32.5%
May 11, 2038	—	—	0.0%

	Assumed Aircraft Value	Series A N341MB
Date		Outstanding Balance	LTV
At Issuance	$31,710,000.00	$18,392,000.00
May 11, 2026	31,710,000.00	18,392,000.00	58.0%
November 11, 2026	31,234,350.00	17,885,553.62	57.3%
May 11, 2027	30,758,700.00	17,379,107.24	56.5%
November 11, 2027	30,283,050.00	16,872,660.86	55.7%
May 11, 2028	29,807,400.00	16,366,214.48	54.9%
November 11, 2028	29,331,750.00	15,859,768.10	54.1%
May 11, 2029	28,856,100.00	15,353,321.72	53.2%
November 11, 2029	28,380,450.00	14,846,875.34	52.3%
May 11, 2030	27,904,800.00	14,340,428.96	51.4%
November 11, 2030	27,429,150.00	13,833,982.58	50.4%
May 11, 2031	26,953,500.00	13,327,536.20	49.4%
November 11, 2031	26,477,850.00	12,821,089.82	48.4%
May 11, 2032	26,002,200.00	12,314,643.44	47.4%
November 11, 2032	25,526,550.00	11,808,197.06	46.3%
May 11, 2033	25,050,900.00	11,301,750.68	45.1%
November 11, 2033	24,575,250.00	10,795,304.30	43.9%
May 11, 2034	24,099,600.00	10,288,857.92	42.7%
November 11, 2034	23,623,950.00	9,782,411.54	41.4%
May 11, 2035	23,148,300.00	9,275,965.16	40.1%
November 11, 2035	22,672,650.00	8,769,518.78	38.7%
May 11, 2036	22,197,000.00	8,263,072.40	37.2%
November 11, 2036	21,721,350.00	7,756,626.02	35.7%
May 11, 2037	21,245,700.00	7,250,179.64	34.1%
November 11, 2037	20,770,050.00	6,743,733.26	32.5%
May 11, 2038	—	—	0.0%

APPENDIX V—EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

The following tables set forth the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft.

A. Airbus A321 XLR

	Series A N303NY
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$42,364,000.00
May 11, 2026	—	42,364,000.00
November 11, 2026	1,166,544.93	41,197,455.07
May 11, 2027	1,166,544.93	40,030,910.14
November 11, 2027	1,166,544.93	38,864,365.21
May 11, 2028	1,166,544.93	37,697,820.28
November 11, 2028	1,166,544.93	36,531,275.35
May 11, 2029	1,166,544.93	35,364,730.42
November 11, 2029	1,166,544.93	34,198,185.49
May 11, 2030	1,166,544.93	33,031,640.56
November 11, 2030	1,166,544.93	31,865,095.63
May 11, 2031	1,166,544.93	30,698,550.70
November 11, 2031	1,166,544.93	29,532,005.77
May 11, 2032	1,166,544.93	28,365,460.84
November 11, 2032	1,166,544.93	27,198,915.91
May 11, 2033	1,166,544.93	26,032,370.98
November 11, 2033	1,166,544.93	24,865,826.05
May 11, 2034	1,166,544.93	23,699,281.12
November 11, 2034	1,166,544.93	22,532,736.19
May 11, 2035	1,166,544.93	21,366,191.26
November 11, 2035	1,166,544.93	20,199,646.33
May 11, 2036	1,166,544.93	19,033,101.40
November 11, 2036	1,166,544.93	17,866,556.47
May 11, 2037	1,166,544.93	16,700,011.54
November 11, 2037	1,166,544.93	15,533,466.61
May 11, 2038	15,533,466.61	—

	Series A N305NY
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$42,505,000.00
May 11, 2026	—	42,505,000.00
November 11, 2026	1,170,427.54	41,334,572.46
May 11, 2027	1,170,427.54	40,164,144.92
November 11, 2027	1,170,427.54	38,993,717.38
May 11, 2028	1,170,427.54	37,823,289.84
November 11, 2028	1,170,427.54	36,652,862.30
May 11, 2029	1,170,427.54	35,482,434.76
November 11, 2029	1,170,427.54	34,312,007.22
May 11, 2030	1,170,427.54	33,141,579.68

	Series A N305NY
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
November 11, 2030	1,170,427.54	31,971,152.14
May 11, 2031	1,170,427.54	30,800,724.60
November 11, 2031	1,170,427.54	29,630,297.06
May 11, 2032	1,170,427.54	28,459,869.52
November 11, 2032	1,170,427.54	27,289,441.98
May 11, 2033	1,170,427.54	26,119,014.44
November 11, 2033	1,170,427.54	24,948,586.90
May 11, 2034	1,170,427.54	23,778,159.36
November 11, 2034	1,170,427.54	22,607,731.82
May 11, 2035	1,170,427.54	21,437,304.28
November 11, 2035	1,170,427.54	20,266,876.74
May 11, 2036	1,170,427.54	19,096,449.20
November 11, 2036	1,170,427.54	17,926,021.66
May 11, 2037	1,170,427.54	16,755,594.12
November 11, 2037	1,170,427.54	15,585,166.58
May 11, 2038	15,585,166.58	—

B. Boeing 737 MAX 8

	Series A N313UR
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$31,987,000.00
May 11, 2026	—	31,987,000.00
November 11, 2026	880,801.45	31,106,198.55
May 11, 2027	880,801.45	30,225,397.10
November 11, 2027	880,801.45	29,344,595.65
May 11, 2028	880,801.45	28,463,794.20
November 11, 2028	880,801.45	27,582,992.75
May 11, 2029	880,801.45	26,702,191.30
November 11, 2029	880,801.45	25,821,389.85
May 11, 2030	880,801.45	24,940,588.40
November 11, 2030	880,801.45	24,059,786.95
May 11, 2031	880,801.45	23,178,985.50
November 11, 2031	880,801.45	22,298,184.05
May 11, 2032	880,801.45	21,417,382.60
November 11, 2032	880,801.45	20,536,581.15
May 11, 2033	880,801.45	19,655,779.70
November 11, 2033	880,801.45	18,774,978.25
May 11, 2034	880,801.45	17,894,176.80
November 11, 2034	880,801.45	17,013,375.35
May 11, 2035	880,801.45	16,132,573.90
November 11, 2035	880,801.45	15,251,772.45
May 11, 2036	880,801.45	14,370,971.00
November 11, 2036	880,801.45	13,490,169.55
May 11, 2037	880,801.45	12,609,368.10
November 11, 2037	880,801.45	11,728,566.65
May 11, 2038	11,728,566.65	—

	Series A N312UP
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$31,987,000.00
May 11, 2026	—	31,987,000.00
November 11, 2026	880,801.45	31,106,198.55
May 11, 2027	880,801.45	30,225,397.10
November 11, 2027	880,801.45	29,344,595.65
May 11, 2028	880,801.45	28,463,794.20
November 11, 2028	880,801.45	27,582,992.75
May 11, 2029	880,801.45	26,702,191.30
November 11, 2029	880,801.45	25,821,389.85
May 11, 2030	880,801.45	24,940,588.40
November 11, 2030	880,801.45	24,059,786.95
May 11, 2031	880,801.45	23,178,985.50
November 11, 2031	880,801.45	22,298,184.05
May 11, 2032	880,801.45	21,417,382.60
November 11, 2032	880,801.45	20,536,581.15
May 11, 2033	880,801.45	19,655,779.70

	Series A N312UP
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
November 11, 2033	880,801.45	18,774,978.25
May 11, 2034	880,801.45	17,894,176.80
November 11, 2034	880,801.45	17,013,375.35
May 11, 2035	880,801.45	16,132,573.90
November 11, 2035	880,801.45	15,251,772.45
May 11, 2036	880,801.45	14,370,971.00
November 11, 2036	880,801.45	13,490,169.55
May 11, 2037	880,801.45	12,609,368.10
November 11, 2037	880,801.45	11,728,566.65
May 11, 2038	11,728,566.65	—

	Series A N302US
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$32,033,000.00
May 11, 2026	—	32,033,000.00
November 11, 2026	882,068.12	31,150,931.88
May 11, 2027	882,068.12	30,268,863.76
November 11, 2027	882,068.12	29,386,795.64
May 11, 2028	882,068.12	28,504,727.52
November 11, 2028	882,068.12	27,622,659.40
May 11, 2029	882,068.12	26,740,591.28
November 11, 2029	882,068.12	25,858,523.16
May 11, 2030	882,068.12	24,976,455.04
November 11, 2030	882,068.12	24,094,386.92
May 11, 2031	882,068.12	23,212,318.80
November 11, 2031	882,068.12	22,330,250.68
May 11, 2032	882,068.12	21,448,182.56
November 11, 2032	882,068.12	20,566,114.44
May 11, 2033	882,068.12	19,684,046.32
November 11, 2033	882,068.12	18,801,978.20
May 11, 2034	882,068.12	17,919,910.08
November 11, 2034	882,068.12	17,037,841.96
May 11, 2035	882,068.12	16,155,773.84
November 11, 2035	882,068.12	15,273,705.72
May 11, 2036	882,068.12	14,391,637.60
November 11, 2036	882,068.12	13,509,569.48
May 11, 2037	882,068.12	12,627,501.36
November 11, 2037	882,068.12	11,745,433.24
May 11, 2038	11,745,433.24	—

	Series A N314UT
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$32,033,000.00
May 11, 2026	—	32,033,000.00
November 11, 2026	882,068.12	31,150,931.88
May 11, 2027	882,068.12	30,268,863.76

	Series A N314UT
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
November 11, 2027	882,068.12	29,386,795.64
May 11, 2028	882,068.12	28,504,727.52
November 11, 2028	882,068.12	27,622,659.40
May 11, 2029	882,068.12	26,740,591.28
November 11, 2029	882,068.12	25,858,523.16
May 11, 2030	882,068.12	24,976,455.04
November 11, 2030	882,068.12	24,094,386.92
May 11, 2031	882,068.12	23,212,318.80
November 11, 2031	882,068.12	22,330,250.68
May 11, 2032	882,068.12	21,448,182.56
November 11, 2032	882,068.12	20,566,114.44
May 11, 2033	882,068.12	19,684,046.32
November 11, 2033	882,068.12	18,801,978.20
May 11, 2034	882,068.12	17,919,910.08
November 11, 2034	882,068.12	17,037,841.96
May 11, 2035	882,068.12	16,155,773.84
November 11, 2035	882,068.12	15,273,705.72
May 11, 2036	882,068.12	14,391,637.60
November 11, 2036	882,068.12	13,509,569.48
May 11, 2037	882,068.12	12,627,501.36
November 11, 2037	882,068.12	11,745,433.24
May 11, 2038	11,745,433.24	—

	Series A N315UU
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$32,033,000.00
May 11, 2026	—	32,033,000.00
November 11, 2026	882,068.12	31,150,931.88
May 11, 2027	882,068.12	30,268,863.76
November 11, 2027	882,068.12	29,386,795.64
May 11, 2028	882,068.12	28,504,727.52
November 11, 2028	882,068.12	27,622,659.40
May 11, 2029	882,068.12	26,740,591.28
November 11, 2029	882,068.12	25,858,523.16
May 11, 2030	882,068.12	24,976,455.04
November 11, 2030	882,068.12	24,094,386.92
May 11, 2031	882,068.12	23,212,318.80
November 11, 2031	882,068.12	22,330,250.68
May 11, 2032	882,068.12	21,448,182.56
November 11, 2032	882,068.12	20,566,114.44
May 11, 2033	882,068.12	19,684,046.32
November 11, 2033	882,068.12	18,801,978.20
May 11, 2034	882,068.12	17,919,910.08
November 11, 2034	882,068.12	17,037,841.96
May 11, 2035	882,068.12	16,155,773.84
November 11, 2035	882,068.12	15,273,705.72
May 11, 2036	882,068.12	14,391,637.60

	Series A N315UU
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
November 11, 2036	882,068.12	13,509,569.48
May 11, 2037	882,068.12	12,627,501.36
November 11, 2037	882,068.12	11,745,433.24
May 11, 2038	11,745,433.24	—

	Series A N316UV
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$32,107,000.00
May 11, 2026	—	32,107,000.00
November 11, 2026	884,105.80	31,222,894.20
May 11, 2027	884,105.80	30,338,788.40
November 11, 2027	884,105.80	29,454,682.60
May 11, 2028	884,105.80	28,570,576.80
November 11, 2028	884,105.80	27,686,471.00
May 11, 2029	884,105.80	26,802,365.20
November 11, 2029	884,105.80	25,918,259.40
May 11, 2030	884,105.80	25,034,153.60
November 11, 2030	884,105.80	24,150,047.80
May 11, 2031	884,105.80	23,265,942.00
November 11, 2031	884,105.80	22,381,836.20
May 11, 2032	884,105.80	21,497,730.40
November 11, 2032	884,105.80	20,613,624.60
May 11, 2033	884,105.80	19,729,518.80
November 11, 2033	884,105.80	18,845,413.00
May 11, 2034	884,105.80	17,961,307.20
November 11, 2034	884,105.80	17,077,201.40
May 11, 2035	884,105.80	16,193,095.60
November 11, 2035	884,105.80	15,308,989.80
May 11, 2036	884,105.80	14,424,884.00
November 11, 2036	884,105.80	13,540,778.20
May 11, 2037	884,105.80	12,656,672.40
November 11, 2037	884,105.80	11,772,566.60
May 11, 2038	11,772,566.60	—

	Series A N317UW
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$32,107,000.00
May 11, 2026	—	32,107,000.00
November 11, 2026	884,105.80	31,222,894.20
May 11, 2027	884,105.80	30,338,788.40
November 11, 2027	884,105.80	29,454,682.60
May 11, 2028	884,105.80	28,570,576.80
November 11, 2028	884,105.80	27,686,471.00
May 11, 2029	884,105.80	26,802,365.20
November 11, 2029	884,105.80	25,918,259.40
May 11, 2030	884,105.80	25,034,153.60

	Series A N317UW
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
November 11, 2030	884,105.80	24,150,047.80
May 11, 2031	884,105.80	23,265,942.00
November 11, 2031	884,105.80	22,381,836.20
May 11, 2032	884,105.80	21,497,730.40
November 11, 2032	884,105.80	20,613,624.60
May 11, 2033	884,105.80	19,729,518.80
November 11, 2033	884,105.80	18,845,413.00
May 11, 2034	884,105.80	17,961,307.20
November 11, 2034	884,105.80	17,077,201.40
May 11, 2035	884,105.80	16,193,095.60
November 11, 2035	884,105.80	15,308,989.80
May 11, 2036	884,105.80	14,424,884.00
November 11, 2036	884,105.80	13,540,778.20
May 11, 2037	884,105.80	12,656,672.40
November 11, 2037	884,105.80	11,772,566.60
May 11, 2038	11,772,566.60	—

	Series A N318UX
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$32,107,000.00
May 11, 2026	—	32,107,000.00
November 11, 2026	884,105.80	31,222,894.20
May 11, 2027	884,105.80	30,338,788.40
November 11, 2027	884,105.80	29,454,682.60
May 11, 2028	884,105.80	28,570,576.80
November 11, 2028	884,105.80	27,686,471.00
May 11, 2029	884,105.80	26,802,365.20
November 11, 2029	884,105.80	25,918,259.40
May 11, 2030	884,105.80	25,034,153.60
November 11, 2030	884,105.80	24,150,047.80
May 11, 2031	884,105.80	23,265,942.00
November 11, 2031	884,105.80	22,381,836.20
May 11, 2032	884,105.80	21,497,730.40
November 11, 2032	884,105.80	20,613,624.60
May 11, 2033	884,105.80	19,729,518.80
November 11, 2033	884,105.80	18,845,413.00
May 11, 2034	884,105.80	17,961,307.20
November 11, 2034	884,105.80	17,077,201.40
May 11, 2035	884,105.80	16,193,095.60
November 11, 2035	884,105.80	15,308,989.80
May 11, 2036	884,105.80	14,424,884.00
November 11, 2036	884,105.80	13,540,778.20
May 11, 2037	884,105.80	12,656,672.40
November 11, 2037	884,105.80	11,772,566.60
May 11, 2038	11,772,566.60	—

	Series A N319UY
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$32,107,000.00
May 11, 2026	—	32,107,000.00
November 11, 2026	884,105.80	31,222,894.20
May 11, 2027	884,105.80	30,338,788.40
November 11, 2027	884,105.80	29,454,682.60
May 11, 2028	884,105.80	28,570,576.80
November 11, 2028	884,105.80	27,686,471.00
May 11, 2029	884,105.80	26,802,365.20
November 11, 2029	884,105.80	25,918,259.40
May 11, 2030	884,105.80	25,034,153.60
November 11, 2030	884,105.80	24,150,047.80
May 11, 2031	884,105.80	23,265,942.00
November 11, 2031	884,105.80	22,381,836.20
May 11, 2032	884,105.80	21,497,730.40
November 11, 2032	884,105.80	20,613,624.60
May 11, 2033	884,105.80	19,729,518.80
November 11, 2033	884,105.80	18,845,413.00
May 11, 2034	884,105.80	17,961,307.20
November 11, 2034	884,105.80	17,077,201.40
May 11, 2035	884,105.80	16,193,095.60
November 11, 2035	884,105.80	15,308,989.80
May 11, 2036	884,105.80	14,424,884.00
November 11, 2036	884,105.80	13,540,778.20
May 11, 2037	884,105.80	12,656,672.40
November 11, 2037	884,105.80	11,772,566.60
May 11, 2038	11,772,566.60	—

	Series A N313VA
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$32,187,000.00
May 11, 2026	—	32,187,000.00
November 11, 2026	886,308.70	31,300,691.30
May 11, 2027	886,308.70	30,414,382.60
November 11, 2027	886,308.70	29,528,073.90
May 11, 2028	886,308.70	28,641,765.20
November 11, 2028	886,308.70	27,755,456.50
May 11, 2029	886,308.70	26,869,147.80
November 11, 2029	886,308.70	25,982,839.10
May 11, 2030	886,308.70	25,096,530.40
November 11, 2030	886,308.70	24,210,221.70
May 11, 2031	886,308.70	23,323,913.00
November 11, 2031	886,308.70	22,437,604.30
May 11, 2032	886,308.70	21,551,295.60
November 11, 2032	886,308.70	20,664,986.90
May 11, 2033	886,308.70	19,778,678.20
November 11, 2033	886,308.70	18,892,369.50
May 11, 2034	886,308.70	18,006,060.80
November 11, 2034	886,308.70	17,119,752.10
May 11, 2035	886,308.70	16,233,443.40

	Series A N313VA
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
November 11, 2035	886,308.70	15,347,134.70
May 11, 2036	886,308.70	14,460,826.00
November 11, 2036	886,308.70	13,574,517.30
May 11, 2037	886,308.70	12,688,208.60
November 11, 2037	886,308.70	11,801,899.90
May 11, 2038	11,801,899.90	—

	Series A N314VB
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$32,187,000.00
May 11, 2026	—	32,187,000.00
November 11, 2026	886,308.70	31,300,691.30
May 11, 2027	886,308.70	30,414,382.60
November 11, 2027	886,308.70	29,528,073.90
May 11, 2028	886,308.70	28,641,765.20
November 11, 2028	886,308.70	27,755,456.50
May 11, 2029	886,308.70	26,869,147.80
November 11, 2029	886,308.70	25,982,839.10
May 11, 2030	886,308.70	25,096,530.40
November 11, 2030	886,308.70	24,210,221.70
May 11, 2031	886,308.70	23,323,913.00
November 11, 2031	886,308.70	22,437,604.30
May 11, 2032	886,308.70	21,551,295.60
November 11, 2032	886,308.70	20,664,986.90
May 11, 2033	886,308.70	19,778,678.20
November 11, 2033	886,308.70	18,892,369.50
May 11, 2034	886,308.70	18,006,060.80
November 11, 2034	886,308.70	17,119,752.10
May 11, 2035	886,308.70	16,233,443.40
November 11, 2035	886,308.70	15,347,134.70
May 11, 2036	886,308.70	14,460,826.00
November 11, 2036	886,308.70	13,574,517.30
May 11, 2037	886,308.70	12,688,208.60
November 11, 2037	886,308.70	11,801,899.90
May 11, 2038	11,801,899.90	—

	Series A N315VC
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$32,187,000.00
May 11, 2026	—	32,187,000.00
November 11, 2026	886,308.70	31,300,691.30
May 11, 2027	886,308.70	30,414,382.60
November 11, 2027	886,308.70	29,528,073.90
May 11, 2028	886,308.70	28,641,765.20
November 11, 2028	886,308.70	27,755,456.50
May 11, 2029	886,308.70	26,869,147.80

	Series A N315VC
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
November 11, 2029	886,308.70	25,982,839.10
May 11, 2030	886,308.70	25,096,530.40
November 11, 2030	886,308.70	24,210,221.70
May 11, 2031	886,308.70	23,323,913.00
November 11, 2031	886,308.70	22,437,604.30
May 11, 2032	886,308.70	21,551,295.60
November 11, 2032	886,308.70	20,664,986.90
May 11, 2033	886,308.70	19,778,678.20
November 11, 2033	886,308.70	18,892,369.50
May 11, 2034	886,308.70	18,006,060.80
November 11, 2034	886,308.70	17,119,752.10
May 11, 2035	886,308.70	16,233,443.40
November 11, 2035	886,308.70	15,347,134.70
May 11, 2036	886,308.70	14,460,826.00
November 11, 2036	886,308.70	13,574,517.30
May 11, 2037	886,308.70	12,688,208.60
November 11, 2037	886,308.70	11,801,899.90
May 11, 2038	11,801,899.90	—

C. Boeing 787-9

	Series A N850AN
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$89,405,000.00
May 11, 2026	—	89,405,000.00
November 11, 2026	2,461,876.81	86,943,123.19
May 11, 2027	2,461,876.81	84,481,246.38
November 11, 2027	2,461,876.81	82,019,369.57
May 11, 2028	2,461,876.81	79,557,492.76
November 11, 2028	2,461,876.81	77,095,615.95
May 11, 2029	2,461,876.81	74,633,739.14
November 11, 2029	2,461,876.81	72,171,862.33
May 11, 2030	2,461,876.81	69,709,985.52
November 11, 2030	2,461,876.81	67,248,108.71
May 11, 2031	2,461,876.81	64,786,231.90
November 11, 2031	2,461,876.81	62,324,355.09
May 11, 2032	2,461,876.81	59,862,478.28
November 11, 2032	2,461,876.81	57,400,601.47
May 11, 2033	2,461,876.81	54,938,724.66
November 11, 2033	2,461,876.81	52,476,847.85
May 11, 2034	2,461,876.81	50,014,971.04
November 11, 2034	2,461,876.81	47,553,094.23
May 11, 2035	2,461,876.81	45,091,217.42
November 11, 2035	2,461,876.81	42,629,340.61
May 11, 2036	2,461,876.81	40,167,463.80
November 11, 2036	2,461,876.81	37,705,586.99
May 11, 2037	2,461,876.81	35,243,710.18
November 11, 2037	2,461,876.81	32,781,833.37
May 11, 2038	32,781,833.37	—

	Series A N851MK
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$89,503,000.00
May 11, 2026	—	89,503,000.00
November 11, 2026	2,464,575.36	87,038,424.64
May 11, 2027	2,464,575.36	84,573,849.28
November 11, 2027	2,464,575.36	82,109,273.92
May 11, 2028	2,464,575.36	79,644,698.56
November 11, 2028	2,464,575.36	77,180,123.20
May 11, 2029	2,464,575.36	74,715,547.84
November 11, 2029	2,464,575.36	72,250,972.48
May 11, 2030	2,464,575.36	69,786,397.12
November 11, 2030	2,464,575.36	67,321,821.76
May 11, 2031	2,464,575.36	64,857,246.40
November 11, 2031	2,464,575.36	62,392,671.04
May 11, 2032	2,464,575.36	59,928,095.68
November 11, 2032	2,464,575.36	57,463,520.32
May 11, 2033	2,464,575.36	54,998,944.96

	Series A N851MK
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
November 11, 2033	2,464,575.36	52,534,369.60
May 11, 2034	2,464,575.36	50,069,794.24
November 11, 2034	2,464,575.36	47,605,218.88
May 11, 2035	2,464,575.36	45,140,643.52
November 11, 2035	2,464,575.36	42,676,068.16
May 11, 2036	2,464,575.36	40,211,492.80
November 11, 2036	2,464,575.36	37,746,917.44
May 11, 2037	2,464,575.36	35,282,342.08
November 11, 2037	2,464,575.36	32,817,766.72
May 11, 2038	32,817,766.72	—

	Series A N852ML
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$89,633,000.00
May 11, 2026	—	89,633,000.00
November 11, 2026	2,468,155.07	87,164,844.93
May 11, 2027	2,468,155.07	84,696,689.86
November 11, 2027	2,468,155.07	82,228,534.79
May 11, 2028	2,468,155.07	79,760,379.72
November 11, 2028	2,468,155.07	77,292,224.65
May 11, 2029	2,468,155.07	74,824,069.58
November 11, 2029	2,468,155.07	72,355,914.51
May 11, 2030	2,468,155.07	69,887,759.44
November 11, 2030	2,468,155.07	67,419,604.37
May 11, 2031	2,468,155.07	64,951,449.30
November 11, 2031	2,468,155.07	62,483,294.23
May 11, 2032	2,468,155.07	60,015,139.16
November 11, 2032	2,468,155.07	57,546,984.09
May 11, 2033	2,468,155.07	55,078,829.02
November 11, 2033	2,468,155.07	52,610,673.95
May 11, 2034	2,468,155.07	50,142,518.88
November 11, 2034	2,468,155.07	47,674,363.81
May 11, 2035	2,468,155.07	45,206,208.74
November 11, 2035	2,468,155.07	42,738,053.67
May 11, 2036	2,468,155.07	40,269,898.60
November 11, 2036	2,468,155.07	37,801,743.53
May 11, 2037	2,468,155.07	35,333,588.46
November 11, 2037	2,468,155.07	32,865,433.39
May 11, 2038	32,865,433.39	—

D. Embraer E175

	Series A N336TS
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$18,042,000.00
May 11, 2026	—	18,042,000.00
November 11, 2026	496,808.70	17,545,191.30
May 11, 2027	496,808.70	17,048,382.60
November 11, 2027	496,808.70	16,551,573.90
May 11, 2028	496,808.70	16,054,765.20
November 11, 2028	496,808.70	15,557,956.50
May 11, 2029	496,808.70	15,061,147.80
November 11, 2029	496,808.70	14,564,339.10
May 11, 2030	496,808.70	14,067,530.40
November 11, 2030	496,808.70	13,570,721.70
May 11, 2031	496,808.70	13,073,913.00
November 11, 2031	496,808.70	12,577,104.30
May 11, 2032	496,808.70	12,080,295.60
November 11, 2032	496,808.70	11,583,486.90
May 11, 2033	496,808.70	11,086,678.20
November 11, 2033	496,808.70	10,589,869.50
May 11, 2034	496,808.70	10,093,060.80
November 11, 2034	496,808.70	9,596,252.10
May 11, 2035	496,808.70	9,099,443.40
November 11, 2035	496,808.70	8,602,634.70
May 11, 2036	496,808.70	8,105,826.00
November 11, 2036	496,808.70	7,609,017.30
May 11, 2037	496,808.70	7,112,208.60
November 11, 2037	496,808.70	6,615,399.90
May 11, 2038	6,615,399.90	—

	Series A N337MR
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$18,059,000.00
May 11, 2026	—	18,059,000.00
November 11, 2026	497,276.81	17,561,723.19
May 11, 2027	497,276.81	17,064,446.38
November 11, 2027	497,276.81	16,567,169.57
May 11, 2028	497,276.81	16,069,892.76
November 11, 2028	497,276.81	15,572,615.95
May 11, 2029	497,276.81	15,075,339.14
November 11, 2029	497,276.81	14,578,062.33
May 11, 2030	497,276.81	14,080,785.52
November 11, 2030	497,276.81	13,583,508.71
May 11, 2031	497,276.81	13,086,231.90
November 11, 2031	497,276.81	12,588,955.09
May 11, 2032	497,276.81	12,091,678.28
November 11, 2032	497,276.81	11,594,401.47
May 11, 2033	497,276.81	11,097,124.66

	Series A N337MR
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
November 11, 2033	497,276.81	10,599,847.85
May 11, 2034	497,276.81	10,102,571.04
November 11, 2034	497,276.81	9,605,294.23
May 11, 2035	497,276.81	9,108,017.42
November 11, 2035	497,276.81	8,610,740.61
May 11, 2036	497,276.81	8,113,463.80
November 11, 2036	497,276.81	7,616,186.99
May 11, 2037	497,276.81	7,118,910.18
November 11, 2037	497,276.81	6,621,633.37
May 11, 2038	6,621,633.37	—

	Series A N320BK
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$18,070,000.00
May 11, 2026	—	18,070,000.00
November 11, 2026	497,579.71	17,572,420.29
May 11, 2027	497,579.71	17,074,840.58
November 11, 2027	497,579.71	16,577,260.87
May 11, 2028	497,579.71	16,079,681.16
November 11, 2028	497,579.71	15,582,101.45
May 11, 2029	497,579.71	15,084,521.74
November 11, 2029	497,579.71	14,586,942.03
May 11, 2030	497,579.71	14,089,362.32
November 11, 2030	497,579.71	13,591,782.61
May 11, 2031	497,579.71	13,094,202.90
November 11, 2031	497,579.71	12,596,623.19
May 11, 2032	497,579.71	12,099,043.48
November 11, 2032	497,579.71	11,601,463.77
May 11, 2033	497,579.71	11,103,884.06
November 11, 2033	497,579.71	10,606,304.35
May 11, 2034	497,579.71	10,108,724.64
November 11, 2034	497,579.71	9,611,144.93
May 11, 2035	497,579.71	9,113,565.22
November 11, 2035	497,579.71	8,615,985.51
May 11, 2036	497,579.71	8,118,405.80
November 11, 2036	497,579.71	7,620,826.09
May 11, 2037	497,579.71	7,123,246.38
November 11, 2037	497,579.71	6,625,666.67
May 11, 2038	6,625,666.67	—

	Series A N346BB
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$18,070,000.00
May 11, 2026	—	18,070,000.00
November 11, 2026	497,579.71	17,572,420.29
May 11, 2027	497,579.71	17,074,840.58

	Series A N346BB
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
November 11, 2027	497,579.71	16,577,260.87
May 11, 2028	497,579.71	16,079,681.16
November 11, 2028	497,579.71	15,582,101.45
May 11, 2029	497,579.71	15,084,521.74
November 11, 2029	497,579.71	14,586,942.03
May 11, 2030	497,579.71	14,089,362.32
November 11, 2030	497,579.71	13,591,782.61
May 11, 2031	497,579.71	13,094,202.90
November 11, 2031	497,579.71	12,596,623.19
May 11, 2032	497,579.71	12,099,043.48
November 11, 2032	497,579.71	11,601,463.77
May 11, 2033	497,579.71	11,103,884.06
November 11, 2033	497,579.71	10,606,304.35
May 11, 2034	497,579.71	10,108,724.64
November 11, 2034	497,579.71	9,611,144.93
May 11, 2035	497,579.71	9,113,565.22
November 11, 2035	497,579.71	8,615,985.51
May 11, 2036	497,579.71	8,118,405.80
November 11, 2036	497,579.71	7,620,826.09
May 11, 2037	497,579.71	7,123,246.38
November 11, 2037	497,579.71	6,625,666.67
May 11, 2038	6,625,666.67	—

	Series A N338AS
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$18,070,000.00
May 11, 2026	—	18,070,000.00
November 11, 2026	497,579.71	17,572,420.29
May 11, 2027	497,579.71	17,074,840.58
November 11, 2027	497,579.71	16,577,260.87
May 11, 2028	497,579.71	16,079,681.16
November 11, 2028	497,579.71	15,582,101.45
May 11, 2029	497,579.71	15,084,521.74
November 11, 2029	497,579.71	14,586,942.03
May 11, 2030	497,579.71	14,089,362.32
November 11, 2030	497,579.71	13,591,782.61
May 11, 2031	497,579.71	13,094,202.90
November 11, 2031	497,579.71	12,596,623.19
May 11, 2032	497,579.71	12,099,043.48
November 11, 2032	497,579.71	11,601,463.77
May 11, 2033	497,579.71	11,103,884.06
November 11, 2033	497,579.71	10,606,304.35
May 11, 2034	497,579.71	10,108,724.64
November 11, 2034	497,579.71	9,611,144.93
May 11, 2035	497,579.71	9,113,565.22
November 11, 2035	497,579.71	8,615,985.51
May 11, 2036	497,579.71	8,118,405.80

	Series A N338AS
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
November 11, 2036	497,579.71	7,620,826.09
May 11, 2037	497,579.71	7,123,246.38
November 11, 2037	497,579.71	6,625,666.67
May 11, 2038	6,625,666.67	—

	Series A N339HG
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$18,070,000.00
May 11, 2026	—	18,070,000.00
November 11, 2026	497,579.71	17,572,420.29
May 11, 2027	497,579.71	17,074,840.58
November 11, 2027	497,579.71	16,577,260.87
May 11, 2028	497,579.71	16,079,681.16
November 11, 2028	497,579.71	15,582,101.45
May 11, 2029	497,579.71	15,084,521.74
November 11, 2029	497,579.71	14,586,942.03
May 11, 2030	497,579.71	14,089,362.32
November 11, 2030	497,579.71	13,591,782.61
May 11, 2031	497,579.71	13,094,202.90
November 11, 2031	497,579.71	12,596,623.19
May 11, 2032	497,579.71	12,099,043.48
November 11, 2032	497,579.71	11,601,463.77
May 11, 2033	497,579.71	11,103,884.06
November 11, 2033	497,579.71	10,606,304.35
May 11, 2034	497,579.71	10,108,724.64
November 11, 2034	497,579.71	9,611,144.93
May 11, 2035	497,579.71	9,113,565.22
November 11, 2035	497,579.71	8,615,985.51
May 11, 2036	497,579.71	8,118,405.80
November 11, 2036	497,579.71	7,620,826.09
May 11, 2037	497,579.71	7,123,246.38
November 11, 2037	497,579.71	6,625,666.67
May 11, 2038	6,625,666.67	—

	Series A N340TC
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$18,380,000.00
May 11, 2026	—	18,380,000.00
November 11, 2026	506,115.94	17,873,884.06
May 11, 2027	506,115.94	17,367,768.12
November 11, 2027	506,115.94	16,861,652.18
May 11, 2028	506,115.94	16,355,536.24
November 11, 2028	506,115.94	15,849,420.30
May 11, 2029	506,115.94	15,343,304.36
November 11, 2029	506,115.94	14,837,188.42
May 11, 2030	506,115.94	14,331,072.48

	Series A N340TC
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
November 11, 2030	506,115.94	13,824,956.54
May 11, 2031	506,115.94	13,318,840.60
November 11, 2031	506,115.94	12,812,724.66
May 11, 2032	506,115.94	12,306,608.72
November 11, 2032	506,115.94	11,800,492.78
May 11, 2033	506,115.94	11,294,376.84
November 11, 2033	506,115.94	10,788,260.90
May 11, 2034	506,115.94	10,282,144.96
November 11, 2034	506,115.94	9,776,029.02
May 11, 2035	506,115.94	9,269,913.08
November 11, 2035	506,115.94	8,763,797.14
May 11, 2036	506,115.94	8,257,681.20
November 11, 2036	506,115.94	7,751,565.26
May 11, 2037	506,115.94	7,245,449.32
November 11, 2037	506,115.94	6,739,333.38
May 11, 2038	6,739,333.38	—

	Series A N341MB
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$18,392,000.00
May 11, 2026	—	18,392,000.00
November 11, 2026	506,446.38	17,885,553.62
May 11, 2027	506,446.38	17,379,107.24
November 11, 2027	506,446.38	16,872,660.86
May 11, 2028	506,446.38	16,366,214.48
November 11, 2028	506,446.38	15,859,768.10
May 11, 2029	506,446.38	15,353,321.72
November 11, 2029	506,446.38	14,846,875.34
May 11, 2030	506,446.38	14,340,428.96
November 11, 2030	506,446.38	13,833,982.58
May 11, 2031	506,446.38	13,327,536.20
November 11, 2031	506,446.38	12,821,089.82
May 11, 2032	506,446.38	12,314,643.44
November 11, 2032	506,446.38	11,808,197.06
May 11, 2033	506,446.38	11,301,750.68
November 11, 2033	506,446.38	10,795,304.30
May 11, 2034	506,446.38	10,288,857.92
November 11, 2034	506,446.38	9,782,411.54
May 11, 2035	506,446.38	9,275,965.16
November 11, 2035	506,446.38	8,769,518.78
May 11, 2036	506,446.38	8,263,072.40
November 11, 2036	506,446.38	7,756,626.02
May 11, 2037	506,446.38	7,250,179.64
November 11, 2037	506,446.38	6,743,733.26
May 11, 2038	6,743,733.26	—

PROSPECTUS

AMERICAN AIRLINES, INC.

Pass Through Certificates

Pass through trusts that we form may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

•

one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft or other aircraft-related assets that have been or will be leased to us as part of a leveraged lease transaction or otherwise; or

•	American Airlines, Inc. (“AAI”) to finance or refinance all or a portion of the purchase price of aircraft or other aircraft-related assets owned or to be purchased by us.

The pass through certificates will not represent interests in, or obligations of AAI, or any of our affiliates.

Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft or aircraft-related asset, we or an owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

If stated in the applicable prospectus supplement and to the extent so stated, our payment obligations in respect of any equipment notes or the leases related to any equipment notes will be fully and unconditionally guaranteed by our parent corporation, American Airlines Group Inc.

We may offer and sell the pass through certificates described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The names and any applicable purchase price, fee or commission of or discount arrangement between or among any underwriters, dealers, agents or direct purchasers involved in the sale of any of the pass through certificates will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No pass through certificates may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such pass through certificates.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that American Airlines Group Inc. and American Airlines, Inc. filed jointly with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell pass through certificates from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell pass through certificates, we will provide a prospectus supplement to this prospectus that contains specific information about the pass through certificates being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any pass through certificates, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these pass through certificates in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “AAI,” “we,” “our,” “us” and the “Company” in this prospectus, we mean American Airlines, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “AAG,” we mean American Airlines Group Inc. When we refer to “you,” we mean the potential holders of the applicable series of pass through certificates.

1

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

AAI files reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov.

Our website address is https://www.aa.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. The trust agreements, trust supplements, indentures and other documents, or in any such case, forms thereof, establishing the terms of the offered pass through certificates are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report of AAG and AAI on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 22, 2023; and

•	Current Reports of AAG and AAI on Form 8-K filed with the SEC on February 3, 2023, February 8, 2023, February 9, 2023, February 15, 2023 and February 23, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. For the avoidance of doubt, we are not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee Report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 to Form 8-K.

2

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Investor Relations

1 Skyview Drive

Mail Drop 8B351

Fort Worth, Texas 76155

Tel: (682) 278-9000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

3

THE COMPANY

American Airlines, Inc. (“AAI”), a Delaware corporation, was incorporated in 1934 and is a wholly owned subsidiary of American Airlines Group Inc. (“AAG”). AAI’s primary business activity is the operation of a major network air carrier.

Our principal executive offices are located at 1 Skyview Drive, Fort Worth, Texas 76155. Our telephone number is (682) 278-9000, and our internet address is www.aa.com. Information contained on our and/or AAG’s websites is not and should not be deemed a part of this prospectus or any other report or filing filed with or furnished to the SEC.

4

RISK FACTORS

Investment in any pass through certificates offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such pass through certificates. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered pass through certificates.

5

USE OF PROCEEDS; DESCRIPTION OF PASS THROUGH CERTIFICATES

Except as set forth in any applicable prospectus supplement, the pass through trustee(s) will use proceeds from the sale of pass through certificates to purchase equipment notes secured by aircraft or other aircraft-related assets. The equipment notes are or will be issued by:

•

one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft or other aircraft-related assets that have been or will be leased to us (“leased aircraft notes”), or

•	us to finance or refinance all or a portion of the purchase price of aircraft or other aircraft-related assets owned or to be purchased by us (“owned aircraft notes”).

Any pass through trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by us, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to us.

In addition, to the extent set forth in an applicable prospectus supplement, each pass through trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other equipment or personal property owned or to be owned by, or leased or to be leased to, us. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement.

The pass through certificates will not represent interests in, or obligations of, AAI or any of our affiliates.

For each leased aircraft, the owner trustee will issue the related equipment notes, on a non-recourse basis, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement between the owner trustee and the indenture trustee. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

For each owned aircraft, we will issue the related equipment notes authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between us and the indenture trustee or a separate trust indenture and security agreement between us and the indenture trustee.

A pass through trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the pass through trustees on behalf of one or more pass through trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the pass through trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable

6

prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied, including any depositary or escrow arrangements.

7

CREDIT ENHANCEMENTS

Ranking; Cross-Subordination

A class of equipment notes related to a specific aircraft may be subordinated and junior in right of payment to other class or classes of equipment notes or other debt related to the same or certain related aircraft. In such event, the applicable prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of equipment notes, the ability of each such class of equipment notes to exercise remedies with respect to the relevant aircraft (and, if such aircraft are leased aircraft, the leases) and certain other intercreditor terms and provisions.

The equipment notes issued under an indenture may be held in more than one pass through trust, and a pass through trust may hold equipment notes issued under more than one related indenture and security agreement. Unless otherwise described in a prospectus supplement, however, only equipment notes having the same priority of payment may be held in the same pass through trust. A pass through trust that holds equipment notes that are junior in payment priority to the equipment notes held in another related pass through trust formed as part of the same offering of pass through certificates as a practical matter will be subordinated to such latter pass through trust. In addition, the pass through trustees on behalf of one or more pass through trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a certain pass through trust or trusts before they are made to the certificateholders of one or more other pass through trusts. For example, such an agreement may provide that payments made to a pass through trust on account of a subordinate class of equipment notes issued under one indenture may be fully or partially subordinated to the prior payment of all amounts owing to certificateholders of a pass through trust that holds senior equipment notes issued under that indenture or any related indentures.

The applicable prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of certificateholders under any pass through trust that is permitted to (1) grant waivers of defaults under any related indenture, (2) consent to the amendment or modification of any related indenture or (3) direct the exercise of remedies under any related indenture. Payments made on account of the pass through certificates of a particular series also may be subordinated to the rights of the provider of any credit support agreement described below.

Credit Support Agreements

The applicable prospectus supplement may provide that a “credit support agreement” will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the credit support agreement. The institution or institutions providing any credit support agreement will be identified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the provider of any credit support agreement will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected pass through trusts.

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PLAN OF DISTRIBUTION

We may sell the offered pass through certificates from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

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LEGAL MATTERS

Unless we tell you otherwise in the applicable prospectus supplement, Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the pass through certificates offered hereby on behalf of AAI. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of American Airlines Group Inc. (AAG) and American Airlines, Inc. (AAI) as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessments of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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